Exhibit 99.1

Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of August 18, 2022 (this “Amendment”), among WESTROCK COMPANY, a Delaware corporation (“Holdco”), WRKCO INC., a Delaware corporation (the “Parent Borrower”), the other U.S. Credit Parties party hereto, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), to the Credit Agreement dated as of July 7, 2022 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among Holdco, the Parent Borrower, WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP., a Nova Scotia unlimited company (the “Canadian Borrower”), WRK LUXEMBOURG S.À R.L, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with registered office at 51 Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 159099 (the “Luxembourg Borrower” and, together with the Parent Borrower and the Canadian Borrower, the “Borrowers”), the Subsidiary Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Administrative Agent, Wells Fargo Bank, National Association, as the Multicurrency Agent, and the Lenders and Issuing Lenders referred to therein.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

WHEREAS, the Parent Borrower has requested to obtain a senior unsecured delayed draw term loan credit facility in the aggregate principal amount of $1,000,000,000 pursuant to Section 2.26 of the Credit Agreement (such facility, the “Amendment No. 1 Delayed Draw Term Loan Facility”), the proceeds of which are expected to be used to finance the acquisition (the “Gondi Acquisition”) by Holdco and its Subsidiaries of the remaining interest in Gondi (as defined below) pursuant to that certain Purchase and Sale Agreement dated as of July 26, 2022, by and among Gondi, S. de R.L. de C.V., a Sociedad de responsabilidad limitada de capital variable organized under the General Law of Commercial Companies of Mexico (“Gondi”), Holdco, Super Eagle Acquisition, LLC, a Delaware limited liability company, and the other parties thereto (the “Acquisition Agreement”), together with any fees and expenses incurred in connection therewith (and, to the extent any proceeds are not used for such purpose, for working capital and general corporate purposes of Holdco and its Subsidiaries, including any Acquisitions or other Investments not prohibited under the Credit Agreement);

WHEREAS, the Parent Borrower notified the Administrative Agent in writing on July 27, 2022 of its election to request the establishment of the Amendment No. 1 Delayed Draw Term Loan Facility as required by Section 2.26 of the Credit Agreement;

WHEREAS, each financial institution having an amount set forth opposite its name under the heading “Amendment No. 1 Delayed Draw Term Loan Commitment” on Schedule 2.1(a) hereto (each, an “Amendment No. 1 Delayed Draw Term Loan Lender”) has agreed severally, on the terms and conditions set forth herein and in the Amended Credit Agreement, to provide a portion of the Amendment No. 1 Delayed Draw Term Loan Commitments (as defined below) and to become, if it is not already, a Lender, an Incremental Term Loan Lender and a Term Loan Lender for all purposes under the Credit Agreement;

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the U.S. Credit Parties party hereto, the Lenders party hereto and the Administrative Agent desire to amend the Credit Agreement as set forth herein; and

WHEREAS, Wells Fargo Securities, LLC, Truist Securities, Inc., TD Securities (USA) LLC, ING Bank N.V., Dublin Branch and Sumitomo Mitsui Banking Corporation shall act on an exclusive basis, as joint lead arrangers and joint bookrunners in connection with this Amendment (in such capacities, the “Amendment No. 1 Lead Arrangers”).

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section1.     Amendment No. 1 Delayed Draw Term Loan Commitments. The Parent Borrower has requested, and the Amendment No. 1 Delayed Draw Term Loan Lenders hereby agree to provide, the Amendment No. 1 Delayed Draw Term Loan Facility in an aggregate principal amount equal to $1,000,000,000 (the “Amendment No. 1 Delayed Draw Term Loan Commitments”), on the terms set forth herein and in the Amended Credit Agreement.  As of the Effective Date (as defined below), the Amendment No. 1 Delayed Draw Term Loan Commitments shall constitute Incremental Term Loan Commitments and each of the Amendment No. 1 Delayed Draw Term Loan Lenders shall become a Lender, an Incremental Term Loan Lender and a Term Loan Lender.

Section 2. Amendment.  The Credit Agreement is, effective as of the Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.  In addition, effective as of the Effective Date, (i) Schedule 2.1(a) to the Credit Agreement is hereby amended by adding the table set forth in Schedule 2.1(a) to this Amendment (without, for the avoidance of doubt, replacing or otherwise modifying the existing table in Schedule 2.1(a) to the Credit Agreement) and (ii) the Exhibits to the Credit Agreement are hereby amended by (A) amending and restating Exhibit B to the Credit Agreement in its entirety to read as set forth in Exhibit B to this Amendment and (B) inserting as Exhibit E-4 the Form of Amendment No. 1 Delayed Draw Term Loan Note attached hereto as Exhibit E-4 to this Amendment.

Section 3. [Reserved]

Section 4. Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Effective Date”) on which:

(a) the Administrative Agent (or its counsel) shall have received from the U.S. Credit Parties party hereto, the Lenders constituting the Required Revolving Lenders and each Amendment No. 1 Delayed Draw Term Loan Lender listed on Schedule 2.1(a) hereto, a counterpart of this Amendment signed on behalf of each such party;

(b) the Administrative Agent (or its counsel) shall have received the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of the Parent Borrower and each U.S. Guarantor as of the Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent: (i) copies of the articles of incorporation or charter documents of each of the Parent Borrower and each U.S. Guarantor, certified by the secretary or assistant secretary of the Parent Borrower or such U.S. Guarantor, as applicable, as of the Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent, and that the articles or charter documents are in full force and effect; (ii) copies of resolutions of the board of directors of each of the Parent Borrower and each U.S. Guarantor approving and adopting this Amendment (including the establishment of the Amendment No. 1 Delayed Draw Term Loan Commitments and the borrowing of the Amendment No. 1 Delayed Draw Term Loans) and authorizing execution and delivery hereof; (iii) copies of the bylaws, operating agreement, partnership agreement or equivalent of each of the Parent Borrower and each U.S. Guarantor, and that such bylaws, operating agreements or partnership agreements are in full force and effect; and (iv) copies of a certificate of good standing of each of the Parent Borrower and each U.S. Guarantor in its jurisdiction of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable jurisdiction of organization;

(c) (i) the representations and warranties set forth in Sections 3.1(i), 3.2, 3.3, 3.4, 3.6, 3.7 and 3.13 of the Credit Agreement with respect to the Parent Borrower and its Subsidiaries (on a pro forma basis after giving effect to the Gondi Acquisition) shall be true and correct in all material respects on and as of the Effective Date and (ii) the Fundamental Representations (as defined in the Acquisition Agreement) set forth in Article IV of the Acquisition Agreement shall be true and correct in all material respects on and as of the Effective Date (but only to the extent that Holdco or any of its Affiliates has the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Gondi Acquisition as a result of a breach of such representations and warranties), and the Administrative Agent shall have received a certificate of a Responsible Officer to the effect set forth in subclauses (i) and (ii) of this clause (c);

(d) no Event of Default under Section 7.1(a) or (g) of the Credit Agreement shall exist on the Effective Date after giving effect to the establishment of the Amendment No. 1 Delayed Draw Term Loan Commitments and the Administrative Agent shall have received a certificate of a Responsible Officer to such effect;

(e) the Administrative Agent shall have received (i) a legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Parent Borrower and (ii) a legal opinion of the associate general counsel of HoldCo, in each case, in form and substance reasonably acceptable to the Administrative Agent;

(f) the Administrative Agent and the Amendment No. 1 Delayed Draw Term Loan Lenders shall have received from the Parent Borrower a Pro Forma Compliance Certificate demonstrating that the Parent Borrower will be in compliance on a pro forma basis with the financial covenant set forth in Section 6.1 of the Credit Agreement, recomputed as of the last day of the Fiscal Quarter most recently ended prior to the date of the Acquisition Agreement, giving pro forma effect to (i) the establishment of the Amendment No. 1 Delayed Draw Term Loan Commitments, (ii) the making of any Loans pursuant thereto and (iii) the Gondi Acquisition;

(g) the Parent Borrower shall have paid (i) all fees and expenses required to be paid on the Effective Date pursuant to the Commitment Letter, dated as of July 27, 2022 (the “Commitment Letter”), among the Parent Borrower, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Truist Bank, Truist Securities, Inc., TD Securities (USA) LLC and TD Bank, N.A., pursuant to the Fee Letters (as defined in the Commitment Letter) and pursuant to any other fee letters between any Amendment No. 1 Lead Arranger and the Parent Borrower entered into in connection with this Amendment and (ii) all expenses due and payable pursuant to Section 5 hereof;

(h) the Parent Borrower shall have confirmed in writing to the Administrative Agent that the information included in the Beneficial Ownership Certification in relation to the Parent Borrower most recently provided to the Administrative Agent and the Lenders on or prior to the Effective Date is true and correct in all respects; and

(i) to the extent reasonably requested on a timely basis at least seven (7) days prior to the Effective Date, the Lenders shall have received, at least three (3) days prior to the Effective Date, all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 5. Expenses.  The Parent Borrower agrees to reimburse the Administrative Agent for the reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent, to the extent required by Section 9.5 of the Credit Agreement.

Section 6. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.  The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment.  On and after the Effective Date, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein.  This Amendment constitutes a Credit Document and a Lender Joinder Agreement.

Section 10. Acknowledgement and Consent. (a) Each U.S. Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.  Each U.S. Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Credit Party Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

(b) Each U.S. Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c) Each U.S. Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such U.S. Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such U.S. Guarantor to any future amendments to the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PARENT BORROWER:	WRKCO INC.

	By:	/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

U.S. GUARANTORS:	WESTROCK RKT, LLC

	By:	/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC

	By:	/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

WESTROCK COMPANY

	By:	/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

[Signature Page to WestRock Amendment No. 1]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

[Signature Page to WestRock Amendment No. 1]

LENDERS:	TD Bank, N.A.,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Steve Levi
Name: Steve Levi
Title: Managing Director

TRUIST BANK,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Jason Hembree
Name: Jason Hembree
Title: Vice President

ING Bank N.V., Dublin Branch,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

	By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Jun Ashley
Name: Jun Ashley
Title: Director

BANK OF CHINA, NEW YORK BRANCH,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

	By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[Signature Page to WestRock Amendment No. 1]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Michael LaHaie
Name: Michael LaHaie
Title: Managing Director

By:	/s/ Elizabeth Hart
Name: Elizabeth Hart
Title: Vice President

Mizuho Bank Ltd.,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Bunny Dalbec
Name: Bunny Dalbec
Title: Senior Vice President

Regions Bank,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Cheryl L. Shelhart
Name: Cheryl L. Shelhart
Title: Director

THE BANK OF NOVA SCOTIA,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Catherine Jones
Name: Catherine Jones
Title: Managing Director

[Signature Page to WestRock Amendment No. 1]

THE NORTHERN TRUST COMPANY,
as a Lender and an Amendment No. 1 Delayed Draw Term Loan Lender

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

[Signature Page to WestRock Amendment No. 1]

~~Execution Version~~
EXHIBIT A

CREDIT AGREEMENT

Dated as of July 7, 2022,

as amended by Amendment No. 1 on August 18, 2022,

among

WESTROCK COMPANY,
as Holdco,

WRKCO INC.,
as the Parent Borrower,

WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP.,
as the Canadian Borrower,

WRK LUXEMBOURG S.À R.L.,
as the Luxembourg Borrower,

CERTAIN SUBSIDIARIES OF THE PARENT BORROWER FROM TIME TO TIME PARTY HERETO,
as Subsidiary Borrowers,

CERTAIN SUBSIDIARIES OF THE PARENT BORROWER FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Multicurrency Agent

WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC.,
COBANK, ACB,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD.,
TD BANK, N.A.,
TRUIST SECURITIES, INC.,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
ING BANK N.V., DUBLIN BRANCH,
JPMORGAN CHASE BANK, N.A.,
PNC CAPITAL MARKETS LLC,
REGIONS BANK,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Book Runners

BANK OF AMERICA, N.A.,
as Syndication Agent

COBANK, ACB,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD.,
TD BANK, N.A.,
TRUIST BANK,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
ING BANK N.V., DUBLIN BRANCH,
JPMORGAN CHASE BANK, N.A.,
PNC CAPITAL MARKETS LLC,
REGIONS BANK,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA
and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Computation of Time Periods	~~48~~51
1.3	Accounting Terms	~~48~~51
1.4	Exchange Rates; Currency Equivalents	~~50~~52
1.5	Terms Generally; Construction	~~50~~52
1.6	Divisions	~~50~~52
1.7	Luxembourg Terms	~~50~~53
1.8	Rates	~~50~~53
1.9	Change of Currency	~~52~~54

ARTICLE II CREDIT FACILITY		~~52~~54

2.1	U.S. Revolving Loans	~~52~~54
2.2	Canadian Revolving Loans	~~54~~56
2.3	Multicurrency Alternative Currency Revolving Loans	~~56~~58
2.4	~~[Reserved]~~ Delayed Draw Term Loans	~~59~~61
2.5	Delayed Draw Term Loans	~~59~~61
2.6	U.S. Swingline Loan Subfacility	~~59~~63
2.7	Canadian Swingline Loan Subfacility	~~61~~65
2.8	Letter of Credit Subfacility	~~64~~68
2.9	Default Rate	~~68~~71
2.10	Conversion Options	~~68~~71
2.11	Prepayments	~~69~~73
2.12	Termination and Reduction of Commitments	~~73~~76
2.13	Fees	~~74~~77
2.14	Computation of Interest and Fees	~~74~~78
2.15	Pro Rata Treatment and Payments	~~76~~80
2.16	Non-Receipt of Funds by an Agent	~~79~~82
2.17	Benchmark Replacement Setting	~~80~~83
2.18	Illegality	~~81~~85
2.19	Requirements of Law	~~83~~86
2.20	Indemnity	~~84~~88
2.21	Taxes	~~85~~88
2.22	Indemnification; Nature of Issuing Lender’s Duties	~~88~~91
2.23	Replacement of Lenders	~~89~~92
2.24	Relationship between the Canadian Swingline Lender and the Administrative Agent	~~89~~93
2.25	Defaulting Lenders	~~89~~93
2.26	Incremental Loans	~~92~~95
2.27	Extensions of Revolving Maturity Date and/or Term Loan Maturity Date	~~95~~99
2.28	Mexican Peso Revolving Credit Facility	~~97~~101
2.29	Circumstances Affecting Term SOFR, Eurocurrency Rates and RFRs	~~98~~102

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~99~~103

3.1	Corporate Existence; Compliance with Law	~~99~~103

-i-

3.2	Corporate Power; Authorization	~~99~~104
3.3	Enforceable Obligations	~~100~~104
3.4	No Legal Bar	~~100~~104
3.5	No Material Litigation	~~100~~104
3.6	Investment Company Act	~~100~~104
3.7	Margin Regulations	~~100~~105
3.8	Compliance with Environmental Laws	~~101~~105
3.9	[Reserved]	~~101~~105
3.10	Financial Statements, Fiscal Year and Fiscal Quarters	~~101~~105
3.11	ERISA	~~102~~106
3.12	Accuracy and Completeness of Information	~~102~~106
3.13	Compliance with Trading with the Enemy Act, OFAC Rules and Regulations, Patriot Act and FCPA	~~102~~107
3.14	Use of Proceeds	~~103~~107
3.15	Luxembourg Specific Representations.	~~103~~108
3.16	EU Directive	~~104~~108

ARTICLE IV CONDITIONS PRECEDENT		~~104~~108

4.1	Conditions to Closing Date and Initial Revolving Loans	~~104~~108
4.2	Conditions to Subsequent Extensions of Credit	~~106~~111

ARTICLE V AFFIRMATIVE COVENANTS		~~108~~113

5.1	Corporate Existence, Etc.	~~108~~113
5.2	Compliance with Laws, Etc.	~~108~~113
5.3	Payment of Taxes and Claims	~~108~~113
5.4	Keeping of Books	~~108~~114
5.5	Visitation, Inspection, Etc.	~~109~~114
5.6	Insurance; Maintenance of Properties and Licenses	~~109~~114
5.7	Financial Reports; Other Notices	~~109~~114
5.8	Notices Under Certain Other Indebtedness	~~111~~116
5.9	Notice of Litigation	~~112~~117
5.10	Additional Guarantors	~~112~~117
5.11	Use of Proceeds	~~112~~117

ARTICLE VI NEGATIVE COVENANTS		~~113~~118

6.1	Financial Requirements	~~113~~118
6.2	Liens	~~113~~118
6.3	Subsidiary Indebtedness	~~115~~120
6.4	Merger and Sale of Assets	~~117~~122

ARTICLE VII EVENTS OF DEFAULT		~~118~~123

7.1	Events of Default	~~118~~123
7.2	Acceleration; Remedies	~~121~~126

ARTICLE VIII AGENCY PROVISIONS		~~121~~126

8.1	Appointment	~~121~~126

-ii-

8.2	Delegation of Duties	~~122~~127
8.3	Exculpatory Provisions	~~122~~127
8.4	Reliance by Agents	~~123~~128
8.5	Notice of Default	~~123~~128
8.6	Non-Reliance on Agents and Other Lenders	~~123~~128
8.7	Agents in Their Individual Capacity	~~124~~129
8.8	Successor Agent; Issuing Lender; Swingline Lender	~~124~~129
8.9	Patriot Act Notice	~~125~~130
8.10	Guaranty Matters	~~125~~130
8.11	Withholding	~~126~~131
8.12	ERISA	~~126~~131
8.13	Erroneous Payments	~~127~~132

ARTICLE IX MISCELLANEOUS		~~129~~134

9.1	Amendments and Waivers	~~129~~134
9.2	Notices	~~133~~138
9.3	No Waiver; Cumulative Remedies	~~134~~139
9.4	Survival of Representations and Warranties	~~135~~140
9.5	Payment of Expenses	~~135~~140
9.6	Successors and Assigns; Participations; Purchasing Lenders	~~137~~142
9.7	Adjustments; Set-off	~~141~~146
9.8	Table of Contents and Section Headings	~~141~~147
9.9	Counterparts; Electronic Execution	~~142~~147
9.10	Severability	~~142~~147
9.11	Integration	~~142~~147
9.12	Governing Law	~~142~~147
9.13	Consent to Jurisdiction and Service of Process	~~142~~147
9.14	Confidentiality	~~143~~148
9.15	Acknowledgments	~~144~~149
9.16	Waivers of Jury Trial	~~144~~149
9.17	Judgment Currency	~~144~~149
9.18	Subordination of Intercompany Debt	~~145~~150
9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~145~~150
9.20	Acknowledgement Regarding Any Supported QFCs	~~145~~151

ARTICLE X GUARANTY OF PARENT BORROWER OBLIGATIONS		~~147~~152

10.1	The Guaranty	~~147~~152
10.2	Bankruptcy	~~147~~152
10.3	Nature of Liability	~~147~~153
10.4	Independent Obligation	~~148~~153
10.5	Authorization	~~148~~153
10.6	Reliance	~~148~~153
10.7	Waiver	~~148~~153
10.8	Limitation on Enforcement	~~149~~154
10.9	Confirmation of Payment	~~150~~155
10.10	Keepwell	~~150~~155

-iii-

ARTICLE XI GUARANTY OF CANADIAN OBLIGATIONS AND FOREIGN SUBSIDIARY BORROWER OBLIGATIONS		~~150~~155

11.1	The Guaranty	~~150~~155
11.2	Bankruptcy	~~151~~156
11.3	Nature of Liability	~~151~~156
11.4	Independent Obligation	~~151~~156
11.5	Authorization	~~151~~157
11.6	Reliance	~~152~~157
11.7	Waiver	~~152~~157
11.8	Limitation on Enforcement	~~153~~158
11.9	Confirmation of Payment	~~153~~158
11.10	Keepwell	~~153~~158

ARTICLE XII SPECIAL PROVISIONS APPLICABLE TO LENDERS UPON THE OCCURRENCE OF A SHARING EVENT		~~154~~159

12.1	Participations	~~154~~159
12.2	Administrative Agent’s Determinations Binding	~~154~~159
12.3	Participation Payments in U.S. Dollars	~~154~~160
12.4	Delinquent Participation Payments	~~155~~160
12.5	Settlement of Participation Payments	~~155~~160
12.6	Participation Obligations Absolute	~~155~~160
12.7	Increased Costs; Indemnities	~~156~~161
12.8	Provisions Solely to Effect Sharing Arrangement	~~156~~161

EXHIBITS

Exhibit A	Form of Account Designation Letter
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Conversion/Extension
Exhibit D	Form of Designation Notice
Exhibit E-1	Form of U.S. Revolving Note
Exhibit E-2	Form of Canadian Revolving Note
Exhibit E-3	Form of Multicurrency Revolving Note
Exhibit E-4	~~[Reserved]~~Form of Amendment No. 1 Delayed Draw Term Loan Note
Exhibit E-5	Form of U.S. Swingline Note
Exhibit E-6	Form of Canadian Swingline Note
Exhibit F	Form of Tax Exempt Certificate
Exhibit G	Form of Officer’s Compliance Certificate
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Assignment and Assumption
Exhibit J	Form of Discounted Prepayment Option Notice
Exhibit K	Form of Lender Participation Notice
Exhibit L	Form of Discounted Voluntary Prepayment Notice

-iv-

SCHEDULES

Schedule 1.1(a)(i)	Existing MWV Notes
Schedule 1.1(a)(ii)	Existing RKT Notes
Schedule 1.1(b)	Existing Letters of Credit
Schedule 2.1(a)	Lenders and Commitments
Schedule 9.2	Multicurrency Agent’s Office
Schedule 9.6	Voting Participants

-v-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of July 7, 2022, and amended as of August 18, 2022 (this “Agreement” or “Credit Agreement”), is by and among WESTROCK COMPANY, a Delaware corporation (“Holdco”), WRKCO INC., a Delaware corporation (the “Parent Borrower”), WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP., a Nova Scotia unlimited company (the “Canadian Borrower”), WRK LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with registered office at 51 Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 159099 (the “Luxembourg Borrower”, and together with the Parent Borrower, the Canadian Borrower and each Additional Borrower, the “Borrowers”), WESTROCK RKT, LLC, a Georgia limited liability company (“RKT”), and WESTROCK MWV, LLC, a Delaware limited liability company (“MWV” and, together with RKT, the “Initial Guarantors”), the lenders named herein and such other lenders that hereafter become parties hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Multicurrency Agent for the Lenders (in such capacity, the “Multicurrency Agent”).

W I T N E S S E T H

WHEREAS, the Borrowers have requested that the Lenders provide revolving credit facilities for the purposes hereinafter set forth;

WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrowers on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1.            Definitions.

As used in this Credit Agreement, the following terms have the meanings specified below unless the context otherwise requires:

“Acceptable Price” has the meaning specified in Section 2.11(f)(iii).

“Acceptance Date” has the meaning specified in Section 2.11(f)(ii).

“Account Designation Letter” means the Notice of Account Designation Letter dated the Closing Date from Holdco to the Administrative Agent in substantially the form of Exhibit A.

“Acquisition” means any acquisition, whether by stock purchase, asset purchase, merger, amalgamation, consolidation or otherwise, of a Person or a business line of a Person.

“Additional Borrowers” means the U.S. Subsidiary Borrowers, the Canadian Subsidiary Borrowers and the Foreign Subsidiary Borrowers.

“Additional Credit Party” means each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.

Any change in Adjusted Daily Simple RFR due to a change in the RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) 0.10% per annum; provided that if Adjusted Daily Simple SOFR as so determined is less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Currency not bearing interest based on Term SOFR or RFR (which, as of the date hereof, shall mean Canadian Dollars and Euros) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage

provided that if the Adjusted Eurocurrency Rate as so determined is less than the Floor, then the Adjusted Eurocurrency Rate shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined is less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof, together with any successors or assigns.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means the Administrative Agent and the Multicurrency Agent.

“Aggregate Revolving Committed Amount” means TWO BILLION THREE HUNDRED MILLION U.S. DOLLARS (U.S.$2,300,000,000), which amount shall be automatically reduced by any permanent reduction of the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount in accordance with the terms of Section 2.12 (including, for the avoidance of doubt, Section 2.12(b)).

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Currency” has the meaning set forth in Section 9.17.

“Alternate Base Rate” means, at any time, the rate per annum equal to the highest of (a) the Prime Rate at such time, (b) the Federal Funds Rate at such time plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on the applicable date of determination plus 1.00%.  Each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable).  Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 0.00% per annum.

“Alternate Base Rate Loan” means any Loan bearing interest at a rate based upon the Alternate Base Rate.  All Alternate Base Rate Loans shall be denominated in U.S. Dollars.

“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in clause (b) of the definition of “Term SOFR.”

“Alternative Currency” has the meaning set forth in Section 2.3(g).

“Alternative Currency Facility” has the meaning set forth in Section 2.3(g).

“Alternative Currency Facility Amendment” has the meaning set forth in Section 2.3(g).

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of August 18, 2022.

“Amendment No. 1 Delayed Draw Commitment Fee” has the meaning assigned to that term in Section 2.13(a)(iii).

“Amendment No. 1 Delayed Draw Commitment Fee End Date” has the meaning assigned to that term in Section 2.13(a)(iii).

“Amendment No. 1 Delayed Draw Commitment Period” means the period from the Amendment No. 1 Effective Date to the Amendment No. 1 Delayed Draw Termination Date.

“Amendment No. 1 Delayed Draw Extension Option” has the meaning assigned to that term in Section 2.27(e).

“Amendment No. 1 Delayed Draw Extension Option Election Notice” has the meaning assigned to that term in Section 2.27(e).

“Amendment No. 1 Delayed Draw Extension Option Fee” has the meaning assigned to that term in Section 2.27(e).

“Amendment No. 1 Delayed Draw Funding Date” has the meaning assigned to that term in Section 2.5.

“Amendment No. 1 Delayed Draw Maturity Date” means August 18, 2025, as such date may be extended pursuant to Section 2.27(e).

“Amendment No. 1 Delayed Draw Term Loan Commitment” means, with respect to each Amendment No. 1 Delayed Draw Term Loan Lender, the commitment of such Amendment No. 1 Delayed Draw Term Loan Lender to make its portion of the Amendment No. 1 Delayed Draw Term Loan in a principal amount equal to such Amendment No. 1 Delayed Draw Term Loan Lender’s Amendment No. 1 Delayed Draw Term Loan Commitment Percentage of the Amendment No. 1 Delayed Draw Term Loan Committed Amount.

“Amendment No. 1 Delayed Draw Term Loan Commitment Percentage” means, for any Amendment No. 1 Delayed Draw Term Loan Lender, the percentage identified as its Amendment No. 1 Delayed Draw Term Loan Commitment Percentage on Schedule 2.1(a) (as in effect on the Amendment No. 1 Effective Date), as such percentage may be modified in connection with any Incremental Term Loan Commitment and/or any assignment made in accordance with the provisions of Section 9.6.

“Amendment No. 1 Delayed Draw Term Loan Committed Amount” means an initial aggregate principal amount of ONE BILLION U.S. DOLLARS (U.S.$1,000,000,000) as of the Amendment No. 1 Effective Date, as such amount may be decreased pursuant to Section 2.5 or Section 2.12.

“Amendment No. 1 Delayed Draw Term Loan Lender” means, as of any date of determination, any lender that holds a portion of the outstanding Amendment No. 1 Delayed Draw Term Loan and/or Amendment No. 1 Delayed Draw Term Loan Commitment on such date.

“Amendment No. 1 Delayed Draw Term Loan Note” or “Amendment No. 1 Delayed Draw Term Loan Notes” means the promissory notes of the Parent Borrower in favor of each of the Amendment No. 1 Delayed Draw Term Loan Lenders that requests a promissory note evidencing the portion of the Amendment No. 1 Delayed Draw Term Loan provided pursuant to Section 2.5(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Amendment No. 1 Delayed Draw Term Loans” has the meaning assigned to that term in Section 2.5.

“Amendment No. 1 Delayed Draw Termination Date” means the May 31, 2023.

“Amendment No. 1 Effective Date” means August 18, 2022.

“Amendment No. 1 Lead Arrangers” has the meaning assigned to that term in Amendment No. 1.

              “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdco or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Borrower” means (i) with respect to all Loans other than Non-U.S. Revolving Loans and the Canadian Swingline Loans, the Parent Borrower, (ii) with respect to Canadian Revolving Loans and Canadian Swingline Loans, the Canadian Borrower and (iii) with respect to Multicurrency Alternative Currency Revolving Loans, a Multicurrency Borrower.

“Applicable Percentage” means, for any day, with respect to Revolving Loans denominated in U.S. Dollars, Canadian Dollars or any other Multicurrency Alternative Currency, Amendment No. 1 Delayed Draw Term Loans, Commitment Fees on Amendment No. 1 Delayed Draw Term Loan Commitments and Commitment Fees on Revolving Commitments denominated in U.S. Dollars, Canadian Dollars or any other Multicurrency Alternative Currency, the percentages per annum set forth in the table below corresponding with the then applicable Level, which will be the lower of (a) the applicable Level determined by reference to the Leverage Ratio and (b) the applicable Level determined by reference to the Rating (the “Ratings Level”), such that Level I is the lowest Level and Level V is the highest Level; provided that prior to five (5) Business Days after delivery of financial statements for the period ending on the last day of the first Fiscal Quarter ending after the Closing Date in accordance with the provisions of Section 5.7, the applicable Level shall not be lower than Level III.

For purposes of the foregoing, (a) (i) if the applicable Ratings established by Moody’s and S&P are different but correspond to consecutive pricing levels, then the Ratings Level will be based on the higher applicable Rating (e.g., if Moody’s applicable Rating corresponds to Level I and S&P’s applicable Rating corresponds to Level II, then the Ratings Level will be Level I), and (ii) if the applicable Ratings established by Moody’s and S&P are more than one pricing level apart, then the Ratings Level will be based on the rating which is one level higher than the lower rating (e.g., if Moody’s and S&P’s applicable Ratings correspond to Levels I and IV, respectively, then the Ratings Level will be Level III), (b) in the event that either S&P or Moody’s (but not both) shall no longer issue a Rating, the Ratings Level shall be determined by the remaining Rating, and (c) in the event that neither S&P nor Moody’s issues a Rating, unless and until the date, if any, that the Parent Borrower and (x) with respect to the Revolving Loans and Revolving Commitments, the Required Revolving Lenders and (y) with respect to the Amendment No. 1 Delayed Draw Term Loans and the Amendment No. 1 Delayed Draw Term Loan Commitments, the Required Delayed Draw Term Loan Lenders, agree on a different arrangement, the existing Ratings Level shall continue in effect for the 60-day period immediately following such event, and subsequent to such period the Ratings Level shall be Level V.

Level	Leverage Ratio	Rating (S&P / Moody’s)	Applicable Percentage for Term SOFR Loans	Applicable Percentage for Euro- currency Rate Loans and RFR Loans	Applicable Percentage for Base Rate Loans	Commitment Fee
I	< 1.50 to 1.00	A- / A3 (or better)	0.875%	0.875%	0.000%	0.080%
II	> 1.50 to 1.00 but < 2.00 to 1.00	BBB+ / Baa1	1.000%	1.000%	0.000%	0.100%
III	> 2.00 to 1.00 but < 2.50 to 1.00	BBB / Baa2	1.125%	1.125%	0.125%	0.125%
IV	> 2.50 to 1.00 but < 3.00 to 1.00	BBB- / Baa3	1.250%	1.250%	0.250%	0.175%
V	> 3.00 to 1.00	BB+ / Ba1 (or worse)	1.500%	1.500%	0.500%	0.225%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Parent Borrower the financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Section 5.7 (each, an “Interest Determination Date”).  Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Closing Date, if the Borrowers shall fail to provide the Required Financial Information for any Fiscal Quarter or Fiscal Year, the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrowers were so required to provide such Required Financial Information to the Agents and the Lenders, be based on Level V until such time as such Required Financial Information is provided, whereupon the Level shall be determined by the then current Leverage Ratio.  In the event that any Required Financial Information that is delivered to the Agents is shown to be inaccurate in a manner that results in the miscalculation of the Leverage Ratio (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then the Credit Parties shall immediately (i) deliver to the Administrative Agent corrected Required Financial Information for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected Required Financial Information (which Applicable Percentage shall be made effective immediately in the current period, to the extent applicable) and (iii) immediately pay to the applicable Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by such Agent in accordance with Section 2.14(a).  It is acknowledged and agreed that nothing contained herein shall limit the rights of the Agents and the Lenders under the Credit Documents, including their rights under Sections 2.9 and 7.2.

“Applicable Discount” has the meaning specified in Section 2.11(f)(iii).

“Applicable Period” has the meaning set forth in the definition of “Applicable Percentage.”

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit I.

“Assuming Lender” has the meaning set forth in Section 2.27(c).

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate Loan” means any Loan accruing interest based on the Alternate Base Rate, the U.S. Base Rate or the Canadian Prime Rate.

“Benchmark” means, initially, with respect to any (a) Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for U.S. Dollars, then “Benchmark” means, with respect to such Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17 or Section 2.29, (b) Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17 or Section 2.29 and (c) Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Canadian Dollars, EURIBOR or CDOR, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or CDOR, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Canadian Dollars, as the case may be, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17 or Section 2.29.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, with respect to any Benchmark applicable to a Currency not set forth in clause (1) below, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)            in the case of any Loan denominated in U.S. Dollars, the Adjusted Daily Simple SOFR; or

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for such Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowers” has the meaning set forth in the introductory paragraph hereof.

“Borrowing Minimum” means (a) in the case of Term SOFR Loans, U.S.$2,000,000; (b) in the case of Alternate Base Rate Loans, U.S.$1,000,000; (c) in the case of U.S. Base Rate Loans, U.S.$2,000,000; (d) in the case of Eurocurrency Rate Loans denominated in Canadian Dollars or Canadian Prime Rate Loans, C$2,000,000; (e) in the case of Eurocurrency Rate Loans denominated in Euros, €2,000,000; and (f) in the case of RFR Loans, £2,000,000.

“Borrowing Multiple” means (a) in the case of Term SOFR Loans, U.S.$1,000,000; (b) in the case of Alternate Base Rate Loans, U.S.$1,000,000; (c) in the case of U.S. Base Rate Loans, U.S.$1,000,000; (d) in the case of Eurocurrency Rate Loans denominated in Canadian Dollars or Canadian Prime Rate Loans, C$1,000,000; (e) in the case of Eurocurrency Rate Loans denominated in Euros, €1,000,000; and (f) in the case of RFR Loans, £1,000,000.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that (a) the term “Business Day” shall also exclude any day on which banks are not open for foreign exchange dealings between banks in the exchange of the home country of such foreign currency, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Canadian Revolving Loan, the term “Business Day” shall also exclude any day on which banks are authorized or required by law to close in Toronto, Ontario or London, England and any day on which banks in Toronto, Ontario are not open for dealings in deposits of Canadian Dollars in the Canadian interbank market, (c) when used in connection with any Loan or Letter of Credit denominated in any Multicurrency Alternative Currency, the term “Business Day” shall also exclude any day on which banks in London are not open for dealings in deposits in such Multicurrency Alternative Currency, (d) when used in connection with a Loan or Letter of Credit denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day, (e) when used in connection with any Loan or Letter of Credit denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed and (f) with respect to any Revolving Loan requested by, or made to, the Luxembourg Borrower, the term “Business Day” shall also exclude any day on which banks in Luxembourg are authorized or required by law to close.

“Calculation Date” means the date of the applicable Specified Transaction which gives rise to the requirement to calculate the financial covenant set forth in Section 6.1 or the Leverage Ratio, in each case on a Pro Forma Basis.

“Calculation Period” means, in respect of any Calculation Date, the period of four Fiscal Quarters ended as of the last day of the most recent Fiscal Quarter preceding such Calculation Date for which the Administrative Agent shall have received the Required Financial Information.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Borrower” has the meaning set forth in the introductory paragraph hereof.

“Canadian Credit Party” means any of the Canadian Borrower and any Canadian Subsidiary Borrower.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Lenders” means (a) each of the Persons identified as a “Multicurrency Revolving Lender” on Schedule 2.1(a) or its designated Affiliate or branch, (b) any other entity that may be added as a Canadian Lender in accordance with the terms of this Agreement; provided that such entity is able to fulfill all obligations of a Canadian Lender under the terms of this Agreement (including the obligation to make Loans in Canadian Dollars) in accordance with the requirements of the Bank Act (Canada), and (c) the successors and assigns of each of the foregoing; provided in all cases that only those entities dealing at arm’s-length with the Canadian Borrower for all purposes of the Income Tax Act (Canada) shall be permitted to be Canadian Lenders hereunder.

“Canadian Lending Office” means, initially, the office of each Canadian Lender designated as such Lender’s Canadian Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Canadian Prime Rate Loans and Eurocurrency Rate Loans denominated in Canadian Dollars of such Lender are to be made.

“Canadian Obligations” means all Credit Party Obligations of the Canadian Borrower and the other Canadian Credit Parties.

“Canadian Prime Rate” means a fluctuating rate of interest per annum which is equal to the greater of (i) the reference rate of interest (however designated) of, in the case of Canadian Revolving Loans, the Multicurrency Agent or, in the case of Canadian Swingline Loans, the Canadian Swingline Lender for determining interest chargeable by it on Canadian Dollar commercial loans made in Canada at 10:00 a.m. (Toronto time) on such day and (ii) 0.50% above the annual rate for 30-day Canadian Dollar bankers’ acceptances of Schedule I banks as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, at approximately 10:00 a.m. (Toronto time) on such day. Notwithstanding the foregoing, in no event shall the Canadian Prime Rate be less than 0.00% per annum.

“Canadian Prime Rate Loan” means any Revolving Loan made by the Canadian Lenders in Canadian Dollars accruing interest based on the Canadian Prime Rate.

“Canadian Revolving Lender” means, as of any date of determination, any Canadian Lender holding a Multicurrency Revolving Commitment on such date.  For purposes of clarity, each Canadian Revolving Lender shall also be a Multicurrency Revolving Lender.

“Canadian Revolving Loans” means Revolving Loans made in Canadian Dollars or U.S. Dollars to the Canadian Borrower under Section 2.2.

“Canadian Revolving Note” or “Canadian Revolving Notes” means the promissory notes of the Canadian Borrower provided pursuant to Section 2.2(e) in favor of each of the Canadian Revolving Lenders that requests a promissory note evidencing the Canadian Revolving Loans made by each such Canadian Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations and/or the Special Economics Measures Act (Canada).

“Canadian Subsidiary Borrowers” means each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in Canada or any province or territory thereof that becomes a Borrower pursuant to Section 2.2(f).

“Canadian Swingline Commitment” means the commitment of the Canadian Swingline Lender to make Canadian Swingline Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the Canadian Swingline Committed Amount, and the commitment of the Canadian Revolving Lenders to purchase participation interests in the Canadian Swingline Loans as provided in Section 2.7(c)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Canadian Swingline Committed Amount” has the meaning set forth in Section 2.7(a).

“Canadian Swingline Lender” means Bank of America, N.A., acting through its Canada Branch, in its capacity as such, or any successor Canadian swingline lender hereunder.

“Canadian Swingline Loan” or “Canadian Swingline Loans” has the meaning set forth in Section 2.7(a).

“Canadian Swingline Note” means the promissory note of the Canadian Borrower in favor of the Canadian Swingline Lender evidencing the Canadian Swingline Loans provided pursuant to Section 2.7(i), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Capital Assets” means, collectively, for any Person, all fixed assets of such Person, whether tangible or intangible determined in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP as of the Closing Date, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of a Consolidated Company, any such lease under which another Consolidated Company is the lessor.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, units or partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of Holdco that is subject to regulation as an insurance company (and any Restricted Subsidiary thereof).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (i)(a) at the time it enters into a Cash Management Agreement, is a Lender, an Agent or an Affiliate of a Lender or an Agent or (b) is a Lender, an Agent or an Affiliate of a Lender or an Agent on the Closing Date or becomes a Lender after the Closing Date in connection with the primary syndication of the credit facilities provided hereunder and the Cash Management Agreement to which such Person is a party was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or Agent or such Person’s Affiliate ceased to be a Lender or an Agent), in each case (a) or (b) in its capacity as a party to such Cash Management Agreement; provided, in the case of a Cash Management Agreement with a Person who is no longer a Lender, such Person shall be considered a Cash Management Bank only through the stated maturity date (without extension or renewal or increase in amount) of such Cash Management Agreement and (ii) to the extent it is not a Lender, has provided the Administrative Agent with a fully executed Designation Notice, substantially in the form of Exhibit D.

“CDOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“Change in Control” means, as applied to Holdco and the Parent Borrower, that (a) any Person or “Group” (as defined in Section 13(d)(3) of the Exchange Act, but excluding (i) any employee benefit or stock ownership plans of Holdco or any of its Subsidiaries, and (ii) members of the Board of Directors and executive officers of Holdco as of the Closing Date, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of Holdco, except that Holdco’s purchase of its common stock outstanding on the Closing Date which results in one or more of Holdco’s shareholders of record as of Closing Date controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of Holdco shall not constitute an acquisition hereunder or (b) Holdco ceases to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of the Parent Borrower.

“Class” means (i) with respect to any Commitment, its character as a U.S. Revolving Commitment, a Multicurrency Revolving Commitment, an Incremental Revolving Commitment ~~or~~, an Incremental Term Loan Commitment or an Amendment No. 1 Delayed Draw Term Loan Commitment and (ii) with respect to any Loan, its character as a Canadian Revolving Loan, a Multicurrency Alternative Currency Revolving Loan, a U.S. Revolving Loan, an Incremental Revolving Loan~~or~~,, an Incremental Term Loan or an Amendment No. 1 Delayed Draw Term Loan.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateralized Bonds” means the Solid Waste Disposal Facility Revenue Bonds, Series 1997A, issued by the City of Wickliffe, Kentucky, and maturing on January 15, 2027.

“Commitment” means the U.S. Revolving Commitment, the Multicurrency Revolving Commitment, the LOC Commitment, the U.S. Swingline Commitment, the Canadian Swingline Commitment, any Incremental Revolving Commitment ~~and/or~~,, any Incremental Term Loan Commitment and/or the Amendment No. 1 Delayed Draw Term Loan Commitment, individually or collectively, as appropriate.

“Commitment Fees” has the meaning set forth in Section 2.13(a)(~~ii~~iii).

“Commitment Period” means (i) with respect to the Revolving Commitments, the period from (and including) the Closing Date to (but excluding) the Revolving Maturity Date~~and~~,, (ii) with respect to Letters of Credit, the period from (and including) the Closing Date to (but excluding) the date that is five (5) Business Days prior to the Revolving Maturity Date and (iii) with respect to the Amendment No. 1 Delayed Draw Term Loans, the Amendment No. 1 Delayed Draw Commitment Period.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Parent Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Parent Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consenting Lender” has the meaning set forth in Section 2.27(b).

“Consolidated Companies” means, collectively, Holdco, the Parent Borrower, the Canadian Borrower, the Multicurrency Borrowers, all of the other Restricted Subsidiaries, each Permitted Securitization Subsidiary and, to the extent required to be consolidated with Holdco under GAAP, any Joint Venture.

“Consolidated Company Investment” has the meaning set forth in the definition of “EBITDA.”

“Consolidated Funded Debt” means the Funded Debt of the Consolidated Companies on a consolidated basis.

“Consolidated Interest Expense” means, for any period, all Interest Expense of the Consolidated Companies net of interest income and income from corporate-owned life insurance programs (excluding (i) deferred financing costs included in amortization, (ii) interest expense in respect of insurance premiums, (iii) interest expense in respect of Indebtedness that is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings, (iv) interest expense in respect of the write-up or write-down of the fair market value of Indebtedness and (v) any interest expense attributable to the KapStone Paper Chip Mill Contracts) of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the consolidated net income of the Consolidated Companies on a consolidated basis as defined according to GAAP before giving effect to any non-controlling interests; provided that there shall be excluded from Consolidated Net Income (in each case, to the extent included in consolidated net income of the Consolidated Companies) (i) any net loss or net income of any Unrestricted Subsidiary that is not a Consolidated Company and the proportionate share of any net loss or net income of any Joint Venture that is a Consolidated Company attributable to a Person other than a Consolidated Company, (ii) the net income or loss of any Consolidated Company for any period prior to the date it became a Consolidated Company as a result of any Consolidated Company Investment, (iii) the gain or loss (net of any tax effect) resulting from the sale, transfer or other disposition of any Capital Assets by the Consolidated Companies other than in the ordinary course of business of the Consolidated Companies, (iv) any expense in respect of severance payments to the extent paid from the assets of any Plan, (v) other extraordinary items, as defined by GAAP, of the Consolidated Companies and (vi) any interest expense attributable to the KapStone Paper Chip Mill Contracts.

“Consolidated Net Tangible Assets” means, as of any date of determination, with respect to the Consolidated Companies, total assets minus goodwill, other intangible assets and current liabilities (other than current maturities of long term debt and other short term Funded Debt), all as determined in accordance with GAAP on a consolidated basis and any Consolidated Net Tangible Assets attributable to the MWV SPE Assets.

“Contractual Obligation” of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

“Copyright Licenses” means any written agreement, naming any Credit Party as licensor, granting any right under any Copyright.

“Copyrights” means (a) all copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost Savings Initiative” means any non-recurring cash charges and expenses of the Consolidated Companies relating to restructuring, operating, cost savings, productivity and similar business optimization and improvement initiatives, including non-recurring cash charges and expenses associated with enterprise IT system consolidation and optimization initiatives.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereof.

“Credit Documents” means a collective reference to this Credit Agreement (including Amendment No. 1), the Notes, the LOC Documents, the Engagement Letter, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (excluding, however, any Guaranteed Hedging Agreement and any Guaranteed Cash Management Agreement).

“Credit Party” means any of the Parent Borrower, the Canadian Borrower, the Multicurrency Borrowers, any Additional Borrower or any Guarantor.

“Credit Party Obligations” means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement and the other Credit Documents (including any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Hedging Agreement Provider under any Guaranteed Hedging Agreement or to any Cash Management Bank under any Guaranteed Cash Management Agreement.  Notwithstanding anything to the contrary contained in this Credit Agreement or any provision of any other Credit Document, Credit Party Obligations shall not extend to or include any Excluded Swap Obligation.

“Currencies” means U.S. Dollars, Canadian Dollars, each Multicurrency Alternative Currency and each Alternative Currency (if any), and “Currency” means any of such Currencies.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt to Capitalization Ratio” means, as of the last day of any Fiscal Quarter, the ratio (expressed as a percentage) of (a)(i) Total Funded Debt minus (ii) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence, to (b) the sum of (i)(x) Total Funded Debt minus (y) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence plus (ii) the Equity Capitalization plus (iii) deferred Taxes of Holdco and its consolidated Subsidiaries, each as of the last day of such Fiscal Quarter.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, at any time, any Lender that, at such time, (a) has failed to fund any portion of the Revolving Loans, any Term Loan, participations in LOC Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified any Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements generally in which it commits or is obligated to extend credit, or (d) has become or is, or has a direct or indirect parent company that has become or is, insolvent or has become, or has a direct or indirect parent company that has become,  the subject of a bankruptcy or insolvency proceeding, or has had, or has a direct or indirect parent company that has had, a receiver, conservator, trustee or custodian appointed for it, or has taken, or has a direct or indirect parent company that has taken, any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has become or has a direct or indirect parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the applicable law of the country where such Person is subject to home jurisdiction supervision if any applicable law requires that such appointment not be publicly disclosed, in any such case, so long as such ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Determination Date” means with respect to any Extension of Credit:

(a)            in connection with the origination of any new Extension of Credit, the Business Day which is the earliest of the date such credit is extended, the date the rate is set or the date the bid is accepted, as applicable;

(b)            in connection with any extension or conversion or continuation of an existing Loan, the last Business Day of each month or the Business Day which is the earlier of the date such advance is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation;

(c)            in connection with any extension of an existing Letter of Credit, the last Business Day of each month or the Business Day which is the date such Letter of Credit is extended;

(d)            the date of any reduction of the Aggregate Revolving Committed Amount pursuant to the terms of Section 2.12; or

(e)            in connection with any Incremental Loan Commitment, the Increased Amount Date; and

in addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Administrative Agent.  For purposes of determining availability hereunder, the rate of exchange for Canadian Dollars shall be the Spot Rate for the purchase of U.S. Dollars with Canadian Dollars and the rate of exchange for any Multicurrency Alternative Currency shall be the Exchange Rate for the purchase of U.S. Dollars with such Multicurrency Alternative Currency.

“Discount Range” has the meaning specified in Section 2.11(f)(ii).

“Discounted Prepayment Option Notice” means a Discounted Prepayment Option Notice substantially in the form of Exhibit J.

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.11(f)(i).

“Discounted Voluntary Prepayment Notice” means a Discounted Voluntary Prepayment Notice substantially in the form of Exhibit L.

“Disqualified Institution” means (a) certain banks, financial institutions and other institutional lenders or investors or any competitors of the Parent Borrower that, in each case, have been specified by name to the Administrative Agent by the Parent Borrower in writing prior to the Closing Date (collectively, the “Identified Institutions”) and (b) with respect to such Identified Institutions, Persons (such Persons, “Known Affiliates”) that are Affiliates of such Identified Institutions readily identifiable as such by the name of such Person, but excluding any Person that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, bonds or similar extensions of credit or securities in the ordinary course of business; provided that, upon reasonable notice to the Administrative Agent after the Closing Date, the Parent Borrower shall be permitted to supplement in writing the list of Persons that are Disqualified Institutions with the name of any Person that is or becomes a competitor of Holdco or any of its Restricted Subsidiaries or a Known Affiliate of one of the competitors of Holdco or any of its Restricted Subsidiaries, which supplement shall be in the form of a list of names provided to the Administrative Agent and shall become effective upon delivery to the Administrative Agent, but which supplement shall not apply retroactively to disqualify any persons that have previously acquired an interest in respect of the Loans or Commitments hereunder.

“Dollar Amount” means, at any time, (a) with respect to U.S. Dollars or an amount denominated in U.S. Dollars, such amount, (b) with respect to Canadian Dollars or an amount denominated in Canadian Dollars, the equivalent amount thereof in U.S. Dollars as determined in good faith by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with Canadian Dollars and (c) with respect to any Multicurrency Alternative Currency (other than U.S. Dollars), the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Multicurrency Alternative Currency.

“Domestic Lending Office” means, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Base Rate Loans of such Lender are to be made, which shall include with respect to any Canadian Lender, such Lender’s Canadian Lending Office for Base Rate Loans and with respect to any Multicurrency Revolving Lender, such Lender’s Multicurrency Lending Office.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States, any State thereof or the District of Columbia.

“EBITDA” means for any fiscal period, Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in determining such Consolidated Net Income, in each case as determined for the Consolidated Companies in accordance with GAAP for the applicable period: (i) Consolidated Interest Expense, (ii) consolidated tax expenses, including all federal, state, provincial, local income and similar taxes (provided that, if the entry for consolidated tax expenses increases (rather than decreases) Consolidated Net Income for such fiscal period, then EBITDA shall be reduced by the amount of consolidated tax expenses for such fiscal period), (iii) depreciation and amortization expenses, (iv) all charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of original issue discount on prepayment of Indebtedness, premiums paid  in respect of prepayment of Indebtedness, and commitment fees (including bridge fees and ticking fees but excluding, for the avoidance of doubt, periodic revolver drawn or unused line fees) in respect of financing commitments, (v) all charges and expenses associated with the write up of inventory acquired in Acquisitions or in any other Investments that become Consolidated Companies (or Property of Consolidated Companies, including by way of merger, consolidation or amalgamation) (such Acquisitions or Investments, “Consolidated Company Investments”), in each case as required by Accounting Standards Codification (“ASC”) 805 – “Business Combinations”, (vi) all other non-cash charges, including non-cash charges for the impairment of goodwill taken pursuant to ASC 350 – “Intangibles - Goodwill and Other”, acquisition-related expenses taken pursuant to ASC 805 (whether consummated or not), stock-based compensation and restructuring and other charges, (vii) all legal, accounting and other professional advisory fees and expenses incurred in respect of Consolidated Company Investments and related financing transactions, (viii) (A) all expenses related to payments made to officers and employees, including any applicable excise taxes, of the acquired companies and businesses in any Consolidated Company Investment and other payments due in respect of employment agreements entered into as provided in the agreements relating to any Consolidated Company Investment, and retention bonuses and other transition and integration costs, including information technology transition costs, related to any Consolidated Company Investment, (B) change of control expenses of the acquired companies and businesses in any Consolidated Company Investment, (C) all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations (without duplication) that are not related to plant and other facilities closures and (D) all cash acquisition-related expenses taken pursuant to ASC 805 (whether consummated or not), all cash charges and expenses for plant and other facility closures (whether complete or partial), other cash restructuring charges, labor disruption charges and officer payments in connection with any Consolidated Company Investment or associated with efforts to achieve EBITDA synergies or improvements, and other charges and expenses attributable to Cost Savings Initiatives and similar business optimization and improvements; provided that the amount added back under this clause (viii) shall not exceed 15% of EBITDA (calculated prior to such addback), in each case in the aggregate for any period of four consecutive Fiscal Quarters, (ix) run-rate synergies expected to be achieved within 24 months following the end of such period due to any Consolidated Company Investment as a result of specified actions taken or expected in good faith to be taken (calculated on a pro forma basis as though such synergies had been realized on the first day of such period) and not already included in EBITDA; provided that (A) the aggregate initial estimated run-rate synergies for any Consolidated Company Investment with respect to which an add-back is made pursuant to this clause (ix) during any period of four consecutive Fiscal Quarters shall not exceed 15% of EBITDA (calculated prior to such addback) and (B) such synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken provided that such benefit is expected to be realized within 24 months of taking such action), (x) all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations (without duplication) that are related to plant and other facilities closures (whether complete or partial), (xi) business interruption insurance items and other expenses, in each case during such period that the Parent Borrower believes, in good faith, shall be reimbursed by a third party (including through insurance or indemnity payments), and (xii) all sale discounts given in connection with sales of accounts receivables and/or inventory, plus (b) cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company to the extent previously excluded in the determination of Consolidated Net Income by virtue of clause (i) of the definition of Consolidated Net Income, minus (c) the following (without duplication) to the extent added in determining such Consolidated Net Income, in each case as determined for the Consolidated Companies in accordance with GAAP for the applicable period:  all non-cash gains (other than any such non-cash gains (i) in respect of which cash was received in a prior period or will be received in a future period and (ii) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in any prior period for, anticipated cash charges).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

 “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than (i) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (ii) a Disqualified Institution to the extent that the list of Disqualified Institutions has been provided to the Lenders at the Parent Borrower’s request); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Defaulting Lender, any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries.

“Eligible Subsidiary” means a direct or indirect Subsidiary of the Parent Borrower that is designated as an “Eligible Subsidiary” by the Parent Borrower in writing to the Administrative Agent, provided that such notice of designation attests to compliance with the following requirements on a pro forma basis for such designation: (i) such Subsidiary is a Foreign Subsidiary and a Restricted Subsidiary, (ii) the EBITDA of such Subsidiary, on a consolidated basis with its direct and indirect Subsidiaries, is less than 7.5% of the EBITDA of Holdco and its direct and indirect Subsidiaries and (iii) no Default or Event of Default is in existence or would be caused by such designation.

“Engagement Letter” means the Engagement Letter dated as of June 7, 2022, among the Parent Borrower, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, as amended, restated, modified or supplemented from time to time.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the Environment, as now or is at any relevant time in effect during the term of this Credit Agreement.

“Equity Capitalization” means as of the date of its determination, consolidated shareholders’ equity of Holdco and its consolidated Subsidiaries, as determined in accordance with GAAP.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under subsection (b) or (c) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) a withdrawal by Holdco or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal, within the meaning of Section 4203 or 4205 of ERISA, by Holdco or any ERISA Affiliate from a Multiemployer Plan or the receipt by any Credit Party or any ERISA Affiliate of notification that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (e) the filing of a notice with the PBGC of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA or the commencement of proceedings by the PBGC to terminate or to appoint a trustee to administer a Pension Plan; or (f) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan upon Holdco or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned thereto in Section 8.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 8.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“Euro” and “€” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation.

“Eurocurrency Banking Day” means, (a) for Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (b) for Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario.

“European Insolvency Regulation” means  Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended.

“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:

(a)            denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor; and

(b)            denominated in Canadian Dollars, the greater of (i) the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances displayed and identified as the Canadian Dollar Offered Rate (“CDOR”) as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. (Toronto time) on the applicable Rate Determination Date and (ii) the Floor.

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.  The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Article XII) of which (a) the numerator shall be the sum of (i) the respective U.S. Revolving Commitment Percentage of such Lender of (x) the aggregate outstanding principal of all U.S. Revolving Loans and U.S. Swingline Loans and (y) the aggregate unreimbursed amount of outstanding Letters of Credit, (ii) the respective Multicurrency Revolving Commitment Percentage of such Lender of the aggregate outstanding principal of all Canadian Revolving Loans and Canadian Swingline Loans (taking the Dollar Amounts of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event), (iii) the respective Multicurrency Revolving Commitment Percentage of such Lender of the aggregate outstanding principal of all Multicurrency Alternative Currency Revolving Loans (taking the Dollar Amounts of any amounts expressed in any Multicurrency Alternative Currency on the date of the occurrence of the Sharing Event) and (iv) the percentage of the aggregate principal amount of the outstanding Term Loans of all Lenders held by such Lender, and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal of all Revolving Loans and Swingline Loans (taking the Dollar Amounts of any amounts expressed in Canadian Dollars or a Multicurrency Alternative Currency on the date of the occurrence of the Sharing Event), (y) the aggregate unreimbursed amount of outstanding Letters of Credit, and (z) the aggregate principal amount of the outstanding Term Loans of all Lenders.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Amount of any currency other than U.S. Dollars and Canadian Dollars, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty is or becomes illegal.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) any Tax on such recipient’s net income or profits (or franchise Tax or branch profits Tax), in each case (a) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office in such jurisdiction or (b) that is an Other Connection Tax, (ii) solely with respect to any Loans or advances to the Parent Borrower, any U.S. federal withholding Tax imposed on amounts payable to a Lender (other than any Lender becoming a party hereto pursuant to a request under Section 2.23) with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquired such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquired its interest in such Loan or (B) such Lender designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable under Section 2.21 either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment  or such Lender immediately before it changed its lending office, (iii) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.21(d) and (iv) any Tax imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of July 1, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Holdco, the Parent Borrower, the Canadian Borrower, the Luxembourg Borrower, the other borrowers from time to time party thereto, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo, as administrative agent and multicurrency agent.

“Existing Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness” hereof.

“Existing Letters of Credit” means the Letters of Credit listed on Schedule 1.1(b).

“Existing MWV Notes” means, collectively, the notes of MWV set forth on Schedule 1.1(a)(i).

“Existing RKT Senior Notes” means, collectively, the notes of RKT set forth on Schedule 1.1(a)(ii).

“Existing Senior Notes” means, collectively, the Existing MWV Notes and the Existing RKT Senior Notes.

“Extension Date” has the meaning set forth in Section 2.27(b).

“Extension of Credit” means, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Farm Credit Lender” means a federally chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“Farm Credit Term Loan Facility” means the Amended and Restated Credit Agreement, dated as of July 7, 2022, among WestRock Southeast, LLC, a Delaware limited liability company, as borrower, the guarantors from time to time party thereto, the lenders party thereto and CoBank, ACB, as administrative agent.

“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” means all fees payable pursuant to Section 2.13.

“Fiscal Quarter” means any fiscal quarter of the SEC Filer.

“Fiscal Year” means any fiscal year of the SEC Filer.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Borrower” means each Canadian Credit Party and each Foreign Subsidiary Borrower.

“Foreign Borrower Obligations” means all Credit Party Obligations of the Canadian Credit Parties and the Foreign Subsidiary Borrowers.

“Foreign Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) maintained or contributed to by any Credit Party or any of its Subsidiaries or in respect of which any Credit Party or any of its Subsidiaries is obligated to make contributions, in each case, for the benefit of employees of any Credit Party or any of its Subsidiaries other than those employed within the United States, other than a plan maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (A) the failure to make or, if applicable, accrue in accordance with applicable accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure to register or loss of good standing with applicable regulatory or tax authorities of any such Foreign Plan required to be registered or registered to maintain advantageous tax status; or (C) the failure of any Foreign Plan to comply with any provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower Obligations” means all Credit Party Obligations of the Foreign Subsidiary Borrowers.

“Foreign Subsidiary Borrowers” means (a) the Luxembourg Borrower and (b) each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in a jurisdiction reasonably satisfactory to the Multicurrency Agent and the Revolving Lenders that becomes a Borrower pursuant to Section 2.3(f).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to a Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of applicable Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrowers or for which cash collateral or other credit support acceptable to the applicable Swingline Lender shall have been provided in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and other accrued obligations incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (v) the principal portion of all obligations of such Person under Capital Leases, (vi) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person (other than letters of credit issued for the account of such Person in support of industrial revenue or development bonds that are already included as Indebtedness of such Person under clause (ii) above) and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (vii) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to (A) mandatory sinking fund payments prior to the date six (6) months after the Latest Maturity Date, (B) redemption prior to the date six (6) months after the Latest Maturity Date or (C) other acceleration prior to the date six (6) months after the Latest Maturity Date, (viii) the principal balance outstanding under any Synthetic Lease, (ix) all Indebtedness of others of the type described in clauses (i) through (viii) hereof (which, for purposes of clarity, will not include any of the items described in clause (A)(I) through (A)(XII) below) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed and (x) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (i) through (ix) hereof (which, for purposes of clarity, will not include any of the items described in clause (A)(I) through (A)(XII) below); provided, however, that (A) in the case of the Consolidated Companies, Funded Debt shall not include (I) intercorporate obligations solely among the Consolidated Companies, (II) lease obligations pledged as collateral to secure industrial development bonds, (III) hedge adjustments resulting from terminated fair value interest rate derivatives, (IV) Indebtedness that is non-recourse to such Person under the laws of the applicable jurisdiction (except for Standard Securitization Undertakings), including installment notes issued in timber transactions in the ordinary course of business of the Consolidated Companies, (V) guarantees of the debt of suppliers and vendors incurred in the ordinary course of business of the Consolidated Companies to the extent that the obligations thereunder do not exceed, in the aggregate, $35,000,000, (VI) trade payables re-characterized as Indebtedness in accordance with GAAP under travel and expense reimbursement cards, procurement cards, supply chain finance and similar programs to the extent that the obligations thereunder are satisfied within 180 days of their incurrence under the applicable program, (VII) any obligation in respect of earn-outs, purchase price adjustments or similar acquisition consideration arrangements except to the extent such obligation is no longer contingent and appears as a liability on the balance sheet of the Consolidated Companies in accordance with GAAP, (VIII) any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies, (IX) any industrial revenue or development bonds that have been redeemed, repurchased or defeased by the Consolidated Companies or otherwise (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds), (X) the portion of any industrial revenue or development bonds that have been cash collateralized (and any other Indebtedness, including Guaranty Obligations, in respect of such portion of such bonds) (it being understood and agreed that the carveout in this clause (X) shall include the aggregate principal amount of the Collateralized Bonds that is outstanding as of the Closing Date (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds)), (XI) obligations with respect to insurance policy loans to the extent offset by the assets of the applicable insurance policies and (XII) financing liabilities arising under the KapStone Paper Chip Mill Contracts (in an amount, as of March 31, 2022, of approximately $92,000,000, as such amount may increase or decrease in accordance with the terms of the KapStone Paper Chip Mill Contracts), (B) the Funded Debt of any Person shall include the Funded Debt of any other entity that is not a Consolidated Company (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt expressly provide that such Person is not liable therefor and (C) with respect to any Funded Debt of any Consolidated Company that is a partnership or Joint Venture, the Funded Debt of such partnership or Joint Venture shall be limited to the product of the Ownership Share of the Credit Parties and their Restricted Subsidiaries in such partnership or Joint Venture multiplied by the principal amount of such Funded Debt, unless a larger amount of such Funded Debt is recourse to Holdco or any Restricted Subsidiary (in which event such larger amount of such Funded Debt shall constitute Funded Debt).

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Gondi Acquisition” has the meaning assigned to the term “Acquisition” in Amendment No. 1.

“Gondi Acquisition Agreement” has the meaning assigned to the term “Acquisition Agreement” in Amendment No. 1.

“Government Acts” has the meaning set forth in Section 2.22(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Guaranteed Hedging Agreement” means any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Guarantors” means (i) with respect to the U.S. Obligations, the U.S. Guarantors, (ii) with respect to the Canadian Obligations, the Parent Borrower, the U.S. Guarantors and any Additional Credit Party and (iii) with respect to the Foreign Subsidiary Borrower Obligations, the Parent Borrower, each Canadian Credit Party, the U.S. Guarantors and any Additional Credit Party.

“Guaranty” means the guaranty of the Guarantors set forth in Articles X and XI.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Substances” means any substance, waste, chemical, pollutant or contaminant, material or compound in any form, including petroleum, crude oil or any fraction thereof, asbestos or asbestos containing materials, or polychlorinated biphenyls, that is regulated pursuant to any Environmental Law.

“Hedging Agreement Provider” means any Person that (i) to the extent it is not a Lender, has provided the Administrative Agent with a fully executed Designation Notice, substantially in the form of Exhibit D and (ii) enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.3 to the extent that (a) such Person is a Lender, an Agent, an Affiliate of a Lender or an Agent or any other Person that was a Lender or an Agent (or an Affiliate of a Lender or an Agent) at the time it entered into the Hedging Agreement but has ceased to be a Lender or an Agent (or whose Affiliate has ceased to be a Lender or an Agent) under the Credit Agreement or (b) such Person is a Lender, an Agent or an Affiliate of a Lender or an Agent on the Closing Date or becomes a Lender after the Closing Date in connection with the primary syndication of the credit facilities provided hereunder and the Hedging Agreement to which such Person is a party was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or an Agent or such Person’s Affiliate ceased to be a Lender or an Agent); provided, in the case of a Guaranteed Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal or increase in notional amount) of such Guaranteed Hedging Agreement.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, but excluding (i) any purchase, sale or option agreement relating to commodities used in the ordinary course of such Person’s business and (ii) any agreement existing as of the Closing Date or entered into after the Closing Date in accordance with the historical practices of the Consolidated Companies related to the fiber trading and fiber brokerage business of such Persons.

“Holdco” has the meaning set forth in the introductory paragraph hereof.

“Identified Institutions” has the meaning set forth in the definition of “Disqualified Institutions”.

“Illegality Notice” has the meaning set forth in Section 2.18(b).

“Immaterial Subsidiary” means any Restricted Subsidiary (other than a Borrower) where (a) the Consolidated Net Tangible Assets of such Restricted Subsidiary are less than 5.0% of the Consolidated Net Tangible Assets of the Consolidated Companies as of the end of the most recent full Fiscal Quarter for which internal financial statements are available immediately preceding the date of determination and (b) the EBITDA of such Restricted Subsidiary is less than 5.0% of the EBITDA of the Consolidated Companies as of the end of the four most recent full Fiscal Quarters, treated as one period, for which internal financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (a) and (b), determined in accordance with GAAP; provided that Immaterial Subsidiaries may not in the aggregate have (x) Consolidated Net Tangible Assets constituting in excess of 15.0% of the Consolidated Net Tangible Assets of the Consolidated Companies as of the end of the most recent full Fiscal Quarter for which internal financial statements are available immediately preceding the date of determination or (y) EBITDA constituting in excess of 15.0% of the EBITDA of the Consolidated Companies as of the end of the four most recent full Fiscal Quarters, treated as one period, for which internal financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (x) and (y), determined in accordance with GAAP (and, in the event that the Consolidated Net Tangible Assets and/or the EBITDA of all Immaterial Subsidiaries exceed the thresholds specified in the foregoing clauses (x) and (y), as applicable, one or more of the Restricted Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the amounts of their respective Consolidated Net Tangible Assets or EBITDA, as the case may be, until such excess has been eliminated).

“Increased Amount Date” has the meaning assigned thereto in Section 2.26(a).

“Incremental Lender” has the meaning assigned thereto in Section 2.26(a).

“Incremental Loan Commitments” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Loan” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Commitment” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Commitment Increase” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Loan” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Term Loan” has the meaning assigned thereto in Section 2.26(a)(i). For the avoidance of doubt, all references in this Agreement to Incremental Term Loans shall include, at any time after any Amendment No. 1 Delayed Draw Funding Date, the Amendment No. 1 Delayed Draw Term Loans borrowed on such Amendment No. 1 Delayed Draw Funding Date.

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.26(a)(i). For the avoidance of doubt, all references in this Agreement to Incremental Loan Commitments shall include, at any time after the Amendment No. 1 Effective Date, the Amendment No. 1 Delayed Draw Term Loan Commitments.

“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Note” or “Incremental Term Loan Notes” means the promissory notes of the Parent Borrower in favor of each of the Incremental Term Loan Lenders that requests a promissory note evidencing the portion of the Incremental Term Loans provided pursuant to Section 2.26 individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and other accrued obligations incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements (excluding (a) any purchase, sale or option agreement relating to commodities used in the ordinary course of such Person’s business and (b) any agreement existing as of the Closing Date or entered into after the Closing Date in the ordinary course of business of Holdco and the Restricted Subsidiaries related to the fiber trading and fiber brokerage businesses (other than any agreement entered into for speculative purposes) of such Persons), (vi) all Indebtedness of others (which, for purposes of clarity, will not include any of the items described in clauses (A)(I) through (A)(XII) below) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (vii) all Guaranty Obligations of such Person with respect to Indebtedness of another Person (which, for purposes of clarity, will not include any of the items described in clauses (A)(I) through (A)(XII) below), (viii) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (ix) all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP, (x) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to (A) mandatory sinking fund payments prior to the date six (6) months after the Latest Maturity Date, (B) redemption prior to the date six (6) months after the Latest Maturity Date or (C) other acceleration prior to the date six (6) months after the Latest Maturity Date and (xii) the principal balance outstanding under any Synthetic Lease plus any accrued interest thereon; provided, however, that (A) in the case of the Consolidated Companies, Indebtedness shall not include (I) intercorporate obligations solely among the Consolidated Companies, (II) lease obligations pledged as collateral to secure industrial development bonds, (III) hedge adjustments resulting from terminated fair value interest rate derivatives, (IV) non-recourse installment notes issued in timber transactions in the ordinary course of business of the Consolidated Companies, (V) guarantees of the debt of suppliers and vendors incurred in the ordinary course of business of the Consolidated Companies to the extent that the obligations thereunder do not exceed, in the aggregate, $35,000,000, (VI) trade payables re-characterized as Indebtedness in accordance with GAAP under travel and expense reimbursement cards, procurement cards, supply chain finance and similar programs to the extent that the obligations thereunder are satisfied within 180 days of their incurrence under the applicable program, (VII) any obligations in respect of earn-outs, purchase price adjustments or similar acquisition consideration arrangements except to the extent such obligation is no longer contingent and appears as a liability on the balance sheet of the Consolidated Companies in accordance with GAAP, (VIII) any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies, (IX) any industrial revenue or development bonds that have been redeemed, repurchased or defeased by the Consolidated Companies or otherwise (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds), (X) the portion of any industrial revenue or development bonds that have been cash collateralized (and any other Indebtedness, including Guaranty Obligations, in respect of such portion of such bonds) (it being understood and agreed that the carveout in this clause (X) shall include the aggregate principal amount of the Collateralized Bonds that is outstanding as of the Closing Date (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds)), (XI) obligations with respect to insurance policy loans to the extent offset by the assets of the applicable insurance policies and (XII) financing liabilities arising under the KapStone Paper Chip Mill Contracts (in an amount, as of March 31, 2022, of approximately $92,000,000, as such amount may increase or decrease in accordance with the terms of the KapStone Paper Chip Mill Contracts), (B) the Indebtedness of any Person shall include the Indebtedness of any other entity that is not a Consolidated Company (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor and (C) with respect to any Indebtedness of any Consolidated Company that is a partnership or Joint Venture, the Indebtedness of such partnership or Joint Venture shall be limited to the product of the Ownership Share of the Credit Parties and their Restricted Subsidiaries in such partnership or Joint Venture multiplied by the principal amount of such Indebtedness, unless a larger amount of such Indebtedness is recourse to Holdco or any Restricted Subsidiary (in which event such larger amount of such Indebtedness shall constitute Indebtedness).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.5(b).

“Information” has the meaning set forth in Section 9.14.

“Information Materials” has the meaning set forth in Section 5.7.

“Initial Guarantors” has the meaning set forth in the introductory paragraph hereof.

“Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

“Interbank Reference Rate” means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Multicurrency Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other banks.

“Intercompany Debt” has the meaning set forth in Section 9.18.

“Interest Determination Date” has the meaning set forth in the definition of “Applicable Percentage”.

“Interest Expense” means, with respect to any Person for any period, the sum of the amount of interest paid or accrued in respect of such period.

“Interest Payment Date” means (a) as to any Base Rate Loan, (i) the last Business Day of each March, June, September and December and (ii) with respect to the Revolving Loans, the Revolving Maturity Date and, with respect to the Term Loans, the Term Loan Maturity Date, (b) as to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month or three months, as applicable, after the borrowing of such Loan and (ii) the Revolving Maturity Date and (c) as to any Eurocurrency Rate Loan or Term SOFR Loan, (i) the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three‑month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and (ii) with respect to the Revolving Loans, the Revolving Maturity Date and, with respect to the Term Loans, the Term Loan Maturity Date.

“Interest Period” means, as to any Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Applicable Borrower in its Notice of Borrowing or Notice of Conversion/Extension and subject to availability; provided that:

(a)            the Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)            if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)            [reserved];

(e)            no Interest Period shall extend beyond the Revolving Maturity Date (with respect to the Revolving Loans) or the Term Loan Maturity Date (with respect to the Term Loans), and Interest Periods shall be selected by the Applicable Borrower so as to permit such Borrower to make mandatory reductions of the Revolving Commitment pursuant to Section 2.12(b) without payment of any amounts pursuant to Section 2.20;

(f)            there shall be no more than twelve (12) Interest Periods in effect at any time; and

(g)            no tenor that has been removed from this definition pursuant to Section 2.17(d) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Extension.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person or (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means, as applicable with respect to any Letter of Credit or LOC Obligations, Wells Fargo (or its designated Affiliate) and Bank of America, N.A. (or its designated Affiliate) and any other Lender that agrees to be an issuing lender that is acceptable to the Parent Borrower and the Administrative Agent, or any successor issuing lender hereunder, and any issuing lender under an Existing Letter of Credit or any successor issuing lender thereunder.

“Issuing Lender Fees” has the meaning set forth in Section 2.13(c).

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit H, executed and delivered by each Person who becomes a Guarantor in accordance with the provisions of Section 5.10.

“Joint Venture” means, with respect to any Person, any corporation or other entity (including limited liability companies, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, of which some but less than 100% of the total combined voting power of all classes of Voting Stock or other ownership interests, at the time as of which any determination is being made, is owned by such Person, either directly or indirectly through one or more Subsidiaries of such Person.

“Judgment Currency” has the meaning set forth in Section 9.17.

“KapStone” means KapStone Paper and Packaging Corporation, a Delaware corporation.

“KapStone Paper Chip Mill Contracts” means the non-cancellable contracts entered into by KapStone in 2015 to construct facilities to produce wood chips for use at KapStone’s Charleston and Roanoke Rapids paper chip mills.

“Known Affiliates” has the meaning set forth in the definition of “Disqualified Institutions”.

“Latest Maturity Date” means the latest maturity date of any Loan incurred or outstanding under this Agreement at any given time after giving effect to any renewal, refinancing, refunding or extension of Loans incurred or outstanding pursuant to this Agreement.

“Lead Arrangers” means (i) Wells Fargo Securities, LLC, BofA Securities, Inc., CoBank, ACB, Goldman Sachs Bank USA, Mizuho Bank, Ltd., TD Bank, N.A., Truist Securities, Inc., Coöperatieve Rabobank U.A., New York Branch, ING Bank N.V., Dublin Branch, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Regions Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and U.S. Bank National Association, each in its capacity as a joint lead arranger with respect to this Agreement and (ii) each Amendment No. 1 Lead Arranger.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.26.

“Lender Participation Notice” means a Lender Participation Notice substantially in the form of Exhibit K.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto (including any Multicurrency Revolving Lender or U.S. Revolving Lender), and their respective successors and assigns and any Incremental Lender (including any Amendment No. 1 Delayed Draw Term Loan Lender) (and unless the context requires otherwise any Swingline Lender).

“Letters of Credit” means any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, restated, modified, extended, renewed or replaced from time to time.

“Letter of Credit Fee” has the meaning set forth in Section 2.13(b).

“Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Debt as of such date minus (ii) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence, to (b) EBITDA for the period of the four prior Fiscal Quarters ending on such date.

“License” has the meaning set forth in Section 5.6(c).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind in the nature of a security interest (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Loan” or “Loans” means a Revolving Loan, a Term Loan, a Swingline Loan and/or an Incremental Loan, as appropriate.

“LOC Commitment” means the commitment of the Issuing Lender to issue Letters of Credit up to the LOC Committed Amount and, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to purchase Participation Interests in the Letters of Credit up to such U.S. Revolving Lender’s Revolving Commitment Percentage of the LOC Committed Amount, as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Committed Amount” has the meaning set forth in Section 2.8(a).

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” has the meaning set forth in the introductory paragraph hereof.

“Luxembourg Companies Register” has the meaning set forth in Section 4.1(c)(ii).

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders of such Class holding in the aggregate more than fifty percent (50%) of the unused Commitments of such Class and the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the Loans of such Class, in each case at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority in Interest, Credit Party Obligations (including Participation Interests) of the applicable Class owing to such Defaulting Lender and such Defaulting Lender’s Commitments of the applicable Class.

“Mandatory Canadian Borrowing” has the meaning set forth in Section 2.7(c)(i).

“Mandatory LOC Borrowing” has the meaning set forth in Section 2.8(e).

“Mandatory U.S. Borrowing” has the meaning set forth in Section 2.6(b)(ii).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of Holdco and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their obligations under any Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties, taken as a whole, of the Credit Documents.

“Material Contract” means any contract or other arrangement to which Holdco or any of its Subsidiaries is a party that is required to be filed with the SEC.

“Material Subsidiary” means each Restricted Subsidiary that is not an Immaterial Subsidiary.

“MNPI” has the meaning specified in Section 2.11(f)(i).

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Most Favored Lender Provisions” has the meaning set forth in Section 9.1.

“Multicurrency Agent” has the meaning set forth in the introductory paragraph hereof, together with any successors or assigns.

“Multicurrency Agent’s Office” means, with respect to any currency, the Multicurrency Agent’s address and, as appropriate, account as set forth on Schedule 9.2 with respect to such currency, or such other address or account with respect to such currency as the Multicurrency Agent may from time to time notify to the Borrowers and the Lenders.

“Multicurrency Alternative Currency” means Euro, U.S. Dollars and Sterling.

“Multicurrency Alternative Currency Revolving Loans” means Revolving Loans made in a Multicurrency Alternative Currency to a Multicurrency Borrower under Section 2.3, which for the avoidance of doubt shall not include the Canadian Revolving Loans made to the Canadian Borrower under Section 2.2.

“Multicurrency Borrower” means the Parent Borrower, each U.S. Subsidiary Borrower and each Foreign Subsidiary Borrower.

“Multicurrency Commitment Fee” has the meaning set forth in Section 2.13(a)(ii).

“Multicurrency Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower delivered in connection with Section 2.3.

“Multicurrency Lending Office” means, initially, the office of each Multicurrency Revolving Lender designated as such Lender’s Multicurrency Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Multicurrency Alternative Currency Revolving Loans of such Lender are to be made.

“Multicurrency Revolving Commitment” means, with respect to each Multicurrency Revolving Lender, the commitment of such Multicurrency Revolving Lender to make Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment Percentage of the Multicurrency Revolving Committed Amount.

“Multicurrency Revolving Commitment Percentage” means, for each Multicurrency Revolving Lender, the percentage identified as its Multicurrency Revolving Commitment Percentage on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such Multicurrency Revolving Lender became a Multicurrency Revolving Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Multicurrency Revolving Committed Amount” means an aggregate principal amount of $500,000,000 as of the Closing Date, as such amount may be reduced from time to time in accordance with Section 2.12.

“Multicurrency Revolving Lenders” means (a) each of the Persons identified as a “Multicurrency Revolving Lender” on the signature pages hereto or its designated Affiliate or branch, (b) any other entity that may be added as a Multicurrency Revolving Lender in accordance with the terms of this Agreement; provided that such entity is able to fulfill all obligations of a Multicurrency Revolving Lender under the terms of this Agreement (including the obligation to make Loans in any Multicurrency Alternative Currency) in accordance with the requirements of applicable law, and (c) the successors and assigns of each of the foregoing.  For purposes of clarity, each Multicurrency Revolving Lender shall also be a Canadian Revolving Lender.

“Multicurrency Revolving Note” or “Multicurrency Revolving Notes” means the promissory notes of a Multicurrency Borrower provided pursuant to Section 2.3(e) in favor of each of the Multicurrency Revolving Lenders that requests a promissory note evidencing the Multicurrency Alternative Currency Revolving Loans made by each such Multicurrency Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Multiemployer Plan” means any employee benefit plan of the type defined in Section 3(37) of ERISA or described in Section 4001(a)(3) of ERISA and that is subject to ERISA, to which Holdco or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“MWV” has the meaning set forth in the introductory paragraph hereof.

“MWV SPE Assets” means the Timber Note assets held by MeadWestvaco Timber Note Holding Co. II, LLC, MeadWestvaco Timber Note Holding LLC or any other Restricted Subsidiary.

“Non-Consenting Lender” has the meaning set forth in Section 2.27(b).

“Non-Credit Party” means a Restricted Subsidiary that is not a Credit Party.

“Non-U.S. Revolving Loans” means, collectively, the Canadian Revolving Loans and the Multicurrency Alternative Currency Revolving Loans.

“Note” or “Notes” means the U.S. Revolving Notes, the Canadian Revolving Notes, the Multicurrency Revolving Notes, the U.S. Swingline Note, the Canadian Swingline Note, the Amendment No. 1 Delayed Draw Term Loan Notes and/or the Incremental Term Loan Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” means (i) a request for a U.S. Revolving Loan borrowing pursuant to Section 2.1(b)(i), (ii) a request for a Canadian Revolving Loan borrowing pursuant to Section 2.2(b)(i), (iii) a request for a Multicurrency Alternative Currency Revolving Loan borrowing pursuant to Section 2.3(b)(i), (iv) a request for a U.S. Swingline Loan borrowing pursuant to Section 2.6(b)(i),~~or~~(v) a request for a Canadian Swingline Loan borrowing pursuant to Section 2.7(b), or (vi) a request for an Amendment No. 1 Delayed Draw Term Loan borrowing pursuant to Section 2.5, as appropriate.  A form of the Notice of Borrowing is attached as Exhibit B.

“Notice of Conversion/Extension” means the written notice of (i) conversion of a Term SOFR Loan to an Alternate Base Rate Loan, (ii) conversion of an Alternate Base Rate Loan to a Term SOFR Loan, (iii) conversion of a U.S. Base Rate Loan to a Term SOFR Loan, (iv) conversion of a Term SOFR Loan to a U.S. Base Rate Loan, (v) conversion of a Canadian Prime Rate Loan to a Eurocurrency Rate Loan denominated in Canadian Dollars, (vi) conversion of a Eurocurrency Rate Loan denominated in Canadian Dollars to a Canadian Prime Rate Loan or (vii) extension of a Term SOFR Loan or a Eurocurrency Rate Loan, as appropriate, in each case substantially in the form of Exhibit C.

“OFAC” has the meaning set forth in Section 3.13(a).

“Offered Loans” has the meaning specified in Section 2.11(f)(iii).

“Other Connection Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, Taxes imposed as a result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced, any Credit Documents).

“Other Parties” has the meaning specified in Section 10.7(c).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment of Loans (other than an assignment made pursuant to Section 2.23).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in a Currency other than U.S. Dollars, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Ownership Share” means, with respect to any Joint Venture, Holdco’s or any Restricted Subsidiary’s relative equity ownership (calculated as a percentage) in such Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Joint Venture.

“Parent Borrower” has the meaning set forth in the introductory paragraph hereof.

“Participant” has the meaning set forth in Section 9.6(d).

“Participant Register” has the meaning set forth in Section 9.6(d).

“Participation Interest” means the purchase by a Revolving Lender of a participation interest in Swingline Loans as provided in Section 2.6(b)(ii) and Section 2.7(c), as applicable, and in Letters of Credit as provided in Section 2.8(c).

“Patent License” means all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Patriot Act” means the USA PATRIOT Act, Title III of Pub.  L.  107-56, signed into law October 26, 2001.

“Payment Recipient” has the meaning assigned thereto in Section 8.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdco or any ERISA Affiliate or to which Holdco or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Periodic Term SOFR Determination Day” has the meaning specified in clause (a) of the definition of “Term SOFR.”

“Permitted Securitization Entity” means a Person (other than a Permitted Securitization Subsidiary, individual or Governmental Authority) that was established by a financial institution or Affiliate thereof to purchase or otherwise acquire assets for the principal purpose of securitization, and which purchase or acquisition of such assets is funded through the issuance of securities by such Person or by such Person incurring indebtedness; provided that a financial institution or Affiliate of a financial institution that purchases or acquires assets for the principal purpose of securitization shall also be considered a Permitted Securitization Entity.

“Permitted Securitization Subsidiary” means any Subsidiary of Holdco (other than the Parent Borrower) that (i) is directly or indirectly wholly-owned by Holdco, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is formed to qualify as a “bankruptcy remote” entity, (iv) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of Securitization Assets from Holdco or one or more of its Subsidiaries, the securitization of such Securitization Assets and activities necessary or incidental to the foregoing, (v) if organized within the United States, is organized so as to meet S&P’s requirements for special purpose entities engaged in the securitization of assets, (vi) if organized within Canada or any province or territory thereof, is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction and (vii) if organized outside the United States and Canada (and any province or territory thereof), is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction; provided that if no requirements for special purpose entities exist in such jurisdiction, Holdco shall certify to the Administrative Agent that no recognized rating agency is operating in such jurisdiction that customarily rates securitization transactions.

“Permitted Securitization Transaction” means (a) the transfer by Holdco or one or more of its Restricted Subsidiaries of Securitization Assets to one or more (x) Permitted Securitization Subsidiaries or (y) Permitted Securitization Entities and, in each case, the related financing of such Securitization Assets; provided that, in each case, (i) such transaction is the subject of a favorable legal opinion as to the “true sale” of the applicable Securitization Assets under the laws of the applicable jurisdiction and (ii) such transaction is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings, (b) any credit facility backed or secured by Receivables or any other Securitization Assets of the Consolidated Companies among one or more Consolidated Companies and a financial institution, which credit facility is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings or (c) any other arrangement or agreement in respect of a “true sale” (or any similar concept in the applicable jurisdiction) of Receivables or any other Securitization Assets in accordance with the laws of the United States or any State thereof, Canada, any province or territory of Canada or other applicable jurisdiction.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Peso Facility” has the meaning set forth in Section 2.28.

“Peso Facility Amendment” has the meaning set forth in Section 2.28.

“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Priority Debt Basket” shall mean, at any time, (I) in the case of Section 6.2(w), (a) an amount equal to 10% of Consolidated Net Tangible Assets as of the last day of the most recently ended Fiscal Quarter, less without duplication (b) (i) solely to the extent in excess of the amount in clause (a) above the aggregate principal amount of Indebtedness incurred under Section 6.3(c) then outstanding plus (ii) the aggregate amount of obligations (or, if applicable, the fair market value of inventory) secured by Liens under Section 6.2(w) then outstanding and (II) in the case of Section 6.3(c), (a) an amount equal to 20% of Consolidated Net Tangible Assets as of the last day of the most recently ended Fiscal Quarter, less without duplication (b) (i) the aggregate principal amount of Indebtedness incurred under Section 6.3(c) then outstanding plus (ii) the aggregate amount of obligations (or, if applicable, the fair market value of inventory) secured by Liens under Section 6.2(w) then outstanding.  In the event that any Indebtedness would otherwise count against both the basket in Section 6.3(c) and the basket in Section 6.2(w), such Indebtedness shall be counted, for purposes of calculating the size of the Priority Debt Basket under each of clauses (I) and (II) of this definition, as outstanding only under Section 6.2(w) (and, for purposes of clarity, shall not be counted as outstanding under Section 6.3(c)).

“Private Information” has the meaning set forth in Section 5.7.

“Pro Forma Basis” means, in connection with the calculation as of the applicable Calculation Date (utilizing the principles set forth in Section 1.3(iii)) of the financial covenant set forth in Section 6.1 or the Leverage Ratio in respect of a proposed transaction or designation of a Restricted Subsidiary as an Unrestricted Subsidiary (a “Specified Transaction”), the making of such calculation after giving effect on a pro forma basis to:

(a)          the consummation of such Specified Transaction as of the first day of the applicable Calculation Period;

(b)          the assumption, incurrence or issuance of any Indebtedness of a Consolidated Company (including any Person which became a Consolidated Company pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date);

(c)          the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by a Consolidated Company (including any Person which became a Consolidated Company pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period;

(d)          other than in connection with such Specified Transaction, any assumption, incurrence or issuance of any Indebtedness by a Consolidated Company after the first day of the applicable Calculation Period, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness so incurred or issued bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date, and with any such Indebtedness so assumed bearing interest at a floating rate being calculated using the actual interest rate in effect during such period); and

(e)          other than in connection with such Specified Transaction, the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by a Consolidated Company after the first day of the applicable Calculation Period, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of Holdco or the Parent Borrower delivered to the Administrative Agent in connection with a Specified Transaction, such certificate to contain reasonably detailed calculations satisfactory to the Administrative Agent, upon giving effect to the applicable Specified Transaction on a Pro Forma Basis, of the financial covenant set forth in Section 6.1 for the applicable Calculation Period.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.11(f)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Information” has the meaning set forth in Section 5.7.

“Purchasing Borrower Party” means Holdco or any of its Subsidiaries.

“Qualified Acquisition” means the acquisition by Holdco, any Borrower or any other Restricted Subsidiary of any Person, property, business or assets which acquisition has been designated to the Lenders by a Responsible Officer as a “Qualified Acquisition” so long as, on a Pro Forma Basis after giving effect to such acquisition, the Debt to Capitalization Ratio as of the last day of the most recently ended Fiscal Quarter (for which financial statements have been delivered pursuant to Section 5.7) prior to such acquisition would be no greater than 0.70:1.00; provided that (a) no such designation may be made with respect to any acquisition prior to the end of the fourth full Fiscal Quarter following the completion of the most recently consummated Qualified Acquisition unless the Debt to Capitalization Ratio as of the last day of the most recently ended Fiscal Quarter (for which financial statements have been delivered pursuant to Section 5.7) prior to the consummation of such acquisition was no greater than 0.65:1.00, (b) the aggregate consideration for such acquisition (including the aggregate principal amount of any Indebtedness assumed thereby) is equal to or greater than $1,000,000,000 and (c) Holdco and the Parent Borrower may designate no more than three such acquisitions as a “Qualified Acquisition” during the term of this Agreement.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lenders” has the meaning specified in Section 2.11(f)(iv).

“Qualifying Loans” has the meaning specified in Section 2.11(f)(iv).

“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Rating” means Holdco’s long-term senior unsecured non-credit-enhanced debt rating as was most recently announced by S&P or Moody’s, as applicable.

“Ratings Level” has the meaning set forth in the definition of “Applicable Percentage”.

“Receivables” has the meaning set forth in the definition of “Securitization Assets”.

“Refinanced Term Loan” has the meaning set forth in Section 9.1.

“Refinancing Indebtedness” means, with respect to any Indebtedness (the “Existing Indebtedness”), any other Indebtedness that renews, refinances, refunds, replaces or extends such Existing Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Existing Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Existing Indebtedness and any reasonable fees, premium and expenses relating to such renewal, refinancing, refunding, replacement or extension, unless at the time such Refinancing Indebtedness is incurred, such excess amount shall be permitted under Section 6.3 and, if applicable, utilize a basket thereunder.

“Register” has the meaning set forth in Section 9.6(c).

“Regulation S-X” has the meaning set forth in Section 3.10(a).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Currency other than U.S. Dollars, (i) the central bank for the Currency in which such Credit Party Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Credit Party Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migrating or leaching into the Environment, or into or from any building or facility.

“Replacement Term Loan” has the meaning set forth in Section 9.1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived by regulation.

“Required Financial Information” means, as to any Fiscal Quarter or Fiscal Year, the financial information required by subsections (a) through (c) of Section 5.7 for such Fiscal Quarter or Fiscal Year, as applicable.

“Required Delayed Draw Term Loan Lenders” means, at any time, Amendment No. 1 Delayed Draw Term Loan Lenders holding in the aggregate more than fifty percent (50%) of (a) the Amendment No. 1 Delayed Draw Term Loan Commitments at such time or (b) if the Amendment No. 1 Delayed Draw Term Loan Commitments have been terminated, the aggregate principal amount of the outstanding Amendment No. 1 Delayed Draw Term Loans at such time; provided, however, that if any Amendment No. 1 Delayed Draw Term Loan Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Delayed Draw Term Loan Lenders, the Amendment No. 1 Delayed Draw Term Loans owing to such Defaulting Lender and such Defaulting Lender’s Amendment No. 1 Delayed Draw Term Loan Commitments, or after termination of the Amendment No. 1 Delayed Draw Term Loan Commitments, the principal balance of the Amendment No. 1 Delayed Draw Term Loans owing to such Defaulting Lender.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of the Revolving Commitments and the Amendment No. 1 Delayed Draw Term Loan Commitments (or, if the Amendment No. 1 Delayed Draw Term Loan Commitments have been terminated, the aggregate principal amount of the outstanding Amendment No. 1 Delayed Draw Term Loans), in each case at such time or (b) if the Revolving Commitments have been terminated, the sum of the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Revolving Loans and Participation Interests and the Amendment No. 1 Delayed Draw Term Loan Commitments (or, if the Amendment No. 1 Delayed Draw Term Loan Commitments have been terminated, the aggregate principal amount of the outstanding Amendment No. 1 Delayed Draw Term Loans), in each case at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments and Amendment No. 1 Delayed Draw Term Loan Commitments, or after termination of the Revolving Commitments and the Amendment No. 1 Delayed Draw Term Loan Commitments, the principal balance of the Credit Party Obligations owing to such Defaulting Lender

“Required Multicurrency Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Multicurrency Revolving Commitments at such time or (b) if the Multicurrency Revolving Commitments have been terminated, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans and Participation Interests in Canadian Swingline Loans at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Multicurrency Lenders, Canadian Obligations (including Participation Interests), U.S. Obligations and Foreign Subsidiary Borrower Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Multicurrency Revolving Commitments, the principal balance of the Canadian Obligations, U.S. Obligations and/or Foreign Subsidiary Borrower Obligations, as applicable, owing to such Defaulting Lender.

“Required Revolving Lenders” means, at any time, Revolving Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Commitments at such time or (b) if the Revolving Commitments have been terminated, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Revolving Loans and Participation Interests at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Revolving Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments, or after termination of the Revolving Commitments, the principal balance of the Credit Party Obligations owing to such Defaulting Lender.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, the Treasurer, the Chief Accounting Officer,~~or~~the Controller or the Assistant Treasurer of Holdco or the Parent Borrower (unless otherwise specified).

“Restricted Subsidiary” means any Subsidiary of Holdco (unless otherwise expressly stated) other than any such Subsidiary that is or shall become an Unrestricted Subsidiary as provided herein.

“Revaluation Date” means, with respect to any RFR Loan or Eurocurrency Rate Loan, each of the following: (a) each date such Loan is made pursuant to Section 2.1, Section 2.2 or Section 2.3; (b) each date such Loan is continued pursuant to Section 2.10; (c) the last Business Day of each calendar month; and (d) such additional dates as the Administrative Agent, Multicurrency Agent or the Required Lenders shall specify.

“Revolving Commitment Percentage” means, for any Lender, such Lender’s U.S. Revolving Commitment Percentage and/or Multicurrency Revolving Commitment Percentage, as the context may require.

“Revolving Commitments” means, collectively, the U.S. Revolving Commitment, the Multicurrency Revolving Commitment, the LOC Commitment, the U.S. Swingline Commitment, the Canadian Swingline Commitment and any Incremental Revolving Commitment.

“Revolving Lenders” means, collectively, the Canadian Revolving Lenders, the Multicurrency Revolving Lenders, the U.S. Revolving Lenders and the Incremental Revolving Lenders.

“Revolving Loans” means, collectively, the Canadian Revolving Loans, the Multicurrency Alternative Currency Revolving Loans, the U.S. Revolving Loans and, if applicable, any Incremental Revolving Loans, and “Revolving Loan” means any of such Revolving Loans.

“Revolving Maturity Date” means July 7, 2027.

“RFR” means, for any Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, SONIA.

“RFR Business Day” means, for any Credit Party Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“RFR Loan” means any Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“RFR Rate Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.

“RKT” has the meaning set forth in the introductory paragraph hereof.

“S&P” means S&P Global Ratings, a segment of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to Sanctions.

“Sanctioned Person” means (a) a person named on the list of Specially Designated Nationals maintained by OFAC or the Canadian Sanctions List, (b) any Person operating, organized or resident in a Sanctioned Entity or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Canadian government, (c) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (d) any other Governmental Authority having jurisdiction over Holdco and its consolidated Subsidiaries and their respective operations.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“SEC Filer” means Holdco or such Restricted Subsidiary that files with the SEC the audited and unaudited financial statements of Holdco and its consolidated Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, the “Receivables”) owed to or owned by Holdco or any Subsidiary (whether now existing or arising or acquired in the future), all collateral securing such Receivables, all contracts and contract rights, purchase orders, records, security interests, financing statements or other documentation in respect of such Receivables and all guarantees, letters of credit, insurance or other agreements or arrangements supporting or securing payment in respect of such Receivables, all lockboxes and collection accounts in respect of such Receivables (but only to the extent such lockboxes and collection accounts contain only amounts related to such Receivables subject to a Permitted Securitization Transaction), all collections and proceeds of such Receivables and other assets which are of the type customarily granted or transferred in connection with securitization transactions involving receivables similar to such Receivables.

“Sharing Event” means (a) the occurrence of any Event of Default under Section 7.1(g), (b) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case in accordance with Section 7.2 or (c) the failure of any Borrower to pay any principal of, or interest on, any Loans or any LOC Obligations on the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Transaction” has the meaning set forth in the definition of “Pro Forma Basis” set forth in this Section 1.1.

“Spot Rate” means, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent on the date of determination.

“Standard Securitization Undertakings” means (i) any obligations and undertakings of Holdco or any Restricted Subsidiary on terms and conditions consistent with the sale treatment of Securitization Assets in a transaction that results in a legal “true sale” of Securitization Assets in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction and (ii) any obligations and undertakings of Holdco or any Restricted Subsidiary not inconsistent with the treatment of the transfer of Securitization Assets in a transaction as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction; provided that Standard Securitization Undertakings shall not include any guaranty or other obligation of Holdco and its Restricted Subsidiaries with respect to any Securitization Asset that is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable obligor with respect to such Securitization Asset.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling RFR Determination Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through one or more intermediaries or subsidiaries.  Unless otherwise identified, “Subsidiary” or “Subsidiaries” means Subsidiaries of Holdco.

“Successor Borrower” has the meaning set forth in Section 6.4(a)(i).

“Successor Holdco” has the meaning set forth in Section 6.4(a).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means the U.S. Swingline Lender and/or the Canadian Swingline Lender, as applicable.

“Swingline Loan” means a U.S. Swingline Loan and/or a Canadian Swingline Loan, as applicable.

“Synthetic Lease” means any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Tax Exempt Certificate” has the meaning set forth in Section 2.21(d)(2)(iii).

“Taxes” has the meaning set forth in Section 2.21(a).

“Term Loan Lenders” means, collectively, the Incremental Term Loan Lenders and the Amendment No. 1 Delayed Draw Term Loan Lenders.

“Term Loan Note” means an Amendment No. 1 Delayed Draw Term Loan Note and/or an Incremental Term Loan Note, as appropriate.

“Term Loan Maturity Date” means, (i) with respect to any Incremental Term Loan (other than the Amendment No. 1 Delayed Draw Term Loans), the maturity date in respect of such Incremental Term Loan, as set forth in the applicable Lender Joinder Agreement and (ii) with respect to the Amendment No. 1 Delayed Draw Term Loans, the Amendment No. 1 Delayed Draw Maturity Date.

“Term Loans” means, collectively, the Incremental Term Loans (including, after any borrowing thereof, the Amendment No. 1 Delayed Draw Terms Loans) and “Term Loan” means any of such Term Loans.

“Term SOFR” means,

(a)            for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Funded Debt” means, without duplication, the sum of: (a) Consolidated Funded Debt, (b) with respect to a Permitted Securitization Transaction, (i) if a Permitted Securitization Subsidiary is a party to such Permitted Securitization Transaction, the aggregate principal, stated or invested amount of outstanding loans made to the relevant Permitted Securitization Subsidiary under such Permitted Securitization Transaction and (ii) if a Permitted Securitization Entity is a party to such Permitted Securitization Transaction, the aggregate amount of cash consideration received as of the date of such sale or transfer by Holdco and its Restricted Subsidiaries from the sale or transfer of Receivables or other Securitization Assets during the applicable calendar month in which such sale or transfer took place under such Permitted Securitization Transaction, and (c) to the extent not otherwise included, the outstanding principal balance of Indebtedness under any Permitted Securitization Transaction referenced in clause (b) of the definition thereof.

“Trade Date” has the meaning set forth in Section 9.6(b)(i)(B).

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Transactions” means, collectively, the borrowings under this Agreement and the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” means, as to any Loan, its nature as a Base Rate Loan, Term SOFR Loan, Eurocurrency Rate Loan, RFR Loan, U.S. Swingline Loan or Canadian Swingline Loan, as the case may be.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (i) any Permitted Securitization Subsidiary, (ii) any Joint Venture that is a Subsidiary and (iii) any Subsidiary (other than the Parent Borrower) which, at the option of the Parent Borrower, is designated in writing by the Parent Borrower to the Administrative Agent as being an Unrestricted Subsidiary; provided that the Parent Borrower may designate any such Permitted Securitization Subsidiary or Joint Venture as a Restricted Subsidiary in its discretion.  The Parent Borrower may designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time so long as (A) no Default or Event of Default is in existence or would be caused by such designation and (B) the Parent Borrower supplies to the Administrative Agent a Pro Forma Compliance Certificate demonstrating pro forma compliance with the financial covenant in Section 6.1 after giving effect to such designation.

“U.S. Base Rate” means a fluctuating rate of interest per annum which is equal to the greater of (i) the reference rate of interest (however designated) of the Multicurrency Agent for determining interest chargeable by it on U.S. Dollar commercial loans made in Canada on such day and (ii) the Federal Funds Rate in effect on such day plus ½ of 1%.

Notwithstanding the foregoing, in no event shall the U.S. Base Rate be less than 0.00% per annum.

“U.S. Base Rate Loans” means Revolving Loans made by the Multicurrency Revolving Lenders in U.S. Dollars accruing interest based on the U.S. Base Rate.

“U.S. Commitment Fee” has the meaning set forth in Section 2.13(a)(i).

“U.S. Credit Parties” means the Parent Borrower, any U.S. Subsidiary Borrower and the U.S. Guarantors.

“U.S. Dollars” and “U.S.$” means dollars in lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantors” means Holdco, the Initial Guarantors and any Additional Credit Party (other than any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary).

“U.S. Obligations” means all Credit Party Obligations (other than those arising under Article XI hereof) of the Parent Borrower, including any Credit Party Obligations of the Parent Borrower in respect of Multicurrency Alternative Currency Revolving Loans, and the other U.S. Credit Parties.

“U.S. Revolving Commitment” means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the U.S. Revolving Lender’s U.S. Revolving Commitment Percentage of the U.S. Revolving Committed Amount.

“U.S. Revolving Commitment Percentage” means, for each U.S. Revolving Lender, the percentage identified as its U.S. Revolving Commitment Percentage on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender became a U.S. Revolving Lender hereunder, as such percentage may be modified in connection with any Incremental Revolving Commitment and/or any assignment made in accordance with the provisions of Section 9.6(b).

“U.S. Revolving Committed Amount” has the meaning set forth in Section 2.1(a)(ii).

“U.S. Revolving Lender” means any Lender which has a U.S. Revolving Commitment.

“U.S. Revolving Loans” means Revolving Loans made in U.S. Dollars to the Parent Borrower or any U.S. Subsidiary Borrower under Section 2.1.

“U.S. Revolving Note” or “U.S. Revolving Notes” means the promissory notes of the Parent Borrower provided pursuant to Section 2.1(e) in favor of each of the U.S. Revolving Lenders that requests a promissory note evidencing the U.S. Revolving Loans, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“U.S. Subsidiary Borrowers” means each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in United States, any State thereof or the District of Columbia that becomes a Borrower pursuant to Section 2.1(f).

“U.S. Swingline Commitment” means the commitment of the U.S. Swingline Lender to make U.S. Swingline Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the U.S. Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the U.S. Swingline Loans as provided in Section 2.6(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“U.S. Swingline Committed Amount” shall have the meaning set forth in Section 2.6(a).

“U.S. Swingline Lender” means Wells Fargo, in its capacity as such, or any successor U.S. swingline lender hereunder

“U.S. Swingline Loan” or “U.S. Swingline Loans” has the meaning set forth in Section 2.6(a).

“U.S. Swingline Note” means the promissory note of the Parent Borrower in favor of the U.S. Swingline Lender evidencing the U.S. Swingline Loans provided pursuant to Section 2.6(e), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Voting Participant” has the meaning set forth in Section 9.6(d).

“Voting Participant Notice” has the meaning set forth in Section 9.6(d).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Wholly-Owned Domestic Restricted Subsidiary” has the meaning set forth in Section 5.10(a).

“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares or shares aggregating less than 1% of the outstanding shares of such Subsidiary which are owned by individuals) and voting interests are owned by any one or more of Holdco and Holdco’s other Wholly-Owned Subsidiaries at such time.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.            Computation of Time Periods.

All time references in this Credit Agreement and the other Credit Documents shall be to Charlotte, North Carolina time unless otherwise indicated.  For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3.            Accounting Terms.

(i)            Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Holdco and its consolidated Subsidiaries delivered to the Lenders (or of the Parent Borrower and its consolidated Subsidiaries with respect to the period prior to the initial delivery to the Lenders of audited consolidated financial statements of Holdco and its consolidated Subsidiaries); provided that, if the Parent Borrower shall notify the Administrative Agent that it wishes to amend the financial covenant in Section 6.1 or the definition of Leverage Ratio (or any component thereof) to eliminate the effect of any change in GAAP on the operation of such covenant or such ratio (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Section 6.1 or the definition of Leverage Ratio (or any component thereof) for such purpose), then Holdco’s compliance with such covenant shall be determined on the basis of GAAP in effect and as adopted by the Parent Borrower on the Closing Date, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders.

(ii)            The Parent Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any Required Financial Information, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application (it being understood that the requirement in this subsection (ii) shall be satisfied if the information required by clauses (a) and (b) above are included the applicable Required Financial Information).

(iii)            Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenant set forth in Section 6.1 or in determining the Leverage Ratio for any applicable period (including for purposes of the definitions of “Applicable Percentage,” “Consolidated Interest Expense,” “EBITDA,” “Pro Forma Basis” and “Total Funded Debt” set forth in Section 1.1), if any Acquisition or disposition of Property occurred during such period, such calculations with respect to such period shall be made on a Pro Forma Basis.

(iv)            Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that after the Credit Parties’ obligations with respect to a series of debt securities are deemed to be no longer outstanding under an indenture or other operative document governing such debt securities (including due to having paid or irrevocably deposited funds sufficient to pay the entire Indebtedness represented by such debt securities at a given date), (A) such debt securities will thereafter be deemed to be no longer “outstanding” for purposes of all calculations made under this Credit Agreement and (B) any interest expense attributable to such debt securities will thereafter be deemed not to constitute Interest Expense for purposes of all calculations made under this Agreement.

(v)            Notwithstanding anything to the contrary contained herein, only those leases (assuming for purposes hereof that they were in existence on December 31, 2017) that would have constituted Capital Leases as of December 31, 2017, shall be considered Capital Leases hereunder and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.

1.4.      Exchange Rates; Currency Equivalents.

(a)            The Multicurrency Agent shall determine in good faith the Spot Rates and Exchange Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Extensions of Credit and amounts outstanding hereunder denominated in Canadian Dollars and in any Multicurrency Alternative Currency.  Such Spot Rates and Exchange Rates, as applicable, shall become effective as of such Revaluation Date and shall be the Spot Rates and Exchange Rates, respectively, employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Holdco or the Parent Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Credit Documents shall be the Dollar Amount thereof as determined in good faith by the Administrative Agent.

(b)   [Reserved].

1.5. Terms Generally; Construction.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any notices required to be given under any Credit Document to or by, and any consent or similar acknowledgment under any Credit Document to be provided from, the Parent Borrower may instead be given to or by, or may be provided from, Holdco.

1.6. Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.7. Luxembourg Terms.

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to the Luxembourg Borrower, a reference to: (a) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, any (i) juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code; (ii) liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies Law”); (iii) juge-commissaire and/or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Law; (iv) commissaire appointed under the Grand-Ducal Decree dated 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and juge délégué appointed under the Luxembourg Act of 14 April 1886 on the composition to avoid bankruptcy, as amended; (b) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a Person being unable to pay its debts includes that Person being in a state of cessation of payments (cessation des paiements); (e) a Person being insolvent includes that Person being in a state of cessation of payments (cessation de paiements) and having lost its creditworthiness (ébranlement de crédit); (f) gross negligence is a reference to faute lourde and wilful misconduct is a reference to faute dolosive/dol; (g) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (h) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (i) a set-off includes, for the purposes of Luxembourg law, legal set-off; (j) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (k) a director/manager includes a gérant.

1.8. Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.17, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.9. Change of Currency.

(a)            The obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

(b)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Parent Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Parent Borrower) may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II
CREDIT FACILITY

2.1. U.S. Revolving Loans.

(a)            U.S. Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the U.S. Revolving Lenders severally agree to make U.S. Revolving Loans to the Parent Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed ONE BILLION EIGHT HUNDRED MILLION U.S. DOLLARS AND ZERO CENTS (U.S.$1,800,000,000) (as such amount may be reduced from time to time in accordance with Section 2.12, the “U.S. Revolving Committed Amount”); provided, however, in each case, that after giving effect to any such U.S. Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any U.S. Revolving Lender’s U.S. Revolving Commitment Percentage of outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed its U.S. Revolving Commitment.  U.S. Revolving Loans may consist of Alternate Base Rate Loans, Term SOFR Loans or a combination thereof, as the Parent Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, U.S. Revolving Loans made on the Closing Date or on any of the three (3) Business Days following the Closing Date may only consist of Alternate Base Rate Loans unless the Parent Borrower executes a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent.  Term SOFR Loans denominated in U.S. Dollars shall be made by each U.S. Revolving Lender at its Domestic Lending Office.  Alternate Base Rate Loans shall be made by each U.S. Revolving Lender at its Domestic Lending Office.

(b)            U.S. Revolving Loan Borrowings.

(i)            Notice of Borrowing.  The Parent Borrower may request a U.S. Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Administrative Agent not later than 11:00 a.m. on the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Term SOFR Loans denominated in U.S. Dollars.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a U.S. Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, Term SOFR Loans or a combination thereof, and if Term SOFR Loans are requested, the Interest Period(s) therefor.  If the Parent Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a Term SOFR Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each U.S. Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such U.S. Revolving Lender’s share thereof.

(ii)            Minimum Amounts.  Each U.S. Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and integral multiples of the Borrowing Multiple in excess thereof (or the remaining U.S. Revolving Committed Amount, if less).

(iii)            Advances.  Each U.S. Revolving Lender will make its U.S. Revolving Commitment Percentage of each U.S. Revolving Loan borrowing available to the Administrative Agent, for the account of the Parent Borrower, in U.S. Dollars and in funds immediately available to the Administrative Agent, at the Administrative Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then promptly be made available to the Parent Borrower by the Administrative Agent on such date by crediting the account of the Parent Borrower designated in the Account Designation Letter hereunder with the aggregate of the amounts made available to the Administrative Agent by the U.S. Revolving Lenders and in like funds as received by the Administrative Agent.

(c)            Repayment.  The principal amount of all U.S. Revolving Loans shall be due and payable in full on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d)            Interest. Subject to the provisions of Sections 2.9 and 2.14, U.S. Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans.  During such periods as U.S. Revolving Loans shall be comprised in whole or in part of Alternate Base Rate Loans, such Alternate Base Rate Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage; and

(ii) Term SOFR Loans.  During such periods as U.S. Revolving Loans shall be comprised in whole or in part of Term SOFR Loans, such Term SOFR Loans shall bear interest at a per annum rate equal to Adjusted Term SOFR plus the Applicable Percentage.

Interest on U.S. Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e)            U.S. Revolving Notes.  The U.S. Revolving Loans shall be further evidenced by a duly executed U.S. Revolving Note in favor of each U.S. Revolving Lender that requests such a note substantially in the form of Exhibit E-1, if requested by such U.S. Revolving Lender.

(f)            Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries of the Parent Borrower incorporated, formed or otherwise organized in the United States, any State thereof or the District of Columbia reasonably satisfactory to the Administrative Agent as joint and several additional Borrowers under the U.S. Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act; provided further that the designation of an additional Borrower shall not occur with respect to any Lender if it would violate applicable law or that Lender’s internal policies and procedures.

2.2            Canadian Revolving Loans.

(a)            Canadian Revolving Commitment.   During the Commitment Period, subject to the terms and conditions hereof, the Canadian Revolving Lenders severally agree to make Revolving Loans in Canadian Dollars or U.S. Dollars to the Canadian Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed the Multicurrency Revolving Committed Amount at such time; provided, however, that after giving effect to any such Canadian Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans, Multicurrency Alternative Currency Revolving Loans and Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any Canadian Revolving Lender’s Canadian Revolving Loans and its Multicurrency Revolving Commitment Percentage of Canadian Swingline Loans shall not exceed its Multicurrency Revolving Commitment.  Canadian Revolving Loans may consist of Term SOFR Loans, U.S. Base Rate Loans, Canadian Prime Rate Loans, Eurocurrency Rate Loans or a combination thereof, as the Canadian Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Term SOFR Loans and U.S. Base Rate Loans made under this Section 2.2 shall be denominated in U.S. Dollars.  Eurocurrency Rate Loans and Canadian Prime Rate Loans made under this Section 2.2 shall be denominated in Canadian Dollars. Term SOFR Loans and U.S. Base Rate Loans shall be made by each Canadian Revolving Lender at its Domestic Lending Office.  Eurocurrency Rate Loans and Canadian Prime Rate Loans shall be made by each Canadian Revolving Lender at its Canadian Lending Office.  Canadian Revolving Loans may only be made by Lenders which are Canadian Lenders.  Any such Lender which should cease to be or to qualify as a Canadian Lender shall forthwith notify the Canadian Borrower of such event.Canadian Revolving Loan Borrowings.

(i)            Notice of Borrowing.  The Canadian Borrower (or the Parent Borrower on behalf of the Canadian Borrower) may request a Canadian Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Multicurrency Agent (with a copy to the Administrative Agent) not later than (i) 12:00 Noon three (3) Business Days prior to the date of the requested borrowing in the case of Eurocurrency Rate Loans, (ii) 11:00 a.m. three (3) Business Days prior to the date of the requested borrowing in the case of Term SOFR Loans and (iii) 11:00 a.m. on the date of the requested borrowing in the case of U.S. Base Rate Loans and Canadian Prime Rate Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Canadian Revolving Loan is requested and the currency thereof, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Eurocurrency Rate Loans, Term SOFR Loans, U.S. Base Rate Loans and/or Canadian Prime Rate Loans, and if Eurocurrency Rate Loans or Term SOFR Loans are being requested, the Interest Period therefor.  If the Canadian Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a Eurocurrency Rate Loan or a Term SOFR Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month or (2) the Type of Canadian Revolving Loan requested, then such notice shall be deemed to be a request for a Eurocurrency Rate Loan in the case of Canadian Dollars and a U.S. Base Rate Loan in the case of U.S. Dollars.  The Multicurrency Agent shall give notice to each Canadian Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Canadian Revolving Lender’s share thereof.

(ii)            Minimum Amounts.  Each Canadian Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and in integral multiples of the Borrowing Multiple in excess thereof (or the remaining amount of the Multicurrency Revolving Committed Amount, if less).

(iii)            Advances.  Each Canadian Revolving Lender will make its Multicurrency Revolving Commitment Percentage of each Canadian Revolving Loan borrowing available to the Multicurrency Agent, for the account of the Canadian Borrower, in U.S. Dollars or Canadian Dollars, as applicable, and in funds immediately available to the Multicurrency Agent, at the Multicurrency Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then promptly be made available to the Canadian Borrower by the Multicurrency Agent on such date by wiring the aggregate of the amounts made available to the Multicurrency Agent by the Canadian Revolving Lenders and in like funds as received by the Multicurrency Agent to the account of the Canadian Borrower specified by the Canadian Borrower in the Account Designation Letter delivered hereunder.

(c)            Repayment.  The principal amount of all Canadian Revolving Loans shall be due and payable in full on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d)            Interest and Fees.  Subject to the provisions of Sections 2.9 and 2.14, Canadian Revolving Loans shall bear interest as follows:

(i) Eurocurrency Rate Loans.  During such periods as Canadian Revolving Loans shall be comprised in whole or in part of Eurocurrency Rate Loans, such Eurocurrency Rate Loans shall bear interest at a per annum rate equal to the sum of the Adjusted Eurocurrency Rate plus the Applicable Percentage.

(ii) Term SOFR Loans.  During such periods as Canadian Revolving Loans shall be comprised in whole or in part of Term SOFR Loans, such Term SOFR Loans shall bear interest at a per annum rate equal to the sum of the Adjusted Term SOFR plus the Applicable Percentage.

(iii) Canadian Prime Rate Loans.  During such periods as Canadian Revolving Loans shall be comprised in whole or in part of Canadian Prime Rate Loans, such Canadian Prime Rate Loan shall bear interest at a per annum rate equal to the sum of the Canadian Prime Rate plus the Applicable Percentage.

(iv) U.S. Base Rate Loans.  During such periods as Canadian Revolving Loans shall be comprised in whole or in part of U.S. Base Rate Loans, such U.S. Base Rate Loans shall bear interest at a per annum rate equal to the sum of the U.S. Base Rate plus the Applicable Percentage.
Interest on Canadian Revolving Loans shall be payable in arrears on each Interest Payment Date (or at such other times as may be specified herein).

(e)            Canadian Revolving Notes.  The Canadian Revolving Loans shall be further evidenced by a duly executed Canadian Revolving Note in favor of each Canadian Revolving Lender that requests such a note in the form of Exhibit E-2, if requested by such Canadian Revolving Lender.

(f)            Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries of the Parent Borrower incorporated, formed or otherwise organized in Canada and reasonably satisfactory to the Multicurrency Agent as joint and several additional Borrowers under the Canadian Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act; provided further that the designation of an additional Borrower shall not occur with respect to any Lender if it would violate applicable law or that Lender’s internal policies and procedures.

2.3            Multicurrency Alternative Currency Revolving Loans.

(a)            Multicurrency Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Multicurrency Revolving Lenders severally agree to make Revolving Loans in Multicurrency Alternative Currencies to any Multicurrency Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed the Multicurrency Revolving Committed Amount; provided, however, that after giving effect to any such Multicurrency Alternative Currency Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any Multicurrency Revolving Lender’s Multicurrency Alternative Currency Revolving Loans and Canadian Revolving Loans and its Multicurrency Revolving Commitment Percentage of Canadian Swingline Loans shall not exceed its Multicurrency Revolving Commitment and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Multicurrency Alternative Currency Revolving Loans, Canadian Revolving Loans and Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount.  Multicurrency Alternative Currency Revolving Loans shall consist of Alternate Base Rate Loans, Term SOFR Loans, Eurocurrency Rate Loans, RFR Loans or a combination thereof, as the Multicurrency Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.  Multicurrency Alternative Currency Revolving Loans which are Alternate Base Rate Loans or Term SOFR Loans shall be denominated in U.S. Dollars, Multicurrency Alternative Currency Revolving Loans which are Eurocurrency Rate Loans shall be denominated in Euros and Multicurrency Alternative Currency Revolving Loans which are RFR Loans shall be denominated in Sterling.  Multicurrency Alternative Currency Revolving Loans shall be made by each Multicurrency Revolving Lender at its Multicurrency Lending Office.  Multicurrency Alternative Currency Revolving Loans may only be made by Lenders which are Multicurrency Revolving Lenders.  Any such Lender which should cease to be or to qualify as a Multicurrency Revolving Lender shall forthwith notify the Multicurrency Borrowers of such event.  Multicurrency Revolving Commitments in a currency other than U.S. Dollars, Canadian Dollars, Euro and Sterling shall be effected pursuant to one or more Multicurrency Lender Joinder Agreements executed and delivered by the Borrowers, the Administrative Agent and the applicable Multicurrency Revolving Lenders (which Multicurrency Lender Joinder Agreement may, without the consent of any other Lenders or Credit Parties, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.3).

(b)            Multicurrency Alternative Currency Revolving Loan Borrowings.

(i)            Notice of Borrowing.  Each Multicurrency Borrower (or the Parent Borrower on behalf of such Multicurrency Borrower) may request a Multicurrency Alternative Currency Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Multicurrency Agent (with a copy to the Administrative Agent) not later than 12:00 Noon on (A) the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, (B) the third Business Day prior to the date of the requested borrowing in the case of Term SOFR Loans denominated in U.S. Dollars and (C) the fourth Business Day prior to the date of the requested borrowing in the case of Eurocurrency Rate Loans or RFR Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Multicurrency Alternative Currency Revolving Loan is requested and the currency thereof, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, Term SOFR Loans, Eurocurrency Rate Loans, RFR Loans or a combination thereof, and if Term SOFR Loans or Eurocurrency Rate Loans are requested, the Interest Period therefor and (E) in the case of a borrowing of RFR Loans, whether the Interest Payment Date for such Loans will be one month or three months after the date of the borrowing of such Loans.  If a Multicurrency Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a Term SOFR Loan or a Eurocurrency Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month and (2) the Type of Revolving Loan requested for a Revolving Loan denominated in U.S. Dollars, then such notice shall be deemed to be a request for an Alternate Base Rate Loan.  The Multicurrency Agent shall give notice to each Multicurrency Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Multicurrency Revolving Lender’s share thereof.

(ii)            Minimum Amounts.  Each Multicurrency Alternative Currency Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and in integral multiples of the Borrowing Multiple in excess thereof (or the remaining amount of the Multicurrency Revolving Committed Amount, if less).

(iii)            Advances.  Each Multicurrency Revolving Lender will make its Multicurrency Revolving Commitment Percentage of each Multicurrency Alternative Currency Revolving Loan borrowing available to the Multicurrency Agent, for the account of the applicable Multicurrency Borrower, in a Multicurrency Alternative Currency, as applicable and in funds immediately available to the Multicurrency Agent, at the Multicurrency Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then be made available to the applicable Multicurrency Borrower by the Multicurrency Agent by wiring the aggregate of the amounts made available to the Multicurrency Agent by the Multicurrency Revolving Lenders and in like funds as received by the Multicurrency Agent to the account of such Multicurrency Borrower specified by such Multicurrency Borrower in the Account Designation Letter delivered hereunder.

(c)            Repayment.  The principal amount of all Multicurrency Alternative Currency Revolving Loans shall be due and payable in full on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d)            Interest and Fees.  Subject to the provisions of Sections 2.9 and 2.14, Multicurrency Alternative Currency Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loan.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised in whole or in part of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) Term SOFR Loans.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised in whole or in part of Term SOFR Loans, such Term SOFR Loans shall bear interest at a per annum rate equal to the sum of Adjusted Term SOFR plus the Applicable Percentage.

(iii) Eurocurrency Rate Loans.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised in whole or in part of Eurocurrency Rate Loans, such Eurocurrency Rate Loans shall bear interest at a per annum rate equal to the sum of the Adjusted Eurocurrency Rate plus the Applicable Percentage.

(iv) RFR Loans.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised in whole or in part of RFR Loans, such RFR Loans shall bear interest at a per annum rate equal to the sum of Adjusted Daily Simple RFR plus the Applicable Percentage.

Interest on Multicurrency Alternative Currency Revolving Loans shall be payable in arrears on each Interest Payment Date (or at such other times as may be specified herein).

(e)            Multicurrency Revolving Notes.  The Multicurrency Alternative Currency Revolving Loans shall be further evidenced by a duly executed Multicurrency Revolving Note in favor of each Multicurrency Revolving Lender that requests such a note substantially in the form of Exhibit E-3, if requested by such Multicurrency Revolving Lender.

(f)            Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries incorporated, formed or otherwise organized in a jurisdiction reasonably satisfactory to the Multicurrency Agent and the Multicurrency Revolving Lenders, on a several but not joint basis, as additional Borrowers under the Multicurrency Alternative Currency Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that, for the avoidance of doubt, no Foreign Subsidiary (or any Subsidiary thereof) shall be liable with respect to the Credit Party Obligations of any U.S. Credit Party; provided further that any designation of a Foreign Subsidiary as a Borrower pursuant to this Section 2.3(f) shall not release such Foreign Subsidiary from its Guaranty, if any, under this Agreement; provided further that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act; provided further that the designation of an additional Borrower shall not occur with respect to any Lender if it would violate applicable law or that Lender’s internal policies and procedures.

(g)            Designation of Additional Currencies. From time to time, the Parent Borrower may request that a portion of the Multicurrency Revolving Commitments be allocated to a separate revolving credit facility (the “Alternative Currency Facility”) under which each Multicurrency Borrower shall be permitted to borrow, on a revolving credit basis, loans denominated in an alternative currency (the “Alternative Currency”) designated by the Parent Borrower (it being understood that, upon such allocation, the Multicurrency Revolving Committed Amount shall be reduced, on a dollar-for-dollar basis and in accordance with the terms set forth in Section 2.12(a) of the Credit Agreement for voluntary reductions of the unused portion of the Multicurrency Revolving Committed Amount, by the amount of the commitments so allocated to the Alternative Currency Facility).  The terms and conditions applicable to the Alternative Currency Facility (other than those terms relating to interest rate) shall be substantially the same as those terms and conditions applicable to the facility in respect of the Multicurrency Revolving Commitments or shall otherwise be reasonably satisfactory to the Administrative Agent (which for the avoidance of doubt shall include changes to notice and timing requirements to reflect the operational requirements of the Administrative Agent).   In connection with the implementation of the Alternative Currency Facility, the Administrative Agent and the Parent Borrower shall be permitted to effect, without the consent of any other Lender, such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.3(g) (collectively, the “Alternative Currency Facility Amendment”).  Any existing Multicurrency Revolving Lender or other Person that elects to extend commitments in respect of the Alternative Currency Facility shall be reasonably satisfactory to the Parent Borrower and the Administrative Agent and, if not already a Lender, shall become a Lender under the Credit Agreement pursuant to the Alternative Currency Facility Amendment.  No Lender shall be obligated to provide any commitments in respect of the Alternative Currency Facility unless it so agrees.  For the avoidance of doubt, the Administrative Agent shall not be obligated to be the administrative agent for the Alternative Currency Facility and the Alternative Currency Facility may have a different administrative agent with only the consent of the Parent Borrower and the Administrative Agent and such other administrative agent.

(h)            Several Obligations¶ .  For the avoidance of doubt, no Multicurrency Borrower that is a Foreign Subsidiary shall be obligated, in its capacity as a Multicurrency Borrower, for any Multicurrency Alternative Currency Revolving Loan that is made to any other Multicurrency Borrower.

2.4            [Reserved].

2.5            [Reserved]Delayed Draw Term Loans.

(a)            Amendment No. 1 Delayed Draw Term Loans.  During the Amendment No. 1 Delayed Draw Commitment Period, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Amendment No. 1 Delayed Draw Term Loan Lender severally agrees to make available to the Parent Borrower a term loan in U.S. dollars (the “Amendment No. 1 Delayed Draw Term Loan”) in an aggregate principal amount up to such Amendment No. 1 Delayed Draw Term Loan Lender’s Amendment No. 1 Delayed Draw Term Loan Commitment Percentage of the Amendment No. 1 Delayed Draw Term Loan Committed Amount at such time for the purposes hereinafter set forth; provided that (i) there shall be no more than one borrowing of Amendment No. 1 Delayed Draw Term Loans, (ii) the borrowing of Amendment No. 1 Delayed Draw Term Loans shall be up to the Amendment No. 1 Delayed Draw Term Loan Committed Amount and (iii) interest on the Amendment No. 1 Delayed Draw Term Loans shall commence to accrue from the date of funding thereof.  The Parent Borrower may request an Amendment No. 1 Delayed Draw Term Loan by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Administrative Agent not later than 11:00 a.m. on the date of the requested borrowing in the case of an Alternate Base Rate Loan, and on the second Business Day prior to the date of the requested borrowing in the case of a Term SOFR Loan.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that an Amendment No. 1 Delayed Draw Term Loan is requested, (B) the date of the requested borrowing (which shall be on a Business Day) (such date, the “Amendment No. 1 Delayed Draw Funding Date”), (C) the aggregate principal amount of Amendment No. 1 Delayed Draw Term Loans to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, Term SOFR Loans or a combination thereof, and if Term SOFR Loans are requested, the Interest Period(s) therefor.  Each Amendment No. 1 Delayed Draw Term Loan Lender will make its Amendment No. 1 Delayed Draw Term Loan Commitment Percentage of the Amendment No. 1 Delayed Draw Term Loan borrowing available to the Administrative Agent, for the account of the Parent Borrower, in U.S. Dollars and in funds immediately available to the Administrative Agent at the Administrative Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then be promptly made available to the Parent Borrower by the Administrative Agent on such date by crediting the account of the Parent Borrower designated in the Account Designation Letter with the aggregate of the amounts made available to the Administrative Agent by the Amendment No. 1 Delayed Draw Term Loan Lenders and in like funds as received by the Administrative Agent.  Each Lender’s Amendment No. 1 Delayed Draw Term Loan Commitment shall be reduced immediately and without further action on the Amendment No. 1 Delayed Draw Funding Date on a dollar-for-dollar basis by the amount of Amendment No. 1 Delayed Draw Term Loans made by such Lender on the Amendment No. 1 Delayed Draw Funding Date.  Amounts repaid or prepaid on the Amendment No. 1 Delayed Draw Term Loan may not be reborrowed.

(b)           Repayment of Amendment No. 1 Delayed Draw Term Loans.  The principal amount of the Amendment No. 1 Delayed Draw Term Loans shall be due and payable in full on the Amendment No. 1 Delayed Draw Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(c)            Interest on the Amendment No. 1 Delayed Draw Term Loan.  Subject to the provisions of Sections 2.9 and 2.14, the Amendment No. 1 Delayed Draw Term Loan shall bear interest as follows:

(i)         Alternate Base Rate Loans.  During such periods as the Amendment No. 1 Delayed Draw Term Loan shall be comprised in whole or in part of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)         Term SOFR Loans.  During such periods as the Amendment No. 1 Delayed Draw Term Loan shall be comprised in whole or in part of Term SOFR Loans, each such Term SOFR Loan shall bear interest at a per annum rate equal to the sum of Adjusted Term SOFR plus the Applicable Percentage.  Interest on the Amendment No. 1 Delayed Draw Term Loans shall be payable in arrears on each Interest Payment Date.

(d)           Amendment No. 1 Delayed Draw Term Loan Notes.  The Parent Borrower’s obligation to pay each Amendment No. 1 Delayed Draw Term Loan Lender’s Amendment No. 1 Delayed Draw Term Loan shall be evidenced, upon such Amendment No. 1 Delayed Draw Term Loan Lender’s request, by an Amendment No. 1 Delayed Draw Term Loan Note made payable to such Lender in substantially the form of Exhibit E-4.

2.6            U.S. Swingline Loan Subfacility.

(a)            U.S. Swingline Commitment.  Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.6, to make loans (each such loan, a “U.S. Swingline Loan” and, collectively, the “U.S. Swingline Loans”) U.S. Dollars to the Parent Borrower from time to time on any Business Day during the Commitment Period in an aggregate principal amount at any time outstanding the Dollar Amount of which (i) shall not exceed TWO HUNDRED MILLION U.S. DOLLARS (U.S.$200,000,000) (the “U.S. Swingline Committed Amount”) for the purposes hereinafter set forth and (ii) shall not cause such U.S. Swingline Loans, when aggregated with the outstanding amount of U.S. Revolving Loans made by the U.S. Swingline Lender, to exceed the amount of the U.S. Swingline Lender’s Revolving Commitment; provided, however, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to the U.S. Revolving Lenders collectively, the aggregate principal Dollar Amount of the outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount.  U.S. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)            U.S. Swingline Loan Borrowings.

(i)            Notice of Borrowing and Disbursement.  The Parent Borrower may request a U.S. Swingline Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the U.S. Swingline Lender and the Administrative Agent not later than 12:00 noon on the date of the requested borrowing.  U.S. Swingline Loan borrowings hereunder shall be made in minimum amounts of U.S.$100,000 and in integral amounts of U.S.$100,000 in excess thereof.

(ii)            Repayment of U.S. Swingline Loans.  The Parent Borrower shall repay each U.S. Swingline Loan on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.  The U.S. Swingline Lender may, at any time, in its sole discretion, by written notice to the Parent Borrower and the Administrative Agent, demand repayment of its U.S. Swingline Loans by way of a U.S. Revolving Loan borrowing, in which case the Parent Borrower shall be deemed to have requested a U.S. Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the Dollar Amount of such U.S. Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolving Maturity Date, (B) the occurrence of any Event of Default described in Section 7.1(g), (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(g) or any other Event of Default and (D) the exercise of remedies in accordance with the provisions of Section 7.2 (each such U.S. Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory U.S. Borrowing”).  Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving Loans promptly upon any such request or deemed request on account of each Mandatory U.S. Borrowing in the Dollar Amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (1) the amount of the Mandatory U.S. Borrowing may not comply with the minimum amount for borrowings of U.S. Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, except for the condition specified in Section 4.2(c)(i), (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for U.S. Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory U.S. Borrowing, or (6) any reduction in the U.S. Revolving Committed Amount or termination of the U.S. Revolving Commitments immediately prior to such Mandatory U.S. Borrowing or contemporaneously therewith.  In the event that any Mandatory U.S. Borrowing or other deemed request cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Parent Borrower), then each U.S. Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory U.S. Borrowing or other deemed request would otherwise have occurred, but adjusted for any payments received from the Parent Borrower on or after such date and prior to such purchase) from the U.S. Swingline Lender such participations in the outstanding U.S. Swingline Loans as shall be necessary to cause each such Lender to share in such U.S. Swingline Loans ratably based upon its respective U.S. Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the U.S. Swingline Loans shall be for the account of the U.S. Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the U.S. Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory U.S. Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory U.S. Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c)            Repayment of Participations.

(i)            At any time after any U.S. Revolving Lender has purchased and funded a risk participation in a U.S. Swingline Loan, if the U.S. Swingline Lender receives any payment on account of such U.S. Swingline Loan, the U.S. Swingline Lender will distribute to such U.S. Revolving Lender its U.S. Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Revolving Lender’s risk participation was funded) in the same funds as those received by the U.S. Swingline Lender.

(ii)            If any payment received by the U.S. Swingline Lender in respect of principal or interest on any U.S. Swingline Loan is required to be returned by the U.S. Swingline Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by the U.S. Swingline Lender in its discretion), each U.S. Revolving Lender shall pay to the U.S. Swingline Lender its U.S. Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the U.S. Swingline Lender.  The obligations of the U.S. Revolving Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

(d)            Interest on U.S. Swingline Loans.  Subject to the provisions of Sections 2.9 and 2.14, U.S. Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans.  Interest on U.S. Swingline Loans shall be payable in arrears on each Interest Payment Date.

(e)            U.S. Swingline Note.  The U.S. Swingline Loans shall be evidenced by a duly executed promissory note of the Parent Borrower to the U.S. Swingline Lender in the original Dollar Amount of the U.S. Swingline Committed Amount and substantially in the form of Exhibit E-5.

(f)            Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.6, the U.S. Swingline Lender shall not be obligated to make any U.S. Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the U.S. Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Parent Borrower or such Defaulting Lender which are satisfactory to the U.S. Swingline Lender to eliminate the U.S. Swingline Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)), with respect to any such Defaulting Lender.

2.7            Canadian Swingline Loan Subfacility.

(a)            The Canadian Swingline.  Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.7, to make loans (each such loan, a “Canadian Swingline Loan” and, collectively, “Canadian Swingline Loans”) in U.S. Dollars or Canadian Dollars to the Canadian Borrower from time to time on any Business Day during the Commitment Period in an aggregate principal amount at any time outstanding the Dollar Amount of which (i) shall not exceed THIRTY MILLION U.S. DOLLARS (U.S.$30,000,000) (the “Canadian Swingline Committed Amount”) for the purposes hereinafter set forth and (ii) shall not cause such Canadian Swingline Loans, when aggregated with the outstanding amount of Canadian Revolving Loans made by the Canadian Swingline Lender, to exceed the amount of the Canadian Swingline Lender’s Multicurrency Revolving Commitment; provided, however, that after giving effect to any Canadian Swingline Loan, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to the Canadian Revolving Lenders collectively, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans plus outstanding Canadian Swingline Loans plus outstanding Multicurrency Alternative Currency Revolving Loans shall not exceed the Multicurrency Revolving Committed Amount.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.7, prepay under Section 2.11, and reborrow under this Section 2.7.  Immediately upon the making of a Canadian Swingline Loan, each Canadian Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swingline Lender a risk participation in such Canadian Swingline Loan in an amount equal to the product of such Lender’s Multicurrency Revolving Commitment Percentage times the amount of such Canadian Swingline Loan.

(b)            Borrowing Procedures.  The Canadian Borrower may request a Canadian Swingline Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Canadian Swingline Lender and the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent).  Each such notice must be received by the Canadian Swingline Lender and the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) not later than (x) 1:00 p.m., in the case of a borrowing of a Eurocurrency Rate Loan and (y) 11:00 a.m.  in the case of a borrowing of U.S. Base Rate Loans, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of U.S.$100,000 or C$100,000, as the case may be, (ii) the requested borrowing date, which shall be a Business Day, and (iii) whether the requested borrowing shall be comprised of U.S. Base Rate Loans or Eurocurrency Rate Loans.  Promptly after receipt by the Canadian Swingline Lender of any telephonic Notice of Borrowing, the Canadian Swingline Lender will confirm with the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (by telephone or in writing) that the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) has also received such Notice of Borrowing and, if not, the Canadian Swingline Lender will notify the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (by telephone or in writing) of the contents thereof.  Unless the Canadian Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (including at the request of any Canadian Revolving Lender) prior to 2:00 p.m. on the date of the proposed Canadian Swingline Loan (A) directing the Canadian Swingline Lender not to make such Canadian Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.7(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swingline Lender will, not later than 3:00 p.m.  on the borrowing date specified in such Notice of Borrowing, make the amount of its Canadian Swingline Loan available to the Canadian Borrower at its office by crediting the account of the Canadian Borrower on the books of the Canadian Swingline Lender in immediately available funds, or as otherwise directed by the Canadian Borrower.

(c)            Refinancing of Canadian Swingline Loans.

(i)            The Canadian Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Canadian Borrower (which hereby irrevocably authorizes the Canadian Swingline Lender to so request on its behalf), that each Canadian Revolving Lender make a U.S. Base Rate Loan or Eurocurrency Rate Loan, as applicable, in an amount equal to such Canadian Revolving Lender’s Multicurrency Revolving Commitment Percentage of the amount of Canadian Swingline Loans then outstanding (a “Mandatory Canadian Borrowing”).  Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Multicurrency Revolving Committed Amount and the conditions set forth in Section 4.2.  The Canadian Swingline Lender shall furnish the Canadian Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Multicurrency Agent.  Each Canadian Revolving Lender shall make an amount equal to its Multicurrency Revolving Commitment Percentage of the amount specified in such Notice of Borrowing available to the Multicurrency Agent in immediately available funds, in U.S. Dollars or Canadian Dollars, as applicable, depending on the currency of the applicable Canadian Swingline Loan being refinanced, for the account of the Canadian Swingline Lender at the Multicurrency Agent’s office not later than 9:00 a.m. on the day following the day specified in such Notice of Borrowing, whereupon, subject to Section 2.7(c)(ii), each Canadian Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Canadian Borrower in such amount.  The Multicurrency Agent shall remit the funds so received to the Canadian Swingline Lender.

(ii)            If for any reason any Canadian Swingline Loan cannot be refinanced by such a Mandatory Canadian Borrowing in accordance with Section 2.7(c)(i), the request for Base Rate Loans submitted by the Canadian Swingline Lender as set forth herein shall be deemed to be a request by the Canadian Swingline Lender that each of the Canadian Revolving Lenders fund its risk participation in the relevant Canadian Swingline Loan and each Canadian Revolving Lender’s payment to the Multicurrency Agent for the account of the Canadian Swingline Lender pursuant to Section 2.7(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Canadian Revolving Lender fails to make available to the Multicurrency Agent for the account of the Canadian Swingline Lender any amount required to be paid by such Canadian Revolving Lender pursuant to the foregoing provisions of this Section 2.7(c) by the time specified in Section 2.7(c)(i), the Canadian Swingline Lender shall be entitled to recover from such Canadian Revolving Lender (acting through the Multicurrency Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swingline Lender at a rate per annum equal to the greater of the Interbank Reference Rate and a rate determined by the Canadian Swingline Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Canadian Swingline Lender submitted to any Canadian Revolving Lender (through the Multicurrency Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Canadian Revolving Lender’s obligation to make Canadian Revolving Loans or to purchase and fund risk participations in Canadian Swingline Loans pursuant to this Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Canadian Revolving Lender may have against the Canadian Swingline Lender, the Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Canadian Revolving Lender’s obligation to make Canadian Revolving Loans pursuant to this Section 2.7(c) is subject to the conditions set forth in Section 4.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Canadian Borrower to repay Canadian Swingline Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Canadian Revolving Lender has purchased and funded a risk participation in a Canadian Swingline Loan, if the Canadian Swingline Lender receives any payment on account of such Canadian Swingline Loan, the Canadian Swingline Lender will distribute to such Canadian Revolving Lender its Multicurrency Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Revolving Lender’s risk participation was funded) in the same funds as those received by the Canadian Swingline Lender.

(ii)            If any payment received by the Canadian Swingline Lender in respect of principal or interest on any Canadian Swingline Loan is required to be returned by the Canadian Swingline Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by the Canadian Swingline Lender in its discretion), each Canadian Revolving Lender shall pay to the Canadian Swingline Lender its Multicurrency Revolving Commitment Percentage thereof on demand of the Multicurrency Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Interbank Reference Rate.  The Multicurrency Agent will make such demand upon the request of the Canadian Swingline Lender.  The obligations of the Canadian Revolving Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

(e)            Interest on Canadian Swingline Loans.  Subject to the provisions of Sections 2.9 and 2.14, Canadian Swingline Loans shall bear interest at a per annum rate equal to (i) in the case of Canadian Swingline Loans denominated in U.S. Dollars, the U.S. Base Rate plus the Applicable Percentage or (ii) in the case of Canadian Swingline Loans denominated in Canadian Dollars, the Eurocurrency Rate plus the Applicable Percentage.  Interest on Canadian Swingline Loans shall be payable in arrears on each Interest Payment Date.

(f)            Interest for Account of Canadian Swingline Lender.  The Canadian Swingline Lender shall be responsible for invoicing the Canadian Borrower for interest on the Canadian Swingline Loans.  Until each Canadian Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.7 to refinance such Canadian Revolving Lender’s Multicurrency Revolving Commitment Percentage of any Canadian Swingline Loan, interest in respect of such Multicurrency Revolving Commitment Percentage shall be solely for the account of the Canadian Swingline Lender.

(g)            Payments Directly to Canadian Swingline Lender.  The Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swingline Loans directly to the Canadian Swingline Lender.

(h)            Repayment of Canadian Swingline Loans.  The Canadian Borrower shall repay each Canadian Swingline Loan on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(i)            Canadian Swingline Note.  The Canadian Swingline Loans shall be evidenced by a duly executed promissory note of the Canadian Borrower to the Canadian Swingline Lender in the original Dollar Amount of the Canadian Swingline Committed Amount and substantially in the form of Exhibit E-6.

(j)            Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.7, the Canadian Swingline Lender shall not be obligated to make any Canadian Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the Canadian Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Canadian Borrower or such Defaulting Lender which are satisfactory to the Canadian Swingline Lender to eliminate the Canadian Swingline Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)) with respect to any such Defaulting Lender.

2.8            Letter of Credit Subfacility.

(a)            Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the U.S. Revolving Lenders shall participate in, Letters of Credit for the account of the Parent Borrower or the account of a Subsidiary from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate Dollar Amount of LOC Obligations shall not at any time exceed ONE HUNDRED FIFTY MILLION U.S. DOLLARS (U.S.$150,000,000) (the “LOC Committed Amount”), (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (iii) with regard to the U.S. Revolving Lenders collectively, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding U.S. Revolving Loans plus outstanding U.S. Swingline Loans plus LOC Obligations shall not exceed the U.S. Revolving Committed Amount, (iv) all Letters of Credit shall be denominated in U.S. Dollars, Canadian Dollars, Euros or Sterling, (v) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, commercial letters of credit and trade letters of credit and (vi) the Parent Borrower shall be the applicant and therefore liable with respect to each Letter of Credit issued for the account of a Subsidiary.  Except as otherwise expressly agreed upon by all the U.S. Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Parent Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date which is five (5) Business Days prior to the Revolving Maturity Date.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Any Letters of Credit issued hereunder shall be in a minimum original face amount of U.S.$100,000, C$100,000 or 100,000 units of the applicable Multicurrency Alternative Currency (other than U.S. Dollars) or, in each case, such lesser amount as the Issuing Lender may agree.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.  Notwithstanding anything herein to the contrary, in no event shall the Dollar Amount (determined as of the date of the most recent issuance of any Letter of Credit by the applicable Issuing Lender) of the aggregate face amount of Letters of Credit issued by (A) Wells Fargo Bank, National Association and its Affiliates exceed, at any time, U.S.$75,000,000 and (B) Bank of America, N.A. and its Affiliates exceed, at any time, U.S.$75,000,000, except in each case (A) through (B) as may be consented to in writing by such bank (in its sole discretion) delivered to the Administrative Agent.

(b)            Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may agree in its sole discretion) prior to the requested date of issuance.  The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the U.S. Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit.  The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c)            Participations.  Each U.S. Revolving Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars, Euro or Sterling) equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit.  Without limiting the scope and nature of each U.S. Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such U.S. Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of the Dollar Amount (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars, Euro or Sterling) of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof.  The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Parent Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)            Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Parent Borrower and the Administrative Agent.  The Parent Borrower shall reimburse the Issuing Lender on the day that is one Business Day after the day of drawing under any Letter of Credit (with the proceeds of a U.S. Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents.  If the Parent Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed Dollar Amount of such drawing (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars) shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage.  Unless the Parent Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Parent Borrower shall be deemed to have requested a U.S. Revolving Loan in the Dollar Amount sufficient to satisfy the reimbursement obligations in respect of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations.  The Parent Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Parent Borrower may claim or have against the Issuing Lender, the Administrative Agent, the U.S. Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Parent Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The Issuing Lender will promptly notify the U.S. Revolving Lenders of the Dollar Amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in U.S. Dollars and in immediately available funds, the Dollar Amount of such U.S. Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing.  With respect to any unreimbursed drawing that is not fully refinanced by a U.S. Revolving Loan for any reason, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage plus 2%.  Such payment shall be made on the day such notice is received by such U.S. Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received.  If such U.S. Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such U.S. Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such U.S. Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Alternate Base Rate.  Each U.S. Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Repayment with U.S. Revolving Loans.  On any day on which the Parent Borrower shall have requested, or been deemed to have requested, a U.S. Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the U.S. Revolving Lenders that a U.S. Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit equal to the Dollar Amount of such drawing, in which case a U.S. Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each U.S. Revolving Lender’s respective U.S. Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations.  Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving Loans immediately upon any such request or deemed request on account of each Mandatory LOC Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, except for the condition specified in Section 4.2(c)(i), (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required in Section 2.1(b)(i), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the U.S. Revolving Committed Amount after any such Letter of Credit may have been drawn upon.  In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code), then each such U.S. Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Parent Borrower on or after such date and prior to such purchase) its Participation Interests in the LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable by such Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f)            Modification, Extension.  The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)            Letter of Credit Governing Law.  Unless otherwise expressly agreed by the Issuing Lender and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(h)           Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.8, the Issuing Lender shall not be obligated to issue any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender has entered into arrangements (which may include the delivery of cash collateral) with the Parent Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender to eliminate the Issuing Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)) with respect to any such Defaulting Lender.

2.9            Default Rate.

If any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, payable on demand, at a per annum rate two percent (2%) greater than the interest rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then two percent (2%) greater than the Alternate Base Rate plus the Applicable Percentage).

2.10          Conversion Options.

(a)         The Parent Borrower may, in the case of U.S. Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to Term SOFR Loans and/or Term SOFR Loans to Alternate Base Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three (3) Business Days’ prior to the proposed date of conversion.  If the date upon which an Alternate Base Rate Loan is to be converted to a Term SOFR Loan or a Term SOFR Loans is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan or Term SOFR Loan, as applicable.  All or any part of outstanding Alternate Base Rate Loans and Term SOFR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Term SOFR Loan when any Default or Event of Default has occurred and is continuing except with the consent of (x) in the case of any Loans other than Amendment No. 1 Delayed Draw Term Loans, the Required Lenders~~,~~ or (y) in the case of Amendment No. 1 Delayed Draw Term Loans, the Required Delayed Draw Term Lenders and (ii) partial conversions shall be in a minimum aggregate principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(b)            The Canadian Borrower may, in the case of Canadian Revolving Loans, elect from time to time to convert (i) U.S. Base Rate Loans to Term SOFR Loans and/or Term SOFR Loans to U.S. Base Rate Loans or (ii) Canadian Prime Rate Loans to Eurocurrency Rate Loans denominated in Canadian Dollars and/or Eurocurrency Rate Loans denominated in Canadian Dollars to Canadian Prime Rate Loans, by delivering a Notice of Conversion/Extension to the Multicurrency Agent at least three (3) Business Days’ prior to the proposed date of conversion. If the date of such proposed conversion is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were a U.S. Base Rate Loan, Canadian Prime Rate Loan, Term SOFR Loan or Eurocurrency Rate Loan, as applicable. All or any part of outstanding U.S. Base Rate Loans, Canadian Prime Rate Loans, Term SOFR Loans and Eurocurrency Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Term SOFR Loan or a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing, except with the consent of the Required Lenders, and (ii) partial conversions shall be in an aggregate minimum principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(c)            A Multicurrency Borrower may, in the case of Multicurrency Alternative Currency Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to Term SOFR Loans and/or Term SOFR Loans to Alternate Base Rate Loans, by delivering a Notice of Conversion/Extension to the Multicurrency Agent at least three (3) Business Days’ prior to the proposed date of conversion.  If the date of such proposed conversion is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan or Term SOFR Loan, as applicable.  All or any part of outstanding Alternate Base Rate Loans or Term SOFR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Term SOFR Loan when any Default or Event of Default has occurred and is continuing, except with the consent of the Required Lenders, and (ii) partial conversions shall be in an aggregate minimum principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(d)            Any Term SOFR Loan or a Eurocurrency Rate Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Applicable Borrower with the notice provisions contained in Sections 2.10(a), (b) and (c); provided, that no Term SOFR Loan or a Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, except with the consent of ~~the Required~~(A) in the case of any such Loans other than Amendment No. 1 Delayed Draw Term Loans, the Required Lenders or (B) in the case of Amendment No. 1 Delayed Draw Term Loans, the Required Delayed Draw Term Lenders, in which case such Term SOFR Loan or a Eurocurrency Rate Loan shall (w) in the case of a Term SOFR Loan, to the extent borrowed by the Parent Borrower or another Borrower (other than the Canadian Borrower), be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto; (x) in the case of a Term SOFR Loan, to the extent borrowed by the Canadian Borrower, shall be automatically converted to a U.S. Base Rate Loan at the end of the applicable Interest Period with respect thereto; (y) in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, shall be automatically converted to a Canadian Prime Rate Loans at the end of the applicable Interest Period with respect thereto; and (z) in the case of a Eurocurrency Rate Loan denominated in Euro, shall be automatically converted to an Alternate Base Rate Loan denominated in U.S. Dollars in an amount equal to the Dollar Amount of such Loan at the end of the applicable Interest Period with respect thereto.  If a Borrower shall fail to give timely notice of an election to continue a Term SOFR Loan or a Eurocurrency Rate Loan, or the continuation of Term SOFR Loans or Eurocurrency Rate Loans is not permitted hereunder, such Term SOFR Loans or Eurocurrency Rate Loans shall (i) in the case of a Term SOFR Loan, to the extent borrowed by the Parent Borrower or another Borrower (other than the Canadian Borrower), be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto, (ii) in the case of a Term SOFR Loan, to the extent borrowed by the Canadian Borrower, be automatically converted to a U.S. Base Rate Loan at the end of the applicable Interest Period with respect thereto, (iii) in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, be automatically converted to a Canadian Prime Rate Loan at the end of the applicable Interest Period with respect thereto and (iv) in the case of a Eurocurrency Rate Loan denominated in Euro, be automatically converted to an Alternate Base Rate Loan denominated in U.S. Dollars in an amount equal to the Dollar Amount of such Loan at the end of the applicable Interest Period with respect thereto.

(e)            In connection with the use or administration of any Benchmark, the Administrative Agent will have the right, in consultation with the Parent Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Parent Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

2.11            Prepayments.

(a)            Voluntary Prepayments.  Revolving Loans, Term Loans and Swingline Loans may be repaid in whole or in part without premium or penalty; provided that (i) Term SOFR Loans may be repaid only upon three (3) Business Days’ prior written notice to, in the case of the Parent Borrower, the Administrative Agent and, in the case of the Canadian Borrower and any Multicurrency Borrower other than the Parent Borrower, the Multicurrency Agent (who will notify the Administrative Agent), (ii) Base Rate Loans may be repaid only upon at least one (1) Business Day’s prior written notice to, in the case of the Parent Borrower, the Administrative Agent (who will notify the Multicurrency Agent) and, in the case of the Canadian Borrower and any Multicurrency Borrower other than the Parent Borrower, the Multicurrency Agent (who will notify the Administrative Agent), (iii) RFR Loans may be repaid only upon at least five (5) Business Day’s prior written notice to the Multicurrency Agent (who will notify the Administrative Agent), (iv) Eurocurrency Rate Loans may be repaid only upon at least four (4) Business Day’s prior written notice to, in the case of the Parent Borrower, the Administrative Agent (who will notify the Multicurrency Agent) and, in the case of the Canadian Borrower and any Multicurrency Borrower other than the Parent Borrower, the Multicurrency Agent (who will notify the Administrative Agent), (v) repayments of Term SOFR Loans and Eurocurrency Rate Loans must be accompanied by payment of any amounts owing under Section 2.20 and (vi) partial repayments of Loans shall be in minimum principal amount of the Borrowing Minimum, and in integral multiples of the Borrowing Multiple in excess thereof.  To the extent that the Parent Borrower elects to prepay any Incremental Term Loans, amounts prepaid under this Section 2.11(a) shall be applied to such Term Loans (to the remaining principal installments thereof as directed by the Parent Borrower) first ratably to any Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.11(a) shall be subject to Section 2.20, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent in the case of a prepayment under this clause (a) or clause (b) below, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.  Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.  Amounts prepaid on the Term Loans may not be reborrowed.  Each notice delivered by the Parent Borrower, a Multicurrency Borrower or the Canadian Borrower pursuant to this Section 2.11(a) shall be revocable by the Parent Borrower, such Multicurrency Borrower or the Canadian Borrower, as applicable (by notice to the Agents on or prior to the proposed prepayment date specified therein).

(b)            Mandatory Prepayments.

(i)            Aggregate Revolving Committed Amount.  If at any time after the Closing Date, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of (x) the outstanding U.S. Revolving Loans plus outstanding U.S. Swingline Loans plus LOC Obligations shall exceed the U.S. Revolving Committed Amount and/or (y) the outstanding Multicurrency Alternative Currency Revolving Loans plus Canadian Revolving Loans plus outstanding Canadian Swingline Loans shall exceed the Multicurrency Revolving Committed Amount (or 105% of the Multicurrency Revolving Committed Amount if such excess is as a result of currency fluctuations) (in each case as then in effect), then the Parent Borrower, the Canadian Borrower or the applicable Multicurrency Borrower, as applicable, immediately shall prepay the applicable Loans in an amount sufficient to eliminate such excess over the U.S. Revolving Committed Amount and/or the Multicurrency Revolving Committed Amount, as applicable (such prepayment to be applied as set forth in clause (ii) below).

(ii)            Application of Mandatory Prepayments.  All amounts required to be prepaid pursuant to Section 2.11(b)(i), shall be applied first to Swingline Loans (ratably among Canadian Swingline Loans and U.S. Swingline Loans), and second to the Revolving Loans (ratably among Non-U.S. Revolving Loans and U.S. Revolving Loans). Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Alternate Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.11(b) shall be subject to Section 2.20 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c)            [Reserved].

(d)            Prepayment of Term SOFR Loans and Eurocurrency Rate Loans.  Provided that so long as no Event of Default is in existence to the extent that any such prepayment would create funding losses under Section 2.20, the portion of such payment that would cause such funding losses shall not be due and payable until the earliest date on which no funding losses would occur as a result of such payment (without giving effect to any continuation or conversion of any Loan).

(e)            Application to U.S. Obligations.  Notwithstanding any term of this Section 2.11 or any other term of this Agreement, (i) the Canadian Credit Parties shall not be required to repay or prepay any U.S. Obligations, and prepayments or repayments by the Canadian Borrower shall be applied only to Canadian Swingline Loans and Canadian Revolving Loans and (ii) the Foreign Subsidiary Borrowers shall not be required to repay or prepay any U.S. Obligations, and prepayments or repayments by the Foreign Subsidiary Borrowers shall be applied only to Multicurrency Alternative Currency Revolving Loans.

(f)            Discounted Prepayments.

(i) Notwithstanding anything to the contrary in Section 2.11(a) or 2.15 (which provisions shall not be applicable to this Section 2.11(f)) or any other provision of this Agreement, any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.10(f) (it being understood that such prepayment may be made with either debt or cash); provided that (A) no Discounted Voluntary Prepayment shall be made from the proceeds of any Revolving Loan or Swingline Loan, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans on a pro rata basis and (C) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(f) has been satisfied and (3) except as previously disclosed in writing to the Administrative Agent and the Term Loan Lenders, such Purchasing Borrower Party does not have, as of the date of each Discounted Prepayment Option Notice and each Discounted Voluntary Prepayment Notice, any material non-public information (“MNPI”) with respect to Holdco or any of its Subsidiaries that has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdco, any of its Subsidiaries or Affiliates) prior to such time that could reasonably be expected to have a material effect upon, or otherwise be material to, a Term Loan Lender’s decision to offer Term Loans to the Purchasing Borrower Party to be repaid, except to the extent that such Term Loan Lender has entered into a customary “big boy” letter with the Parent Borrower.

(ii) To the extent a Purchasing Borrower Party seeks to make a Discounted Voluntary Prepayment, such Purchasing Borrower Party will provide a Discounted Prepayment Option Notice that such Purchasing Borrower Party desires to prepay Term Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below.  The Proposed Discounted Prepayment Amount of Term Loans shall not be less than U.S.$5,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment:  (A) the Proposed Discounted Prepayment Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.11(f)(ii), the Administrative Agent shall promptly notify each Term Loan Lender thereof.  On or prior to the Acceptance Date, each such Lender may specify by Lender Participation Notice to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”).  Based on the Acceptable Prices and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.11(f)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans.  Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.  For the avoidance of doubt, any Term Loans redeemed by the Parent Borrower pursuant to a Discounted Voluntary Prepayment shall immediately cease to be outstanding.

(iv) The Purchasing Borrower Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.19), upon irrevocable notice in the form of a Discounted Voluntary Prepayment Notice, delivered to the Administrative Agent no later than 1:00 p.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.11(f)(iii) above) established by the Administrative Agent in consultation with the Parent Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

(viii) The aggregate principal amount of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans prepaid on the date of any such Discounted Voluntary Prepayment.

(ix) Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(f) shall be applied at par to the remaining principal repayment installments of the Term Loans pro rata among such installments for the respective class.

(x) For the avoidance of doubt, it is within each Lender’s sole and absolute discretion whether to accept a Discounted Voluntary Prepayment.

2.12          Termination and Reduction of Commitments.

(a)            Voluntary Reductions.

(x)            (i) The Parent Borrower shall have the right to terminate or permanently reduce the unused portion of the U.S. Revolving Committed Amount, (ii) the Canadian Borrower shall have the right to terminate or permanently reduce the unused portion of the Multicurrency Revolving Committed Amount, and (iii) each Multicurrency Borrower shall have the right to terminate or permanently reduce the unused portion of the Multicurrency Revolving Committed Amount, in each case at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Agents (who shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of U.S.$2,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof and shall be accompanied by any prepayment required under Section 2.11(b)(i).  Delivery by the Applicable Borrower of a notice of reduction pursuant to this Section shall be deemed to be a permanent reduction of the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount, as applicable.  Each notice delivered by the Parent Borrower, by a Multicurrency Borrower or by the Canadian Borrower pursuant to this Section 2.12(a) shall be revocable by the Parent Borrower, by such Multicurrency Borrower or by the Canadian Borrower, as applicable (by notice to the Agents on or prior to the proposed termination or reduction date specified therein).

(y)            ~~[Reserved]~~The Parent Borrower shall have the right to terminate or permanently reduce the unused portion of the Amendment No. 1 Delayed Draw Term Loan Commitments, without premium or penalty (except with respect to the payment of the Amendment No. 1 Delayed Draw Commitment Fee pursuant to Section 2.13(a)(iii)) at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (who shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of U.S.$2,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof.   Each notice delivered pursuant to this Section 2.12(a)(y) shall be revocable by the Parent Borrower (by notice to the Administrative Agent on or prior to the proposed termination or reduction date specified therein).  Any termination or reduction of the Amendment No. 1 Delayed Draw Term Loan Commitments shall be permanent.  Each reduction of the Amendment No. 1 Delayed Draw Term Loan Commitments shall be made ratably to the Amendment No. 1 Delayed Draw Term Loan Commitments of each Lender.

(b)            Mandatory Reduction.  The Revolving Commitments shall terminate automatically on the Revolving Maturity Date. All outstanding Amendment No. 1 Delayed Draw Term Loan Commitments shall automatically terminate on the earlier of (x) the Amendment No. 1 Delayed Draw Funding Date and (y) the Amendment No. 1 Delayed Draw Termination Date, whether or not the full amount of available Amendment No. 1 Delayed Draw Term Loan Committed Amount are borrowed.

2.13          Fees.

(a)            Commitment Fee.

(i)            In consideration of the U.S. Revolving Commitment, the Parent Borrower agrees to pay to the Administrative Agent for the ratable benefit of the U.S. Revolving Lenders a commitment fee (the “U.S. Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the U.S. Revolving Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any).  For purposes of computation of the U.S. Commitment Fee, LOC Obligations shall be considered usage of the U.S. Revolving Committed Amount, but U.S. Swingline Loans shall not be considered usage of the U.S. Revolving Committed Amount.

(ii)            In consideration of the Multicurrency Revolving Commitment, the Canadian Borrower and the Multicurrency Borrowers, jointly and severally, agree to pay to the Multicurrency Agent for the ratable benefit of the Multicurrency Revolving Lenders a commitment fee (the “Multicurrency Commitment Fee~~”; together with the U.S. Commitment Fee;~~”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Multicurrency Revolving Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any).  For purposes of computation of the Multicurrency Commitment Fee, Canadian Swingline Loans shall not be considered usage of the Multicurrency Revolving Committed Amount.

(iii)            ~~[Reserved]~~In consideration of the Amendment No. 1 Delayed Draw Term Loan Commitment, the Parent Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Amendment No. 1 Delayed Draw Term Loan Lenders a commitment fee (the “Amendment No. 1 Delayed Draw Commitment Fee”; together with the U.S. Commitment Fee and the Multicurrency Commitment Fee, collectively, the “Commitment Fees”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Amendment No. 1 Delayed Draw Term Loan Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any), accruing from and including the date that is 61 days after the Amendment No. 1 Effective Date to the earlier of (i) Amendment No. 1 Delayed Draw Termination Date or (ii) the termination of the Amendment No. 1 Delayed Draw Term Loan Commitments whether by funding of the Amendment No. 1 Delayed Draw Term Loans or otherwise (the earlier of clauses (i) and (ii), the “Amendment No. 1 Delayed Draw Commitment Fee End Date”).

The Commitment Fees shall be payable quarterly in arrears on the last day of each calendar quarter and, in the case of the Amendment No. 1 Delayed Draw Commitment Fee, on the Amendment No. 1 Delayed Draw Commitment Fee End Date.

(b)            Letter of Credit Fee.  In consideration of the LOC Commitments, the Parent Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the U.S. Revolving Lenders (including the Issuing Lender) a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage per annum for Term SOFR Loans on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each calendar quarter.

(c)            Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Parent Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it, such fee to be payable quarterly in arrears on the last day of each calendar quarter and (ii) the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(d)            Administrative Agent’s Fee.  The Parent Borrower agrees to pay to the Administrative Agent the annual administrative agent fee as described in the Engagement Letter.

2.14          Computation of Interest and Fees.

(a)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable to such Loan.  Interest payable hereunder with respect to Alternate Base Rate Loans accruing interest at the Prime Rate, Canadian Prime Rate Loans, Eurocurrency Rate Loans accruing interest at CDOR, U.S. Base Rate Loans and RFR Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of Term SOFR, CDOR, EURIBOR and SONIA on the Business Day of the determination thereof.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.  The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change.

(b)            Each determination of an interest rate by the Administrative Agent or the Multicurrency Agent, as applicable, pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent or the Multicurrency Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the computations used by the Administrative Agent or the Multicurrency Agent, as applicable, in determining any interest rate.

(c)            Each Borrower hereby acknowledges that the rate or rates of interest applicable to certain of the Loans and fees as specified hereunder may be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.  For purposes of the Interest Act (Canada), if interest to be paid hereunder is to be computed on the basis of a 360 day year or any other period of time that is less than a calendar year, the equivalent yearly rate of interest may be determined by multiplying the specified rate of interest by the number of days (365 or 366) in such calendar year and dividing such product by 360 or such other period of time, as the case may be.  For the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (ii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Credit Party hereby irrevocably agrees, to the extent permitted by applicable law, not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Credit Documents, that the interest payable under this Credit Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

Notwithstanding any other provisions of this Credit Agreement, if the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under this Credit Agreement would otherwise contravene the provisions of Section 347 of the Criminal Code (Canada) or any successor or similar legislation, or would exceed the amounts which any Lender is legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received such Lender shall apply such excess against the outstanding Canadian Revolving Loans and Canadian Swingline Loans and refund any further excess amount.

(d)            It is the intent of the Agents, the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between or among the Agents, the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this subsection and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Agent or Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the applicable Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

(e)            Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of this Agreement shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable hereunder solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

2.15            Pro Rata Treatment and Payments.

(a)            Pro Rata Distribution of Payments.  Each payment on account of an amount due from the Parent Borrower hereunder or under any other Credit Document (other than any such payment in respect of the Multicurrency Revolving Commitment) shall be made by the Parent Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Each payment on account of an amount due from the Canadian Borrower hereunder or under any other Credit Document shall be made by the Canadian Borrower to the Multicurrency Agent for the pro rata account of the Canadian Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in Canadian Dollars shall be payable in Canadian Dollars, and accrued interest on Canadian Revolving Loans denominated in U.S. Dollars shall be payable in U.S. Dollars, in each case to the Multicurrency Agent.  Each payment on account of an amount due from any Multicurrency Borrower hereunder or under any other Credit Document in respect of the Multicurrency Revolving Commitment shall be made by such Multicurrency Borrower to the Multicurrency Agent for the pro rata account of the Multicurrency Revolving Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Multicurrency Alternative Currency shall be payable in such Multicurrency Alternative Currency to the Multicurrency Agent.  The Multicurrency Agent shall inform the Administrative Agent and the Administrative Agent shall inform the Multicurrency Agent, by facsimile as of the first Business Day of each month, of all principal, interest or fees received from the Borrowers during the prior month.  Upon request, the Administrative Agent or the Multicurrency Agent, as applicable will give the Borrowers a statement showing the computation used in calculating such amount, which statement shall be presumptively correct in the absence of manifest error.  The obligation of the Borrowers to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent or the Multicurrency Agent, as applicable, of the full amount in the appropriate currency payable hereunder.  Each of the Borrowers agree that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

(b)            Application of Payments Prior to Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise specified in this Credit Agreement, each payment under this Credit Agreement or any Note shall be applied (i) first, to any fees then due and owing by the Borrowers pursuant to Section 2.13, (ii) second, to interest then due and owing hereunder and under the Notes of the Borrowers and (iii) third, to principal then due and owing hereunder and under the Notes of the Borrowers.  Each payment on account of any fees pursuant to Section 2.13 shall be made pro rata in accordance with the respective amounts due and owing.  Each payment (other than voluntary repayments and mandatory prepayments) by the Borrowers on account of principal of and interest on the Revolving Loans and on the Term Loans shall be made pro rata according to the respective amounts due and owing hereunder.  Each voluntary repayment and mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.11(a) and Section 2.11(b)(ii), respectively.  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent or the Multicurrency Agent, as applicable, for the account of the Lenders (except as provided in Section 2.25(b))  at the Administrative Agent’s office or Multicurrency Agent’s Office, as applicable, specified in Section 9.2 and (i) in the case of Loans or other amounts denominated in U.S. Dollars, shall be made in U.S. Dollars not later than 12:00 p.m.  on the date when due, (ii) in the case of Loans or other amounts denominated in Canadian Dollars, shall be made in Canadian Dollars not later than 12:00 p.m. on the date when due and (iii) in the case of Loans or other amounts denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), shall be made in such Multicurrency Alternative Currency not later than 12:00 p.m. on the date when due.  The Administrative Agent and the Multicurrency Agent, as applicable, shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Term SOFR Loans and Eurocurrency Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Term SOFR Loan or a Eurocurrency Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(c)            Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provision of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.9) by any of the Agents pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by any Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Agents;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Guaranteed Hedging Agreement and/or any Guaranteed Cash Management Agreement, any fees, premiums and scheduled periodic payments due under such Guaranteed Hedging Agreement and/or Guaranteed Cash Management Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Guaranteed Hedging Agreement and/or any Guaranteed Cash Management Agreement, any breakage, termination or other payments due under such Guaranteed Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Lenders, Cash Management Banks and/or Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider and/or Cash Management Bank bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Hedging Agreements with a Hedging Agreement Provider and/or Cash Management Agreements with a Cash Management Bank) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above.

No Agent shall be deemed to have notice of the existence of, notice of any Credit Party Obligations owed to, or be responsible for any distribution to, any Hedging Agreement Provider and/or Cash Management Bank for any purposes of this Agreement unless such amounts have been notified in writing to all Agents by the Parent Borrower and, as applicable, such Hedging Agreement Provider or Cash Management Bank.

(d)            Defaulting Lenders.  Notwithstanding the foregoing clauses (a), (b) and (c), if there exists a Defaulting Lender, each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 2.25(b).

2.16            Non-Receipt of Funds by an Agent.

(a)            Funding by Lenders; Presumption by Agent.  Unless the applicable Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to such Agent, such Agent may assume that such Lender has made such proceeds available to such Agent on such date, and such Agent may in reliance upon such assumption (but shall not be required to) make available to the Applicable Borrower a corresponding amount.  If such corresponding amount is not in fact made available to such Agent, such Agent shall be able to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon such Agent’s demand therefor, such Agent will promptly notify the Applicable Borrower, and such Borrower shall immediately pay such corresponding amount to such Agent.  The applicable Agent shall also be entitled to recover from the Lender or the Applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by such Agent to the Applicable Borrower to the date such corresponding amount is recovered by such Agent at a per annum rate equal to (i) from the Applicable Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate or the Interbank Reference Rate, as applicable.

(b)            Payments by Borrower; Presumptions by Agent.  Unless the applicable Agent shall have been notified in writing by the Applicable Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Applicable Borrower does not intend to make such payment, such Agent may assume that such Borrower has made such payment when due, and such Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if such Borrower has not in fact made such payment to such Agent, such Lender shall, on demand, repay to such Agent the amount made available to such Lender.  If such amount is repaid to such Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to such Agent on demand interest on such amount in respect of each day from the date such amount was made available by such Agent at a per annum rate equal to, if repaid to such Agent within two (2) days from the date such amount was made available by such Agent, the Federal Funds Rate or the Interbank Reference Rate, as applicable, and thereafter at a rate equal to the Alternate Base Rate.

(c)            Evidence of Amounts Owed.  A certificate of an Agent submitted to a Borrower or any Lender with respect to any amount owing under this Section 2.16 shall be conclusive in the absence of manifest error.

(d)            Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent or the Multicurrency Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by such Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, such Agent shall forthwith return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)            Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(f)            Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.17            Benchmark Replacement Setting.

(a)            Benchmark Replacement.    Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Parent Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement”, without any further action or consent of any other party to this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement”, at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Parent Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement (or the Term SOFR Reference Rate), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c)            Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Parent Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(d).  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d)            Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or CDOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period.  Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of, Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Loans denominated in U.S. Dollars, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans (in the case of U.S. Revolving Loans or Multicurrency Revolving Loans denominated in U.S. Dollars) or U.S. Base Rate Loans (in the case of Canadian Revolving Loans denominated in U.S. Dollars) in the amount specified therein, (B) in the case of any request for any affected Eurocurrency Rate Loans denominated in Canadian Dollars, if applicable, the Canadian Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans and (C) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan denominated in Euro, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Alternate Base Rate Loans (in the case of Term Loans, U.S. Revolving Loans or Multicurrency Revolving Loans denominated in U.S. Dollars) or U.S. Base Rate Loans (in the case of Canadian Revolving Loans denominated in U.S. Dollars) at the end of the applicable Interest Period, (B) any outstanding affected Eurocurrency Rate Loans denominated in Canadian Dollars, if applicable, will be deemed to have been converted into Canadian Prime Rate Loans at the end of the applicable Interest Period and (C) any outstanding affected RFR Loans or Eurocurrency Rate Loans denominated in Euro, at the Parent Borrower’s election, shall either (1) be converted into Alternate Base Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Amount of such Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, in the case of this clause (C), with respect to any RFR Loan, if no election is made by the Parent Borrower by the date that is three (3) Business Days after receipt by the Parent Borrower of such notice, the Parent Borrower shall be deemed to have elected clause (1) above; provided, further that, in the case of this clause (C), with respect to any Eurocurrency Rate Loan, if no election is made by the Parent Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Parent Borrower shall be deemed to have elected clause (1) above.  Upon any such prepayment or conversion, the Parent Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20.  During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

2.18          Illegality.

(a)            If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Credit Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit to any Borrower that is a Foreign Subsidiary, then such Person shall promptly notify the Administrative Agent, and, upon the Administrative Agent notifying the Parent Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by applicable law, cancelled.  Upon receipt of such notice, the Credit Parties shall (A) repay that Person’s participation in the Loans or other applicable Credit Party Obligations on the applicable Interest Payment Date for any RFR Loan or on last day of the Interest Period for any Eurocurrency Rate Loan or Term SOFR Loan, in each case first occurring after the Administrative Agent has notified the Parent Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

(b)            If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any RFR Loan, Term SOFR Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, Adjusted Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Parent Borrower and the other Lenders (an “Illegality Notice”).  Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Parent Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make RFR Loans, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Applicable Borrower to convert any Loan denominated in U.S. Dollars to a Term SOFR Loan or continue any Loan as an RFR Loan, a Term SOFR Loan or a Eurocurrency Rate Loan, as applicable, in the affected Currency or Currencies, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”.  Upon receipt of an Illegality Notice, the Applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to Alternate Base Rate Loans (in the case of Loans made to the Parent Borrower or any other Borrower (other than the Canadian Borrower)) or U.S. Base Rate Loans (in the case of Loans made to the Canadian Borrower), (B) convert all Eurocurrency Rate Loans denominated in Canadian Dollars to Canadian Prime Rate Loans or (C) convert all RFR Loans or Eurocurrency Rate Loans denominated in Euro to Alternate Base Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Amount of such Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute (x) the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” and (y) the Canadian Prime Rate without reference to clause (ii) of the definition of “Canadian Prime Rate”), (I) with respect to RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such RFR Loans to such day or (II) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day.  Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20.

2.19          Requirements of Law                                                                     ~~.~~

(a)            If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i) shall subject any Lender or the Issuing Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan (other than a Base Rate Loan) made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for any Indemnified Taxes indemnifiable under Section 2.21 or any Excluded Taxes);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender which is not otherwise included in the determination of the Benchmark hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Loans (other than Base Rate Loans) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Applicable Borrower shall promptly pay such Lender or the Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or the Issuing Lender for such additional cost or reduced amount receivable which such Lender or the Issuing Lender reasonably deems to be material as determined by such Lender or Issuing Lender.  A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent or Multicurrency Agent, as applicable, to the Applicable Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection (a); provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith as well as (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in “Requirement of Law,” regardless of the date enacted, adopted or issued.

(b)            If any Lender or the Issuing Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the Closing Date does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender, the Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Issuing Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender or the Issuing Lender in its sole discretion to be material, then from time to time, within fifteen (15) days after demand by such Lender or the Issuing Lender, the Applicable Borrower shall pay to such Lender such additional amount as shall be certified by such Lender or the Issuing Lender as being required to compensate it for such reduction (but, in the case of outstanding Base Rate Loans, without duplication of any amounts already recovered by a Lender by reason of an adjustment in the Alternate Base Rate, Canadian Prime Rate or U.S. Base Rate, as applicable).  Such a certificate as to any additional amounts payable under this Section submitted by a Lender or the Issuing Lender  (which certificate shall include a description of the basis for the computation), through the Administrative Agent or the Multicurrency Agent, to the Borrowers shall be conclusive absent manifest error.

(c)            Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Applicable Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender, as the case may be, notifies the Applicable Borrower of the Requirement of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)            The agreements in this Section 2.19 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

2.20          Indemnity.

The Parent Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Parent Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan, an RFR Loan or a Eurocurrency Rate Loan, (b) any failure of the Parent Borrower to borrow or continue a Term SOFR Loan, an RFR Loan or a Eurocurrency Rate Loan or convert to a Term SOFR Loan, an RFR Loan or a Eurocurrency Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Extension, (c) any failure of the Parent Borrower to prepay any Term SOFR Loan, RFR Loan or Eurocurrency Rate Loan on a date specified therefor in any notice of prepayment (regardless of whether any such notice of prepayment may be revoked under Section 2.11(a) and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any RFR Loan on a date other than on the Interest Payment Date therefor (including as a result of an Event of Default) or any Term SOFR Loan or Eurocurrency Rate Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.23.  In the case of a Eurocurrency Rate Loan, the amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Multicurrency Revolving Commitment Percentage of the Eurocurrency Rate Loans in the London or other applicable offshore interbank market for such Currency, whether or not such Eurocurrency Rate Loan was in fact so funded, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Parent Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.  All of the obligations of the Credit Parties under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.21          Taxes.

(a)            All payments made by any Credit Party hereunder or under any Credit Document will be, except as required by applicable law, made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein, including all interest, penalties and additions to tax with respect thereto (“Taxes”).  If any Credit Party, the Administrative Agent or any other applicable withholding agent is required by law to make any deduction or withholding on account of any Taxes from or in respect of any sum paid or payable by any Credit Party to any Lender or the Administrative Agent under any of the Credit Documents, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Credit Party to such Lender or the Administrative Agent shall be increased by such Credit Party to the extent necessary to ensure that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.21) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.21, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)            In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            The Credit Parties shall, jointly and severally, indemnify and hold harmless each Lender and the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed on or attributable to amounts payable under this Section 2.21) paid or payable by such Lender or the Administrative Agent, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Lender, shall be conclusive absent manifest error.

(d)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than any documentation relating to U.S. federal withholding Taxes or Canadian withholding Taxes) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender hereby authorizes the Administrative Agent to deliver to the Parent Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.21(d).

Without limiting the generality of the foregoing,

(1)            Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)            Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:

(i) two executed originals of IRS Form W-8BEN or W-8BEN-E (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(ii) two executed originals of IRS Form W-8ECI (or successor forms),

(iii) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two executed originals of a certificate substantially in the form of Exhibit F (any such certificate, a “Tax Exempt Certificate”) and (y) two executed originals of IRS Form W-8BEN or W-8BEN-E (or successor forms),

(iv) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, Tax Exempt Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.21(d) if such beneficial owner were a Lender, as applicable (provided that if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partners(s)), or

(v) two executed originals of any other form prescribed by applicable U.S. federal income Tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding Tax on any payments to such Lender under the Credit Documents.

(3)            If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.

In addition, each Lender agrees that, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required in this Section 2.21(d)) obsolete, expired or inaccurate in any respect, it shall deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.21(d), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(e)            Each Lender that requests reimbursement for amounts owing pursuant to this Section 2.21 agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 2.21; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(f)            If the Administrative Agent or any Lender determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 2.21, it shall promptly pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 2.21 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes imposed with respect to such refund) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Credit Party, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to interfere with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.  Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to a Credit Party the payment of which would place such Lender in a less favorable net after-tax position than it would have been in if the additional amounts or indemnification payments giving rise to such refund of any Indemnified Taxes had never been paid.

(g)            For the avoidance of doubt, for purposes of this Section 2.21, the term Lender shall include the Swingline Lender and any Issuing Lender and the term Administrative Agent shall include the Multicurrency Agent.

(h)            The agreements in this Section 2.21 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Credit Agreement and any other Credit Document, the payment of the Notes and all other amounts payable hereunder, the resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.

2.22            Indemnification; Nature of Issuing Lender’s Duties.

(a)            In addition to its other obligations under Section 2.6, the Parent Borrower hereby agrees to protect, indemnify, pay and hold the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender or such Lender as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)            As between the Parent Borrower, the Issuing Lender and each Lender, the Parent Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuing Lender nor any Lender shall be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c)            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Parent Borrower.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Parent Borrower, including any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority.  The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

(d)            Nothing in this Section 2.22 is intended to limit the reimbursement obligation of the Parent Borrower contained in Section 2.8.  The obligations of the Parent Borrower under this Section 2.22 shall survive the termination of this Credit Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Credit Agreement.

(e)            Notwithstanding anything to the contrary contained in this Section 2.22, the Parent Borrower shall have no obligation to indemnify any Issuing Lender or any Lender in respect of any liability incurred by such Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction.

2.23          Replacement of Lenders.

The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18, Section 2.19 or Section 2.21, (b) is a Defaulting Lender hereunder or (c) ceases to qualify as a Canadian Lender or a Multicurrency Revolving Lender; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18, Section 2.19 or Section 2.21(e), as applicable, so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18, Section 2.19 or Section 2.21, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Applicable Borrower shall be liable to such replaced Lender under Section 2.20 if any Term SOFR Loan or Eurocurrency Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement shall be a financial institution that, if not already a Lender, shall be reasonably acceptable to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Applicable Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) with respect to payments due through such time as such replacement shall be consummated, the Applicable Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18, 2.19 or 2.21, as the case may be, (ix) a Canadian Revolving Lender may only be replaced with a financial institution that would qualify as a Canadian Revolving Lender and a Multicurrency Revolving Lender may only be replaced with a financial institution that is reasonably acceptable to the Multicurrency Agent, and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, either Agent or any other Lender shall have against the replaced Lender.  In the event any replaced Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 2.23, the Applicable Borrower may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender.  A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Applicable Borrower to require such replacement cease to apply.

2.24          Relationship between the Canadian Swingline Lender and the Administrative Agent.

The Canadian Swingline Lender shall promptly inform the Administrative Agent of the funding of any Canadian Swingline Loan and the terms thereof, as well as any other notices and communications received from any Borrower.

2.25          Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.1.

(b) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Multicurrency Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent or the Multicurrency Agent for the account of such Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Administrative Agent or Multicurrency Agent, as applicable, as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Multicurrency Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and/or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or Multicurrency Agent or requested by the Issuing Lender and/or the Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or Multicurrency Agent; fifth, if so determined by the Administrative Agent or Multicurrency Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent or Multicurrency Agent, the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or Multicurrency Agent, any Lender, the Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Loans or funded participations in Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.25(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.6, 2.7 and 2.8, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default exists, (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Loans of that Lender and (iii) for the avoidance of doubt, to the extent that the Defaulting Lender constitutes a Canadian Revolving Lender or U.S. Revolving Lender, such reallocation shall only be to the Canadian Revolving Lenders or U.S. Revolving Lenders, as applicable.

(d) Cash Collateral for Letters of Credit.  Promptly on demand by the Issuing Lender or the Administrative Agent from time to time, the Parent Borrower shall deliver to the Administrative Agent cash collateral (in U.S. Dollars) in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to Section 2.25(c)), or in the sole discretion of the Administrative Agent and Issuing Lender, shall provide other collateral or make other arrangements satisfactory to the Administrative Agent and Issuing Lender in their sole discretion to cover such Fronting Exposure, in each case on terms reasonably satisfactory to the Administrative Agent and the Issuing Lender.  Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s Revolving Commitment Percentage of outstanding LOC Obligations.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s Revolving Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Parent Borrower or such Defaulting Lender.

(e) Prepayment of Swingline Loans.  Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrowers shall prepay Swingline Loans in an amount equal to all Fronting Exposure with respect to the Swingline Lender (after giving effect to Section 2.25(c)).

(f) Certain Fees.  For any period during which any Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 2.13(a) (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any Letter of Credit Fees pursuant to Section 2.13(b) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Lender pursuant to Section 2.25(d), but instead, the Borrowers shall pay to the non-Defaulting Lenders the amount of such Letter of Credit Fees in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.25(c), with the balance of such fee, if any, payable to the Issuing Lender for its own account, provided that no such fee shall be payable to the Issuing Lender to the extent the Borrowers have provided the Issuing Lender with cash collateral for its Fronting Exposure as provided herein.

(g) Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their good faith judgment that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 2.25(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.26          Incremental Loans.

(a)            At any time, the Parent Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i) one or more incremental term loan commitments (any such incremental term loan commitment, which may be part of an existing tranche, an “Incremental Term Loan Commitment”) to make an incremental term loan (any such incremental term loan, an “Incremental Term Loan”); or

(ii) one or more increases in the U.S. Revolving Commitments (an “Incremental Revolving Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving loans (any such incremental revolving loan, an “Incremental Revolving Loan”) (any such increase, an “Incremental Revolving Commitment Increase” and the Incremental Revolving Loans, together with the Incremental Term Loans, the “Incremental Loans”);

provided that the total aggregate amount for all such Incremental Loan Commitments shall not exceed U.S.$2,000,000,000.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Parent Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent.  The Parent Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”).  Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment.  Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans pursuant thereto (except in connection with any Consolidated Company Investment; provided that in such case, no Event of Default under Sections 7.1(a) or (g) shall exist after giving effect thereto);

(B) the representations and warranties made by the Credit Parties herein or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the date of such Increased Amount Date as if made on and as of such date (except for those which expressly relate to an earlier date) (except in connection with any Acquisition not prohibited hereunder; provided that in such case, the representations and warranties set forth in Sections 3.1(i), 3.2, 3.3, 3.4, 3.6, 3.7 and 3.13 with respect to the Parent Borrower and its Subsidiaries (on a pro forma basis giving effect to such Acquisition), and customary specified acquisition agreement representations and warranties with respect to the entity and/or assets to be acquired, shall be true and correct in all material respects on and as of such Increased Amount Date);

(C) the Administrative Agent and the Lenders shall have received from the Parent Borrower a Pro Forma Compliance Certificate demonstrating that the Parent Borrower will be in compliance on a pro forma basis with the financial covenant set forth in Section 6.1 after giving effect to (1) any Incremental Loan Commitment (assuming the full drawing of any Incremental Revolving Commitment), (2) the making of any Incremental Loans pursuant thereto and (3) any Consolidated Company Investment consummated in connection therewith; provided that if such Incremental Loans are incurred in connection with a Consolidated Company Investment or an irrevocable redemption or repayment of Indebtedness, compliance with the financial covenant set forth in Section 6.1 may be determined, at the option of the Parent Borrower, at the time of signing the applicable acquisition agreement or the date of irrevocable notice of redemption or repayment, as applicable (in which case, such Incremental Loans will be deemed outstanding for purposes of calculating the maximum amount of Indebtedness that can be incurred under any leverage-based test hereunder); provided further, that if the Parent Borrower has made such election, in connection with the calculation of any financial ratio (other than the financial covenant set forth in Section 6.1) on or following such date and prior to the earlier of the date on which such Consolidated Company Investment is consummated or the definitive agreement for such Consolidated Company Investment is terminated or such redemption or repayment is made, as applicable, any such ratio shall be calculated on a Pro Forma Basis assuming such Consolidated Company Investment, redemption or repayment and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower leverage ratio than would apply if such calculation was made without giving pro forma effect to such Consolidated Company Investment, redemption, repayment, other pro forma events and Indebtedness;

(D) the proceeds of any Incremental Loans shall be used for working capital and general corporate purposes of the Parent Borrower and its Subsidiaries (including Consolidated Company Investments);

(E) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute obligations of the Parent Borrower and shall be guaranteed with the other Extensions of Credit on a pari passu basis;

(F)      (1)  in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(w)            such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Parent Borrower;

(x)            the Applicable Percentage and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Lenders and the Parent Borrower on the applicable Increased Amount Date;

(y)            all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the existing Term Loan, shall be reasonably satisfactory to the Administrative Agent; and

(z)            such Incremental Term Loans shall be made available only to the Parent Borrower (or any U.S. Subsidiary Borrower) and only in U.S. Dollars;

(2)            in the case of each Incremental Revolving Commitment Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(w)            such Incremental Revolving Commitment Increase shall mature on the Revolving Maturity Date;

(x)            the Applicable Percentage and pricing grid, if applicable, for the Revolving Commitments and the Revolving Loans may be increased by the Administrative Agent, the applicable Incremental Lenders and the Parent Borrower on the applicable Increased Amount Date if necessary to be consistent with such Incremental Revolving Commitment Increase;

(y)            except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Commitment Increase shall, except to the extent otherwise provided in this Section 2.26, be identical to the terms and conditions applicable to the U.S. Revolving Commitments and the U.S. Revolving Loans; and

(z)            such Incremental Revolving Commitment Increase shall be made available only to the Parent Borrower (or any U.S. Subsidiary Borrower) and only in U.S. Dollars;

it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Incremental Loan Commitment or any Incremental Loans, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender so long as such financial maintenance covenant is added to this Agreement for the benefit of the existing Commitments and Loans;

(G) (1)       any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loans and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the existing Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the existing Term Loans and the Incremental Term Loans);

(2)          any Incremental Lender with an Incremental Revolving Commitment Increase shall be entitled to the same voting rights as the existing Revolving Lenders under the Revolving Loans and any Extensions of Credit made in connection with each Incremental Revolving Commitment Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder;

(H) such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the applicable Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders or Credit Parties, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.26); and

(I) the Parent Borrower shall deliver or cause to be delivered any customary legal opinions or other customary closing documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Administrative Agent in connection with any such transaction.

(b)            (i)            The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan may be designated as a separate tranche of Term Loans for all purposes of this Credit Agreement.

(ii)            The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Credit Agreement except to the extent expressly provided herein.

(c)            (i)            On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, or such later date as agreed among the Borrowers, the Lenders holding such Incremental Term Loan Commitments and the Administrative Agent, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the applicable Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii)            On any Increased Amount Date on which any Incremental Revolving Commitment Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Commitment shall become a Revolving Lender hereunder with respect to such Incremental Revolving Commitment.

(iii)            On any Increased Amount Date on which any Incremental Revolving Commitment Increase becomes effective, each U.S. Revolving Lender shall assign to each Incremental Revolving Lender making such Incremental Revolving Commitment Increase, and each such Incremental Revolving Lender making such Incremental Revolving Commitment Increase shall purchase from each U.S. Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the U.S. Revolving Loans and participations in U.S. Swingline Loans and Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such U.S. Revolving Loans and participations in U.S. Swingline Loans and Letters of Credit will be held by all the U.S. Revolving Lenders ratably in accordance with their U.S. Revolving Commitment Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment Increase.

2.27            Extensions of Revolving Maturity Date and/or Term Loan Maturity Date.

(a)            At least 30 days but not more than 60 days prior to the first and/or second anniversary of the Closing Date, the Parent Borrower, by written notice to the Administrative Agent, may request an extension of the Revolving Maturity Date and/or the Term Loan Maturity Date in effect at such time by one year from its then scheduled expiration.  The Administrative Agent shall promptly notify each applicable Lender of such request, and each such Lender shall in turn, in its sole discretion, not later than 2 days prior to such anniversary date, notify the Parent Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension.  If any Lender shall fail to notify the Administrative Agent and the Parent Borrower in writing of its consent to any such request for extension of the Revolving Maturity Date and/or the Term Loan Maturity Date at least 2 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request.  The Administrative Agent shall notify the Parent Borrower not later than 1 day prior to the applicable anniversary date of the decision of the Lenders regarding the Parent Borrower’s request for an extension of the Revolving Maturity Date and/or the Term Loan Maturity Date.

(b)            If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.27, then the Revolving Maturity Date and/or the Term Loan Maturity Date, as applicable, in effect at such time shall, effective as at the then applicable anniversary date (the “Extension Date”), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 4.2 shall be satisfied.  If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.27, then the Revolving Maturity Date and/or the Term Loan Maturity Date, as applicable, in effect at such time shall, effective as at the then applicable Extension Date and subject to subsection (d) of this Section 2.27, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”).  To the extent that the applicable Revolving Maturity Date and/or the Term Loan Maturity Date is not extended as to any Lender pursuant to this Section 2.27 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.27 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolving Maturity Date and/or Term Loan Maturity Date, as applicable, without any further notice or other action by the Parent Borrower, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.18, 2.19, 2.20, 2.21 and 9.5, shall survive the Revolving Maturity Date and/or the Term Loan Maturity Date, as applicable, for such Lender as to matters occurring prior to such date.  It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Parent Borrower for any requested extension of the Revolving Maturity Date and/or the Term Loan Maturity Date.

(c)            If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.27, then the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders’ Commitments and/or Term Loans for which it is willing to accept an assignment.  If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments and/or Term Loans in an aggregate amount that exceeds the amount of the Commitments and/or Term Loans of the Non-Consenting Lenders, respectively, then such Commitments and/or Term Loans shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Parent Borrower and the Administrative Agent.  If after giving effect to the assignments of Commitments and/or Term Loans described above there remains any Commitments and/or Term Loans of Non-Consenting Lenders, then the Parent Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each such Eligible Assignee, an “Assuming Lender”) to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and/or Term Loans and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment and/or Term Loans of any such Assuming Lender after giving effect to such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment and/or Term Loans of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

(i)            any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid Commitment Fees, Letter of Credit Fees and Issuing Lender Fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)            all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)            with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.6(b)(iv) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.18, 2.19, 2.20, 2.21 and 9.5, shall survive such substitution as to matters occurring prior to the date of substitution.  At least three Business Days prior to the applicable Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Parent Borrower and the Administrative Agent an Assignment and Assumption, duly executed by such Assuming Lender, the Parent Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Parent Borrower and the Administrative Agent as to the increase in the amount of its Commitment and/or Term Loans and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.27 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender.  Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the applicable Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)            If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.27) Lenders having Commitments and/or Term Loans equal to at least 50% of Commitments and/or Term Loans of the applicable tranche subject to an extension request under this Section 2.27 (in each case, in effect immediately prior to the applicable Extension Date) consent in writing to a requested extension (whether by execution or delivery of an Assignment and Assumption or otherwise) not later than one Business Day prior to such Extension Date, then the Administrative Agent shall so notify the Parent Borrower, and, subject to the satisfaction of the applicable conditions in Section 4.2, the Revolving Maturity Date or the Term Loan Maturity Date, as applicable, then in effect for such tranche of Commitments or Term Loans shall be extended for the additional one-year period as described in subsection (b) of this Section 2.27, and all references in this Agreement, and in the Notes, if any, to the “Revolving Maturity Date” and/or “Term Loan Maturity Date”, as applicable, shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolving Maturity Date and/or Term Loan Maturity Date as so extended.  Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolving Maturity Date and/or Term Loan Maturity Date, as applicable, in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

(e)            In addition to the foregoing, the Parent Borrower may elect, in its sole discretion, to extend the Amendment No. 1 Delayed Draw Maturity Date by one year (the “Amendment No. 1 Delayed Draw Extension Option”), without the consent of any Lender, by (x) delivering written notice of such election (the “Amendment No. 1 Delayed Draw Extension Option Election Notice”) to the Administrative Agent at least ten (10) Business Days prior to the occurrence of the Amendment No. 1 Delayed Draw Maturity Date then in effect and (y) paying a fee (the “Amendment No. 1 Delayed Draw Extension Option Fee”) to the Administrative Agent, for the account of each Lender holding outstanding Amendment No. 1 Delayed Draw Term Loans, equal to 0.20% of the aggregate principal amount of outstanding Amendment No. 1 Delayed Draw Term Loans held by such Lender as of the date that the Amendment No. 1 Delayed Draw Extension Option Election Notice is delivered, which shall be earned, due and payable on the date the Amendment No. 1 Delayed Draw Extension Option Election Notice is delivered; provided that (i) the Parent Borrower shall only be permitted to exercise the Amendment No. 1 Delayed Draw Extension Option on one occasion and (ii) no Event of Default is continuing at the time the Parent Borrower delivers the Amendment No. 1 Delayed Draw Extension Option Election Notice to the Administrative Agent.

2.28            Mexican Peso Revolving Credit Facility.  The Lenders hereby agree that the Parent Borrower may, at its sole option and by written notice to the Administrative Agent, from time to time request that a portion of the U.S. Revolving Committed Amount not to exceed U.S.$200,000,000 in the aggregate be allocated to a separate revolving credit facility (the “Peso Facility”) under which the Parent Borrower shall be permitted to borrow (either directly or through a Wholly-Owned Restricted Subsidiary), on a revolving credit basis, loans denominated in Mexican Pesos (it being understood that, upon such allocation, the U.S. Revolving Committed Amount shall be reduced, on a dollar-for-dollar basis and in accordance with the terms set forth in Section 2.12(a) of the Credit Agreement for voluntary reductions of the unused portion of the U.S. Revolving Committed Amount, by the amount of the commitments so allocated to the Peso Facility).  The terms and conditions applicable to the Peso Facility (other than those terms relating to interest rate) shall be substantially the same as those terms and conditions applicable to the facility in respect of the U.S. Revolving Commitments or shall otherwise be reasonably satisfactory to the Administrative Agent (which for the avoidance of doubt shall include changes to notice and timing requirements to reflect the operational requirements of the Administrative Agent).   In connection with the implementation of the Peso Facility, the Administrative Agent and the Parent Borrower shall be permitted to effect, without the consent of any other Lender, such amendments to the Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.28 (collectively, the “Peso Facility Amendment”).  Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of the Peso Facility shall be reasonably satisfactory to the Parent Borrower and the Administrative Agent and, if not already a Lender, shall become a Lender under the Credit Agreement pursuant to the Peso Facility Amendment.  No Lender shall be obligated to provide any commitments in respect of the Peso Facility unless it so agrees.  For the avoidance of doubt, the Administrative Agent shall not be obligated to be the administrative agent for the Peso Facility and the Peso Facility may have a different administrative agent with only the consent of the Parent Borrower and the Administrative Agent and such other administrative agent.

2.29            Circumstances Affecting Term SOFR, Eurocurrency Rates and RFRs.  Subject to Section 2.17, in connection with any Term SOFR Loan, RFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Credit Document with respect to any Credit Party Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple RFR pursuant to the definition thereof or (y) if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Credit Document with respect to any Credit Party Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Credit Document with respect to any Credit Party Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Credit Document with respect to any Credit Party Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Parent Borrower.  Upon notice thereof by the Administrative Agent to the Parent Borrower, any obligation of the Lenders to make Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as a Term SOFR Loan, an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (A) each Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the Applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans (in the case of Loans made to the Parent Borrower or any other Borrower (other than the Canadian Borrower)) or U.S. Base Rate Loans (in the case of Loans made to the Canadian Borrower) in the amount specified therein, (II) in the case of any request for a borrowing of an affected Eurocurrency Rate Loan denominated in Canadian Dollars, the Canadian Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans in the amount specified therein and (III) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan denominated in Euro, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans (in the case of Loans made to the Parent Borrower or any other Borrower (other than the Canadian Borrower)) or U.S. Base Rate Loans (in the case of Loans made to the Canadian Borrower) at the end of the applicable Interest Period, (II) any outstanding affected Eurocurrency Rate Loans denominated in Canadian Dollars will be deemed to have been converted into Canadian Prime Rate Loans at the end of the applicable Interest Period and (III) any outstanding affected RFR Loans or Eurocurrency Rate Loans denominated in Euro, at the Applicable Borrower’s election, shall either (1) be converted into Alternate Base Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Amount of such Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, in the case of this clause (III), if no election is made by the Applicable Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Applicable Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Applicable Borrower shall be deemed to have elected clause (1) above.  Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make Loans herein provided for, the Credit Parties hereby represent and warrant to the Agents and to each Lender that:

3.1            Corporate Existence; Compliance with Law.

Holdco and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing would not reasonably be likely to have a Material Adverse Effect.  Holdco and each of its Subsidiaries (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other legal entity and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where (a) the failure to have such power, authority and legal right as set forth in clause (i) hereof, (b) the failure to be so qualified or in good standing as set forth in clause (ii) hereof, or (c) the failure to comply with Requirements of Law as set forth in clause (iii) hereof, is not reasonably likely, in the aggregate, to have a Material Adverse Effect. No Credit Party is an EEA Financial Institution.

3.2            Corporate Power; Authorization.

Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.  No consent or authorization of, or filing with, any Person (including any Governmental Authority), is required in connection with the execution, delivery or performance by a Credit Party, or the validity or enforceability against a Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained and those consents, authorizations and filings the failure of which to make or obtain would not reasonably be likely to have a Material Adverse Effect.

3.3            Enforceable Obligations.

This Agreement has been duly executed and delivered by the Parent Borrower and the Canadian Borrower and, upon delivery of a counterpart signature page hereto by each of Holdco and the Initial Guarantors, will be duly executed and delivered by Holdco and each Initial Guarantor, and each other Credit Document will be duly executed and delivered by each Credit Party party thereto, as applicable, and this Credit Agreement constitutes (or, in the case of each Initial Guarantor, will constitute upon the delivery of a counterpart signature page hereto), and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of each Credit Party executing the same, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.4            No Legal Bar.

The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party will not (a) violate (i) such Person’s articles or certificate of incorporation (or equivalent formation document), bylaws or other organizational or governing documents or (ii) any Requirement of Law or (b) cause a breach or default under any of their respective Material Contracts, except, with respect to any violation, breach or default referred to in clause (a)(ii) or (b), to the extent that such violation, breach or default would not reasonably be likely to have a Material Adverse Effect.

3.5            No Material Litigation.

No litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Holdco or any of the Restricted Subsidiaries, or against any of their respective properties or revenues, existing or future (a) that is adverse in any material respect to the interests of the Lenders with respect to any Credit Document or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to have a Material Adverse Effect.

3.6            Investment Company Act.

None of the Borrowers nor any Restricted Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

3.7            Margin Regulations.

No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U.  Neither the execution and delivery hereof by the Borrowers, nor the performance by them of any of the transactions contemplated by this Credit Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of Regulation T, U or X.

3.8            Compliance with Environmental Laws.  Except for any matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a)            None of the Borrowers nor any of the Restricted Subsidiaries has received from any third party any notices of claims or potential liability under, or notices of failure to comply with, any Environmental Laws.

(b)            None of the Borrowers nor any of the Restricted Subsidiaries has received any notice of violation, or notice of any action, either judicial or administrative, from any Governmental Authority relating to the actual or alleged violation of any Environmental Law, including any such notice of violation or action based upon any actual or alleged Release or threat of Release of any Hazardous Substances by a Borrower or any of the Restricted Subsidiaries or its employees or agents, or as to the existence of any contamination at any location for which a Borrower or any Restricted Subsidiary is or is alleged to be responsible.

(c)            None of the Borrowers nor any of the Restricted Subsidiaries, nor, to the knowledge of any Borrower, any other Person, has caused any Release or threat of Release of any Hazardous Substance, with respect to any real property currently or formerly owned, leased or operated by a Borrower or any Restricted Subsidiary or has violated any Environmental Law,  that is reasonably likely to result in penalties, fines, claims or other liabilities to a Borrower or any Restricted Subsidiary pursuant to any Environmental Law.

(d)            The Borrowers and the Restricted Subsidiaries and their respective operations are in compliance with all Environmental Laws, and have obtained, maintained and are in compliance with all necessary governmental permits, licenses and approvals required under Environmental Law for the operations conducted on their respective properties.

3.9            [Reserved].

3.10            Financial Statements, Fiscal Year and Fiscal Quarters.

(a)            The Parent Borrower has furnished to the Administrative Agent and the Lenders (i) copies of the audited consolidated financial statements of Holdco and its Subsidiaries for the three (3) fiscal years most recently ended prior to the Closing Date for which audited financial statements are available (it being understood that the Administrative Agent and the Lenders have received audited consolidated financial statements of Holdco and its Subsidiaries for fiscal years 2019, 2020 and 2021), in each case audited by independent public ~~accounts~~accountants of recognized national standing and prepared in conformity with GAAP and (ii) copies of interim unaudited condensed consolidated balance sheets, statements of operations and statements of cash flows of Holdco and its Subsidiaries as of and for the Fiscal Quarters ended December 31, 2021 and March 31, 2022.

(b)            The financial statements referenced in subsection (a) fairly present in all material respects the consolidated financial condition of Holdco and its Subsidiaries as of the dates thereof and the results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Borrowers and the Restricted Subsidiaries taken as a whole did not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected.

(c)            [Reserved].

(d)            [Reserved].

(e)            Since September 30, 2021, there has been no change with respect to the Consolidated Companies taken as a whole which has had or is reasonably likely to have a Material Adverse Effect.

3.11            ERISA.

(a)            Compliance.  Each Plan maintained by the Borrowers and the Restricted Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, except for such instances of non-compliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(b)            Liabilities.  None of the Borrowers and the Restricted Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Borrowers, the Restricted Subsidiaries and their ERISA Affiliates arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, except for such liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(c)            Funding.  Each Borrower and each Restricted Subsidiary and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, except for failures to pay such amounts (including any penalties attributable to such amounts) that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(d)            ERISA Event or Foreign Plan Event.  No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, except for such ERISA Events and Foreign Plan Events that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.12            Accuracy and Completeness of Information.

None of the written reports, financial statements, certificates, or final schedules to this Agreement or any other Credit Document heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Agents, the Lead Arrangers or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, when taken as a whole, contains as of the date of such report, financial statement, certificate or schedule or, with respect to any such items so furnished on or prior to the Closing Date, as of the Closing Date any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made, at the time so furnished and, with respect to any such items so furnished on or prior to the Closing Date, as of the Closing Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

3.13            Compliance with Trading with the Enemy Act, OFAC Rules and Regulations, Patriot Act and FCPA.

(a)            Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended.  Neither any Credit Party nor any or its Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) the Patriot Act or (iv) the Canadian AML Acts.  None of the Credit Parties (A) is subject to sanctions administered by OFAC or the U.S. Department of State or (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any person subject to such sanctions.

(b)            None of the Credit Parties or their Subsidiaries or, to the knowledge of the Credit Parties, their respective Affiliates, directors, officers, employees or agents is in violation of any Sanctions.

(c)            None of the Credit Parties or their Subsidiaries or their respective Affiliates, directors, officers, employees or agents (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 15% of its assets located in Sanctioned Entities, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used and have not been used, in each case directly by any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, indirectly by any other Person, to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(d)            Each of the Credit Parties and their Subsidiaries and, to the knowledge of the Credit Parties, their respective directors, officers, employees or agents is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) and any applicable foreign counterpart thereto.  None of the Credit Parties or their Subsidiaries or, to the knowledge of the Credit Parties, their respective directors, officers, employees or agents has made and no proceeds of any Loan will be used, in each case directly by any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, indirectly by any other Person, to make a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) or any applicable foreign counterpart thereto.

3.14          Use of Proceeds.

The Extensions of Credit will be used solely (a) to repay Indebtedness under the Existing Credit Agreement, (b) to pay fees and expenses incurred in connection with the Transactions and (c) to provide for working capital and general corporate purposes of Holdco and its Subsidiaries, including any Acquisition (which may include the Gondi Acquisition) or other Investment not prohibited hereunder.  Notwithstanding the foregoing, the proceeds of the Amendment No. 1 Delayed Draw Term Loans shall be used (i) to finance the Gondi Acquisition, together with any fees and expenses incurred in connection therewith and/or (ii) for working capital and general corporate purposes, including any Acquisitions or other Investments not prohibited under the Credit Agreement.

3.15          Luxembourg Specific Representations.

(a)            The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the European Insolvency Regulation ) and the center of main interests (centre des intérêts principaux) of the Luxembourg Borrower are  located at the place of its registered office (siège statutaire) in Luxembourg.

(b)            The Luxembourg Borrower has no “establishment” (as that term is used in Article 2(10) of the European Insolvency Regulation) in any other jurisdiction and the Luxembourg Borrower keeps its shareholder register (registre des associés) at its registered office in Luxembourg.

(c)            The Luxembourg Borrower does not carry out any activity in the financial sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, as amended from time to time) or any activity requiring the granting of a business license under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions.

(d)            The Luxembourg Borrower complies with all requirements of the Luxembourg law of 31 may 1999 on the domiciliation of companies, as amended, and all related regulations.

(e)            The Luxembourg Borrower is not, and will not, as a result of its entry into the Credit Documents or the performance of its obligations thereunder, be in a state of cessation of payments (cessation des paiements), or be deemed to be in such state, and has not lost, and will not, as a result of its entry into the Credit Documents or the performance of its obligations thereunder, lose its creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and is not aware, or may be not reasonably be aware, of such circumstances.

3.16            EU Directive.  To the knowledge of the Credit Parties, neither any transaction contemplated by the Loan Documents, nor any transaction to be carried out in connection with any transaction contemplated thereby, meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

ARTICLE IV
CONDITIONS PRECEDENT

4.1            Conditions to Closing Date and Initial Revolving Loans.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement and Credit Documents.  Receipt by the Administrative Agent of (i) for the account of each U.S. Revolving Lender that makes a request therefor, a U.S. Revolving Note, (ii) for the account of each Multicurrency Revolving Lender that makes a request therefor, a Multicurrency Revolving Note, (iii) for the account of each Canadian Revolving Lender that makes a request therefor, a Canadian Revolving Note, (iv) for the account of the U.S. Swingline Lender, a U.S. Swingline Note, (v) for the account of the Canadian Swingline Lender, a Canadian Swingline Note, and (vi) a fully-executed counterpart of this Credit Agreement; in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

(b) Legal Opinion.  Receipt by the Administrative Agent of the following legal opinions of counsel to the Credit Parties, in each case in form and substance reasonably acceptable to the Administrative Agent:  (i) a legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Credit Parties, (ii) a legal opinion of the assistant general counsel of the Parent Borrower, (iii) a legal opinion of McInnes Cooper, special Canadian counsel to the Canadian Credit Parties and (iv) a legal opinion of Eversheds Sutherland (Luxembourg) LLP, special Luxembourg counsel to the Luxembourg Borrower.

(c) Corporate Documents.

(i) With respect to each Credit Party (other than the Luxembourg Borrower), receipt by the Administrative Agent of the following (or their equivalent), each (other than with respect to clause (D)) certified by the secretary or assistant secretary of the applicable Credit Party as of the Closing Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent:  (A) copies of the articles of incorporation or charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization (to the extent customary in the applicable jurisdiction); (B) copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the respective Credit Documents (including the transactions contemplated therein) and authorizing execution and delivery thereof; (C) copies of the bylaws, operating agreement or partnership agreement of each Credit Party; and (D) copies, where applicable, of certificates of good standing, existence or its equivalent of each Credit Party in its state or province of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state or province of organization.

(ii) With respect to the Luxembourg Borrower, receipt by the Administrative Agent of the following (or their equivalent), each certified by an authorized signatory of the Luxembourg Borrower as of the Closing Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent:  (A) a true, complete and up-to-date copy of the articles association (statuts) of the Luxembourg Borrower; (B) a true, complete and up-to-date copy of an extract (extrait) from the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) (the “Luxembourg Companies Register”) dated as at the Closing Date, certified by an authorized signatory of the Luxembourg Borrower; (C) a negative certificate (certificat de non-inscription d’une décision judiciaire) from the Luxembourg Companies Register in respect of the Luxembourg Borrower and dated as at the Closing Date, certified by an authorized signatory of the Luxembourg Borrower; (D) a copy of a resolution of the board of managers of the Luxembourg Borrower approving and adopting this Agreement (including the transactions contemplated herein) and authorizing execution and delivery hereof; (E) a specimen of the signature of each person authorized by the resolution referred to in clause (D) above; (F) a solvency certificate dated as of the Closing Date (signed by an authorized signatory of the Luxembourg Borrower) stating that such Luxembourg Borrower is not subject to nor, as applicable, meets or threatens to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the European Insolvency Regulation and no application has been made or is to be made by its manager or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings; and (G) a certificate from an authorized signatory of the Luxembourg Borrower, certifying that it has complied with the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended and all related regulations.

(d) Officer’s Certificate.  Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that after giving effect to each of the Transactions, the Credit Parties taken as a whole are solvent as of the Closing Date.

(e) Account Designation Letter.  Receipt by the Administrative Agent of an executed counterpart of the Account Designation Letter.

(f) [Reserved].

(g) Termination of Existing Credit Agreement.  The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that all principal, interest and other amounts outstanding in connection with the Existing Credit Agreement have been or substantially concurrently with the Closing Date are being repaid in full and terminated.

(h) Fees.  Receipt by the Agents and the Lenders of all fees, if any, then owing pursuant to the Engagement Letter or pursuant to any other Credit Document, which fees may be paid or netted from the proceeds of the initial Extensions of Credit hereunder.

(i) Patriot Act; Beneficial Ownership Regulation.  Each of the Lenders shall have received, at least three (3) days prior to the Closing Date (to the extent reasonably requested on a timely basis at least seven (7) days prior to the Closing Date), all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts.  To the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Parent Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification.

(j) Representations and Warranties.  The representations and warranties made by the Credit Parties herein or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the Closing Date as if made on and as of such date (except for those which expressly relate to an earlier date).

(k) No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Closing Date.

4.2            Conditions to Subsequent Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder (other than the initial Extensions of Credit hereunder on the Closing Date and, except as set forth in paragraphs (a), (b), (c) and (j) of this Section 4.2, the Amendment No. 1 Delayed Draw Term Loans) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit (in the case of clauses (a) and (b) below with respect to any Extension of Credit in the form of Incremental Loans, as such conditions may be modified in the Lender Joinder Agreement applicable to such Incremental Loans to the extent permitted by Section 2.26(a) hereof):

(a) Representations and Warranties.  ~~The~~Except in connection with the borrowing of the Amendment No. 1 Delayed Draw Term Loans to fund an Acquisition not prohibited hereunder, including the Gondi Acquisition, the representations and warranties made by the Credit Parties herein or in any other Credit Document (other than the representations and warranties pursuant to Sections 3.5 and 3.10(e)) or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).  In connection with the borrowing of the Amendment No. 1 Delayed Draw Term Loans to fund an Acquisition not prohibited hereunder, including the Gondi Acquisition (with any remaining proceeds being used for working capital and general corporate purposes), (i) the representations and warranties set forth in Sections 3.1(i), 3.2, 3.3, 3.4, 3.6, 3.7 and 3.13 with respect to the Parent Borrower and its Subsidiaries (on a pro forma basis after giving effect to such Acquisition) shall be true and correct in all material respects on and as of the Amendment No. 1 Delayed Draw Funding Date and (ii) customary specified acquisition agreement representations and warranties with respect to the entity and/or assets to be acquired shall be true and correct in all material respects on and as of the Amendment No. 1 Delayed Draw Funding Date; provided that with respect to the Gondi Acquisition, it is acknowledged and agreed that this clause (ii) shall be satisfied if the Fundamental Representations (as defined in the Gondi Acquisition Agreement) set forth in Article IV of the Gondi Acquisition Agreement shall be true and correct in all material respects on and as of the Amendment No. 1 Delayed Draw Funding Date (but only to the extent that the Holdco or any of its Affiliates has the right to terminate its obligations under the Gondi Acquisition Agreement or decline to consummate the Gondi Acquisition as a result of a breach of such representations and warranties).

(b) No Default or Event of Default.  ~~No~~Except in connection with the borrowing of the Amendment No. 1 Delayed Draw Term Loans to fund a Consolidated Company Investment not prohibited hereunder, including the Gondi Acquisition, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.  In connection with the borrowing of the Amendment No. 1 Delayed Draw Term Loans to fund a Consolidated Company Investment not prohibited hereunder, including the Gondi Acquisition (with any remaining proceeds being used for working capital and general corporate purposes), no Event of Default under Section 7.1(a) or (g) shall exist on the Amendment No. 1 Delayed Draw Funding Date after giving effect to the funding of the Amendment No. 1 Delayed Draw Term Loans.

(c) Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount of the outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount, (iii) the aggregate Dollar Amount of LOC Obligations shall not exceed the LOC Committed Amount, (iv) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding U.S. Swingline Loans shall not exceed the U.S. Swingline Committed Amount, (v) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Canadian Swingline Loans shall not exceed the Canadian Swingline Committed Amount and (vi) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Canadian Revolving Loans plus Multicurrency Alternative Currency Revolving Loans plus Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount.

(d) Additional Conditions to U.S. Revolving Loans.  If a U.S. Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e) Additional Conditions to Canadian Revolving Loans.  If a Canadian Revolving Loan is requested, all conditions set forth in Section 2.2 shall have been satisfied.

(f)  Additional Conditions to Multicurrency Alternative Currency Revolving Loans.  If a Multicurrency Alternative Currency Revolving Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

(g)  Additional Conditions to U.S. Swingline Loans.  If a U.S. Swingline Loan is requested, all conditions set forth in Section 2.6 shall have been satisfied.

(h)  Additional Conditions to Canadian Swingline Loans.  If a Canadian Swingline Loan is requested, all conditions set forth in Section 2.7 shall have been satisfied.

(i)   Additional Conditions to Letters of Credit.  If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.8 shall have been satisfied.

(j)   Additional Conditions to Incremental Term Loans.  Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with, Section 2.26.

(j)   Additional Conditions to Amendment No. 1 Delayed Draw Term Loans.  If an Amendment No. 1 Delayed Draw Term Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied, including receipt by each Amendment No. 1 Delayed Draw Term Loan Lender that makes a request therefor of an Amendment No. 1 Delayed Draw Term Loan Note.  In addition, if the proceeds of the Amendment No. 1 Delayed Draw Term Loans will be used in connection with a Consolidated Company Investment, the Parent Borrower shall deliver a Pro Forma Compliance Certificate meeting the requirements (and subject to the provisos) set forth in clause (C) of Section 2.26(a) of this Credit Agreement in respect of such Consolidated Company Investment, recomputed as of the last day of the Fiscal Quarter most recently ended prior to the date of the applicable Acquisition agreement.

Other than the initial Extensions of Credit hereunder on the Closing Date, each request for an Extension of Credit (including extensions and conversions) and each acceptance by a Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Credit Parties as of the date of such Loan that the conditions in subsections (a) through (c) of this Section and, as applicable, subsections (d) through (i) of this Section, in each case have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnity obligations) have been paid in full (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the applicable Issuing Lender), the Credit Parties shall:

5.1            Corporate Existence, Etc.

Preserve and maintain, and cause each of the Material Subsidiaries to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 6.4), its material rights, franchises, licenses, permits, consents, approvals and contracts, and its material trade names, service marks and other Intellectual Property (for the scheduled duration thereof), in each case material to the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

5.2            Compliance with Laws, Etc.

Comply, and cause each of the Restricted Subsidiaries to comply, with all Requirements of Law (including all Environmental Laws, ERISA, the Trading with the Enemy Act, OFAC, the Patriot Act and the Canadian AML Acts, each as amended) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Material Adverse Effect.  Each of the Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.3            Payment of Taxes and Claims.

File and cause each Restricted Subsidiary to file all Tax returns that are required to be filed by each of them and pay, collect, withhold and remit all Taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by a Borrower or any Restricted Subsidiary, and each Borrower and each Restricted Subsidiary will pay or cause to be paid all other Taxes due and payable (whether or not shown on a Tax return) before the same become delinquent, except, in each case, (i) such Taxes as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP or (ii) where failure to take the foregoing actions, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

5.4            Keeping of Books.

Keep, and cause each of the Restricted Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

5.5            Visitation, Inspection, Etc.

Permit, and cause each of the Restricted Subsidiaries to permit, any representative of an Agent or, during the continuance of an Event of Default, any Lender, at such Agent’s or such Lender’s expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during normal business hours of Holdco or the applicable Restricted Subsidiary, as the case may be, after reasonable prior notice to the Parent Borrower; provided, however, that unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year.

5.6            Insurance; Maintenance of Properties and Licenses.

(a)            Maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance (including with a Captive Insurance Subsidiary), risk retention or risk transfer programs, insurance with respect to its properties and business, and the properties and business of the Restricted Subsidiaries, against loss or damage of the kinds that the Parent Borrower in its judgment deems reasonable, such insurance to be of such types and in such amounts and subject to such deductibles and self-insurance programs as the Parent Borrower in its judgment deems reasonable.

(b)            Cause, and cause each Restricted Subsidiary to cause, all properties material to the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of any Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times except as would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing in this Section 5.6(b) shall prevent a Credit Party from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Parent Borrower, desirable in the conduct of its business or the business of any Borrower or any of the Restricted Subsidiaries.

(c)            Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of the Credit Parties to conduct their respective businesses as presently conducted except as would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing in this Section 5.6(c) shall prevent a Credit Party from discontinuing the operation or maintenance of any such License if such discontinuance is, in the judgment of the Parent Borrower, desirable in the conduct of its business or business of Holdco or any of the Restricted Subsidiaries.

5.7            Financial Reports; Other Notices.

Furnish to the Administrative Agent (for delivery to each Lender):

(a)            after the end of each of the first three quarterly accounting periods of each of its Fiscal Years (commencing with the Fiscal Quarter ending on the last day of the first Fiscal Quarter ending after the Closing Date), as soon as prepared, but in any event at the same time the SEC Filer files or is (or would be) required to file the same with the SEC, the quarterly unaudited consolidated balance sheet of Holdco and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows (together with all footnotes thereto) of Holdco  and its consolidated Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the SEC Filer’s previous Fiscal Year, accompanied by a certificate, dated the date of furnishing, signed by a Responsible Officer of the SEC Filer to the effect that such financial statements accurately present in all material respects the consolidated financial condition of Holdco and its consolidated Subsidiaries and that such financial statements have been prepared in accordance with GAAP consistently applied (subject to year-end adjustments); provided, however, during any period that Holdco has consolidated Subsidiaries which are not Consolidated Companies, Holdco shall also provide such financial information in a form sufficient to enable the Agents and the Lenders to determine the compliance of the Borrowers with the terms of this Credit Agreement with respect to the Consolidated Companies;

(b)            after the end of each of its Fiscal Years (commencing with the first Fiscal Year ending after the Closing Date), as soon as prepared, but in any event at the same time the SEC Filer files or is (or would be) required to file the same with the SEC, the annual audited report for that Fiscal Year for Holdco and its consolidated Subsidiaries, containing a consolidated balance sheet of Holdco and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Holdco and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (which financial statements shall be reported on by the SEC Filer’s independent certified public accountants, such report to state that such financial statements fairly present in all material respects the consolidated financial condition and results of operation of Holdco and its consolidated Subsidiaries in accordance with GAAP, and which shall not be subject to any “going concern” or like qualification, exception, assumption or explanatory language (other than solely as a result of a maturity date in respect of any Term Loans, Revolving Commitments or Revolving Loans) or any qualification, exception, assumption or explanatory language as to the scope of such audit); provided, however, during any period that Holdco has consolidated Subsidiaries which are not Consolidated Companies, Holdco shall also provide such financial information in a form sufficient to enable the Agents and the Lenders to determine the compliance of the Borrowers with the terms of this Credit Agreement with respect to the Consolidated Companies;

(c)            not later than five days after the delivery of the financial statements described in Section 5.7(a) and (b) above, commencing with such financial statements for the earlier of the first Fiscal Quarter and the first Fiscal Year ending after the Closing Date, a certificate of a Responsible Officer substantially in the form of Exhibit G, stating that, to the best of such Responsible Officer’s knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include (i) the calculations in reasonable detail required to indicate compliance with Section 6.1 as of the last day of such period and that the financial information provided has been prepared in accordance with GAAP applied consistently for the periods related thereto and (ii) a schedule that includes actual actions taken and run-rate synergies achieved versus actions scheduled and associated estimated run-rate synergies pursuant to clause (ix) in the definition of EBITDA;

(d)            promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Holdco to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the SEC;

(e)            as soon as possible and in any event within thirty (30) days after Holdco or any Restricted Subsidiary knows or has reason to know that any ERISA Event or Foreign Plan Event with respect to any Plan or Foreign Plan has occurred and such ERISA Event or Foreign Plan Event involves a matter that has had, or is reasonably likely to have, a Material Adverse Effect, a statement of a Responsible Officer setting forth details as to such ERISA Event or Foreign Plan Event and the action which Holdco or such Restricted Subsidiary proposes to take with respect thereto;

(f)            to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification as promptly as practicable following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Borrower that would result in a change to the list of beneficial owners identified in such certification;

(g)            prompt written notice of the occurrence of any Default or Event of Default;

(h)            prompt written notice of the occurrence of any Material Adverse Effect;

(i)            a copy of any material notice to the holders of (or any trustee with respect to) the Existing Senior Notes; and

(j)          with reasonable promptness, (x) such other information relating to each Borrower’s performance of this Credit Agreement or its financial condition as may reasonably be requested from time to time by the Administrative Agent (at the request of the Multicurrency Agent or any Lender) and (y) all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act, that is reasonably requested from time to time by any Agent or any Lender.

The Credit Parties will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article V; provided that upon the filing by the Credit Parties of the items referenced in Section 5.7(a), 5.7(b) or 5.7(d) with the SEC for public availability, the Credit Parties, with respect to such items so filed, shall not be required to separately furnish such items to the Administrative Agent and Lenders.  In addition, the Credit Parties will designate Information Materials (i) that are either available to the public or not material with respect to the Credit Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

5.8            Notices Under Certain Other Indebtedness.

Promptly following its receipt thereof, Holdco shall furnish the Administrative Agent a copy of any notice received by it, the Parent Borrower, the Canadian Borrower, any Multicurrency Borrower or any of the other Restricted Subsidiaries from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in a Dollar Amount which, in the aggregate, exceeds U.S.$200,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

5.9            Notice of Litigation.

Notify the Administrative Agent of any actions, suits or proceedings instituted by any Person against Holdco, a Borrower or any Restricted Subsidiary where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by Holdco, such Borrower or such Restricted Subsidiary) is reasonably likely to have a Material Adverse Effect.  Said notice is to be given promptly, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

5.10            Additional Guarantors.

(a)            If any Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary (a “Wholly-Owned Domestic Restricted Subsidiary”) (x) provides a guarantee with respect to any Indebtedness of Holdco, the Parent Borrower, RKT or MWV in a Dollar Amount which, in the aggregate, exceeds U.S.$200,000,000 and (y) is not a Guarantor at such time, the Parent Borrower shall cause such Wholly-Owned Domestic Restricted Subsidiary to become a Guarantor of the Parent Borrower’s Credit Party Obligations.  Holdco, the Parent Borrower, the Canadian Borrower or a Multicurrency Borrower may, in its sole and absolute discretion, elect to cause a Restricted Subsidiary to become a Guarantor of its Credit Party Obligations by executing a Joinder Agreement.  Upon the execution and delivery by such Subsidiary of a Joinder Agreement, such Restricted Subsidiary shall be deemed to be a Credit Party hereunder, and each reference in this Agreement to a “Credit Party” shall also mean and be a reference to such Restricted Subsidiary, for so long as such Joinder Agreement is in effect.

(b)            In the case of each Restricted Subsidiary that becomes a Guarantor in accordance with clause (a) above, Holdco or the applicable Borrower shall ensure that before the execution of any Joinder Agreement, the Administrative Agent receives the items referred to in Section 4.1(a) in respect of such Guarantor, and a certificate of a Responsible Officer with respect to the representations and warranties in Article III.

(c)            Notwithstanding anything herein to the contrary, in no event shall a Captive Insurance Subsidiary be required to become a Guarantor.

5.11          Use of Proceeds.

Use the Loans (other than the Incremental Loans) solely for the purposes provided in Section 3.14.  Use the proceeds of any Incremental Term Loan (other than any Amendment No. 1 Delayed Draw Term Loan) and any Incremental Revolving Commitment Increases as permitted pursuant to Section 2.26, as applicable.  The Borrowers will not request any Extension of Credit, and no Borrower shall  use directly or, to its knowledge, indirectly, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use directly or, to its knowledge, indirectly, the proceeds of any Extension of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Canada (or any province or territory thereof) or in a European Union member state, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

ARTICLE VI
NEGATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnity obligations) have been paid in full (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender):

6.1            Financial Requirements.

Holdco and the Borrowers will not suffer or permit the Debt to Capitalization Ratio as of the last day of each Fiscal Quarter ending on or after the Closing Date to be greater than 0.65:1.00; provided that in lieu of the foregoing, for any such date occurring after a Qualified Acquisition and on or prior to the last day of the third full Fiscal Quarter ending after the consummation of such Qualified Acquisition, Holdco and the Borrowers will not suffer or permit the Debt to Capitalization Ratio as of the last day of any such Fiscal Quarter to be greater than 0.70:1.00.

6.2            Liens.

Holdco and the Borrowers will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired; provided, however, that this Section 6.2 shall not apply to the following:

(a) any Lien for Taxes not yet due or Taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b) any Liens, pledges or deposits (i) in connection with worker’s compensation, social security, health, disability or other employee benefits, or property, casualty or liability insurance, assessments or other similar charges or deposits incidental to the conduct of the business of Holdco, a Borrower or any Restricted Subsidiary (including security deposits posted with landlords and utility companies) or the ownership of any of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their Properties or materially impair the use thereof in the operation of their businesses and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Credit Party in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(c) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not overdue by more than 30 days, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, or which are not material in amount;

(d) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceeding and judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(i);

(e) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on real property and statutory Liens of landlords and lessors which in each case do not materially impair the use of any material Property;

(f) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder and which do not materially impair the use of such Property as currently being utilized by Holdco or any Restricted Subsidiary;

(g) any Lien securing any debt securities issued (including via exchange offer and regardless of when issued) in the capital markets if and to the extent that the Credit Party Obligations under this Agreement are concurrently secured by a Lien equal and ratable with the Lien securing such debt securities;

(h) Liens (i)(A) existing on the Closing Date securing industrial development bonds and Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $325,000,000 and (B) securing Refinancing Indebtedness in respect of Indebtedness referenced in clause (i)(A) above and (ii) securing any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies;

(i) (i) Liens existing or deemed to exist in connection with any Permitted Securitization Transaction, but only to the extent that any such Lien relates to the applicable Securitization Assets or other accounts receivable and other assets (together with related rights and proceeds) sold, contributed, financed or otherwise conveyed or pledged pursuant to such transactions and (ii) Liens existing or deemed to exist in connection with any inventory financing arrangement so long as the fair market value of the inventory on which such Liens exist pursuant to this clause (ii) does not exceed $250,000,000 at any time;

(j) any interest of a lessor, licensor, sublessor or sublicensor (or of a lessee, licensee, sublessee or sublicensee) under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases, licenses, subleases and sublicenses not prohibited by this Agreement;

(k) any interest of title of an owner of equipment or inventory on loan or consignment to, or subject to any title retention or similar arrangement with, a Credit Party, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to such arrangements entered into in the ordinary course of business (but excluding any general inventory financing);

(l) banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or other funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by any Credit Party in excess of those required by applicable banking regulations;

(m) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens that are contractual rights of set-off not securing any Indebtedness;

(p) Liens (i) solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by any Credit Party in connection with a letter of intent or purchase agreement for an Acquisition or other transaction not prohibited hereunder and (ii) consisting of an agreement to dispose of any Property in a disposition not prohibited hereunder, including customary rights and restrictions contained in such an agreement;

(q) Liens on (i) any Property of a Credit Party in favor of any other Credit Party or Restricted Subsidiary and (ii) any Property of a Non-Credit Party securing Indebtedness of a Non-Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to Section 6.3;

(r) any restriction or encumbrance with respect to the pledge or transfer of the Capital Stock of any Joint Venture;

(s) Liens securing insurance premium financing arrangements;

(t) any Lien renewing, extending, refinancing or refunding any Lien permitted by subsection (g) or (h) above; provided that (i) the Property covered thereby is not increased, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.3;

(u) Liens on cash, deposits or other collateral granted in favor of the Swingline Lender or the Issuing Lender to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(v) Liens on cash or deposits granted to any Agent or Issuing Lender in accordance with the terms of this Agreement to cash collateralize any of the Credit Party Obligations;

(w) other Liens in addition to those permitted by subsections (a) through (v) above; provided that, at the time of incurrence of any Lien under this subsection (w), the aggregate outstanding principal amount of all obligations secured by such Lien (or in the case of Liens on inventory in connection with an inventory financing arrangement, which Liens are not otherwise permitted by subsection (i) of this Section 6.2, the fair market value of the inventory on which such Liens exist) shall not exceed the Priority Debt Basket at such time (determined prior to giving effect to the incurrence of such Lien); and

(x) Liens on any Property of an Eligible Subsidiary securing any Indebtedness incurred pursuant to Section 6.3(n).

6.3            Subsidiary Indebtedness.

Holdco and the Borrowers will not permit any of their respective Restricted Subsidiaries (other than the Borrowers and the Guarantors) to create, incur, assume or suffer to exist any Indebtedness except:

(a) (A) Indebtedness existing as of the Closing Date in respect of industrial development bonds and Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $325,000,000 and (B) Refinancing Indebtedness in respect of Indebtedness incurred under clause (A) above;

(b) Indebtedness of any Restricted Subsidiary owing to Holdco or any Restricted Subsidiary;

(c) other Indebtedness (whether secured or unsecured); provided that (i) at the time of incurrence of any Indebtedness under this subsection (c), the aggregate principal amount of such Indebtedness does not exceed the Priority Debt Basket at such time (determined prior to giving effect to the incurrence of such Indebtedness) and (ii) for the avoidance of doubt, the Farm Credit Term Loan Facility shall be considered Indebtedness incurred pursuant to this clause (c);

(d) Indebtedness and obligations owing under Hedging Agreements and/or Cash Management Agreements so long as such Hedging Agreements and/or Cash Management Agreements are not entered into for speculative purposes;

(e) Guaranty Obligations of any Restricted Subsidiary in respect of Indebtedness of Holdco or any other Restricted Subsidiary to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.3;

(f) obligations of any Restricted Subsidiary in connection with (i) any Permitted Securitization Transaction to the extent such obligations constitute Indebtedness and (ii) any inventory financing arrangements so long as the aggregate principal amount of Indebtedness in respect thereof incurred under this subsection (f)(ii) does not exceed $250,000,000 at any time outstanding;

(g) Indebtedness of any Restricted Subsidiary consisting of completion guarantees, performance bonds, surety bonds or customs bonds incurred in the ordinary course of business;

(h) Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing workers’ compensation, social security, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;

(j) Indebtedness in respect of judgments that do not constitute an Event of Default under Section 7.1(i);

(k) Indebtedness consisting of the financing of insurance premiums with the providers of such insurance or their Affiliates;

(l) Indebtedness created under this Agreement or any other Credit Document;

(m) Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary in an aggregate principal amount not to exceed $600,000,000 at any time outstanding; and

(n)  Indebtedness of an Eligible Subsidiary in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding.

6.4            Merger and Sale of Assets.

Holdco and the Borrowers will not, and will not permit any Restricted Subsidiary to, dissolve, wind-up, merge, amalgamate or consolidate with any other Person or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business or assets of Holdco, the Borrowers and their respective Restricted Subsidiaries (taken as a whole), whether now owned or hereafter acquired (excluding any inventory or other assets sold or disposed of in the ordinary course of business); provided that, notwithstanding any of the foregoing limitations, Holdco, the Borrowers and the Restricted Subsidiaries may take the following actions:

(a) (i) if no Event of Default shall then exist or immediately thereafter will exist, a Borrower may merge, amalgamate or consolidate with any Person so long as (A) such Borrower is the surviving entity or (B) the surviving entity (the “Successor Borrower”) (x) is organized under the laws of the United States or any State thereof, (y) expressly assumes such Borrower’s obligations under this Agreement and the other Credit Documents to which such Borrower is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and (z) each Guarantor of the Credit Party Obligations of such Borrower shall have confirmed that its obligations hereunder in respect of such Credit Party Obligations shall apply to the Successor Borrower’s obligations under this Agreement (it being understood that, if the foregoing conditions in clauses (x) through (z) are satisfied, then the Successor Borrower will automatically succeed to, and be substituted for, such Borrower under this Agreement); provided, however, that such Borrower shall have provided not less than five Business Days’ notice of any merger, amalgamation or consolidation of such Borrower, and such Borrower or Successor Borrower shall, promptly upon the request of the Administrative Agent or any Lender, supply any documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations, (ii) any Restricted Subsidiary (other than the Parent Borrower) may merge, amalgamate or consolidate with a Borrower if such Borrower is the surviving entity, (iii) any Restricted Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with any other Person (other than a Borrower); provided that a Restricted Subsidiary shall be the continuing or surviving entity and to the extent such continuing or surviving Restricted Subsidiary assumes the obligations under any Existing Senior Notes, such Restricted Subsidiary shall become a Guarantor of the Credit Party Obligations and deliver an executed Joinder Agreement and the documents required pursuant to Section 5.10(b), (iv) any Restricted Subsidiary (other than a Borrower) may merge or amalgamate with any Person that is not a Restricted Subsidiary in connection with a sale of Property permitted under this Section 6.4, (v) any Restricted Subsidiary (other than a Borrower) may be dissolved so long as the property and assets of such Restricted Subsidiary are transferred to Holdco or any other Restricted Subsidiary and (vi) Holdco may merge, amalgamate or consolidate with any Person so long as (A) Holdco is the surviving entity, (B) if Holdco is merging, amalgamating or consolidating with the Parent Borrower, then the Parent Borrower is the surviving entity or (C) the surviving entity (the “Successor Holdco”) (x) is organized under the laws of the United States or any State thereof and (y) expressly assumes Holdco’s obligations under this Agreement and the other Credit Documents to which Holdco is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that, if the foregoing conditions in clauses (x) and (y) are satisfied, then the Successor Holdco will automatically succeed to, and be substituted for, Holdco under this Agreement); provided, however, that Holdco shall have provided not less than five Business Days’ notice of any merger, amalgamation or consolidation of Holdco, and Holdco or Successor Holdco shall, promptly upon the request of the Administrative Agent or any Lender, supply any documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations;

(b) any Restricted Subsidiary (other than the Parent Borrower) may sell, lease, transfer or otherwise dispose of any or all of its Property to (i) a Borrower, (ii) any Guarantor or (iii) any Restricted Subsidiary; provided that, with respect to transfers described in clause (iii), upon completion of such transaction (A) there shall exist no Default or Event of Default and (B) the Subsidiary to which the Restricted Subsidiary’s Property is sold, leased, transferred or otherwise disposed shall be a Restricted Subsidiary and, if such Restricted Subsidiary is a Guarantor, a Guarantor; and

(c) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders.

ARTICLE VII
EVENTS OF DEFAULT

7.1            Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each, an “Event of Default”):

(a) Payments.  A Borrower shall fail to make when due (including by mandatory prepayment) any principal payment with respect to the Loans, or any Credit Party shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) Business Days of the due date thereof; or

(b) Covenants Without Notice.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in Section 5.1 (as to maintenance of existence of Holdco or the Borrowers), subsections (g) and (h) of Section 5.7, Section 5.8, Section 5.9, Section 5.11 or Article VI; or

(c) Other Covenants.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in subsections (a) and (b) of Section 7.1, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) a Responsible Officer of a Credit Party obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Parent Borrower by an Agent or any Lender; or

(d) Representations.  Any representation or warranty made or deemed to be made by a Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached hereto and thereto), or in any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted; or

(e) Non-Payments of Other Indebtedness.  Any Credit Party or any Restricted Subsidiary shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations) exceeding U.S.$300,000,000 individually or in the aggregate; or

(f) Defaults Under Other Agreements.  Any Credit Party or any Restricted Subsidiary shall (i) fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness (other than the Credit Documents) the principal amount of which exceeds U.S.$300,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or (ii) breach or default any Hedging Agreement and/or Cash Management Agreement (subject to any applicable cure periods) the termination value owed by such Credit Party or Restricted Subsidiary as a result thereof shall exceed U.S.$300,000,000 if the effect of such breach or default is to terminate such Hedging Agreement or to permit the applicable counterparty to such Hedging Agreement to terminate such Hedging Agreement; provided that this clause (f) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) so long as such Indebtedness is paid, (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof not prohibited under this Agreement or (z) any “change of control” put arising as a result of any acquisition of any Person so long as any Indebtedness that is put in accordance with the terms of such Indebtedness is paid as required by the terms of such Indebtedness; or

(g) Bankruptcy.  Any Credit Party or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or an involuntary case for bankruptcy is commenced against any Credit Party or any Material Subsidiary and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, trustee or similar official under applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws is appointed for, or takes charge of, all or any substantial part of the property of any Credit Party or any Material Subsidiary; or a Credit Party or a Material Subsidiary commences proceedings of its own bankruptcy or insolvency or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Credit Party or any Material Subsidiary  or there is commenced against any Credit Party or any Material Subsidiary  any such proceeding which remains undismissed for a period of sixty (60) days; or any Credit Party or any Material Subsidiary  is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any Material Subsidiary  suffers any appointment of any custodian, receiver, receiver-manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or any Credit Party or any Material Subsidiary makes a general assignment for the benefit of creditors; or any Credit Party or any Material Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Credit Party or any Material Subsidiary  shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Credit Party or any Material Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Credit Party or any Material Subsidiary for the purpose of effecting any of the foregoing; or

(h) ERISA.  A Plan of a Credit Party or any Restricted Subsidiary or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

(i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 302 of ERISA; or

(ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii) results in a liability of a Credit Party or any Restricted Subsidiary under applicable law, the terms of such Plan, or Title IV of ERISA, other than liabilities for benefits in the ordinary course;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or such Plan that would have a Material Adverse Effect;  or a Foreign Plan Event occurs that would have a Material Adverse Effect; or

(i)             ~~(c)~~ Money Judgment.  Judgments or orders for the payment of money (net of any amounts paid by an independent third party insurance company or surety or fully covered by independent third party insurance or surety bond issued by a company with an AM Best rating in one of the two highest categories as to which the relevant insurance company or surety does not dispute coverage) in excess of U.S.$300,000,000 individually or in the aggregate or otherwise having a Material Adverse Effect shall be rendered against any Credit Party or any Restricted Subsidiary, and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); or
(j)             ~~(d)~~ Default Under other Credit Documents; The Guaranty.  (a) There shall exist or occur any “Event of Default” as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Credit Party, or at any time it is or becomes unlawful for any Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of any Credit Party under any Credit Document are not or cease to be legal, valid and binding on any Credit Party; or (b) without limiting the foregoing, the Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Guaranty; or
(k)             ~~(e)~~ Change in Control.  A Change in Control shall occur; or

(l)             ~~(f)~~ Securitization Events.  There shall occur any breach of any covenant by any Credit Party, any Restricted Subsidiary or any Permitted Securitization Subsidiary contained in any agreement relating to Permitted Securitization Transaction causing or permitting the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term; provided, however, such breach shall not constitute an Event of Default unless any Credit Parties shall have payment obligations or liabilities under such Permitted Securitization Transaction that have had or are reasonably expected to have a Material Adverse Effect.

7.2            Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (or, where specified, the Multicurrency Agent) may, or upon the request and direction of the Required Lenders shall, by written notice to the Borrowers take any of the following actions (including any combination of such actions):

(a) Termination of Commitments.  Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration; Demand.  Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations (including fees) of any and every kind owing by any Credit Party to the Agents and/or any of the Lenders hereunder to be due and direct the Parent Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to 105% of the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

(c) Enforcement of Rights.  With respect to any of the Agents, exercise any and all rights and remedies created and existing under the Credit Documents, whether at law or in equity.

(d) Rights Under Applicable Law.  With respect to any of the Agents, exercise any and all rights and remedies available to the Agents or the Lenders under applicable law.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(g) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agents and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agents or the Lenders, all of which are hereby waived by the Credit Parties.

ARTICLE VIII
AGENCY PROVISIONS

8.1            Appointment.

Each Lender hereby irrevocably designates and appoints Wells Fargo as the Administrative Agent of such Lender under this Credit Agreement and Wells Fargo and/or any of its designated Affiliates, as the Multicurrency Agent under this Credit Agreement, and each such Lender irrevocably authorizes Wells Fargo, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against any Agent.

8.2            Delegation of Duties.

Anything herein to the contrary, notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Multicurrency Agent, a Lender or the Issuing Lender hereunder.

Each of the Agents may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.  Without limiting the foregoing, each Agent may appoint one of its Affiliates as its agent to perform its functions hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform other functions of the Agents hereunder.

8.3            Exculpatory Provisions.

The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agents are required to exercise as directed in writing by the Required Lenders or Required Multicurrency Lenders, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Multicurrency Agent or any of their Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Multicurrency Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent or Agents shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

8.4            Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5            Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or Holdco referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agents and the Lenders.  The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

8.6            Non-Reliance on Agents and Other Lenders.

Each Lender expressly acknowledges that none of the Agents nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agents to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7            Agents in Their Individual Capacity.

Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though such Agent were not an Agent hereunder.  With respect to its Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.8            Successor Agent; Issuing Lender; Swingline Lender.

Any Agent may resign as such Agent upon thirty (30) days’ prior notice to the Parent Borrower and the Lenders.  If an Agent shall resign as such Agent under this Credit Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent Borrower (so long as no Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Agent, and the term “Administrative Agent” or “Multicurrency Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the resigning Agent’s rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement or any holders of the Notes or Credit Party Obligations; provided that the Multicurrency Agent may, at its option and at any time, assign its rights, powers and duties to the Administrative Agent upon notice to the Parent Borrower and the Lenders; provided further, that if the Required Lenders appoint a Defaulting Lender, then such Lender shall not succeed to the rights, powers and duties of the resigning Administrative Agent.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent gives notice of its resignation, then the resigning Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent, which successor Agent shall be approved by the Parent Borrower; provided that if the resigning Administrative Agent appoints a Defaulting Lender as the successor Administrative Agent, then such Lender shall not succeed to the rights, powers and duties of the resigning Administrative Agent; provided further that if the resigning Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the resigning Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.

Any resignation by any Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

After any retiring Agent’s resignation as an Agent, Issuing Lender or Swingline Lender, the provisions of this Article VIII and Section 9.5 shall inure to its benefit (and the benefit of its sub-agents and Related Parties) as to any actions taken or omitted to be taken by it while it was an Agent, Issuing Lender or Swingline Lender under this Credit Agreement.

Any Issuing Lender or Swingline Lender shall be entitled to resign such role upon thirty (30) days’ prior notice to the Parent Borrower and the Lenders so long as a successor acceptable to the Parent Borrower will take its place (such consent to a successor by the Parent Borrower not to be unreasonably withheld).  Any such successor shall become an Issuing Lender or Swingline Lender hereunder as if it were listed as such in this Agreement without further action.

8.9            Patriot Act Notice.

(a)            Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party, and other information that will allow such Lender or such Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

(b)            Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Canadian AML Acts, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party, information concerning its direct and indirect holders of equity interests and other Persons exercising control over it, and its and their respective directors and officers, and other information that will allow such Lender or such Agent, as applicable, to identify such Credit Party in accordance with the Canadian AML Acts.

8.10            Guaranty Matters.

(a)            The Lenders and Issuing Lender irrevocably authorize and direct each of the Agents and without any consent or action by any Lender:

(i) to release any Guarantor (other than Holdco) from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(ii) in the case of the Guaranty of RKT, to release the Guaranty of RKT when all Existing RKT Senior Notes have been redeemed, repurchased or defeased (including any refinancing or replacement of such Indebtedness with Indebtedness of the Parent Borrower); and

(iii) in the case of the Guaranty of MWV, to release the Guaranty of MWV when all Existing MWV Notes have been redeemed, repurchased or defeased (including any refinancing or replacement of such Indebtedness with Indebtedness of the Parent Borrower).

(b)            Immediately upon the occurrence of any event set forth in paragraph (a) of this Section 8.10, the applicable Guaranty shall automatically be released.

(c)            In connection with a release pursuant to this Section 8.10, the applicable Agent shall promptly execute and deliver to the applicable Credit Party, at the Parent Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such release.  Upon request by an Agent at any time, the Required Lenders or the Required Multicurrency Lenders, as the case may be, will confirm in writing such Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10; provided, however, that the applicable Agent may not decline to release any guarantee pursuant to this Section 8.10 due to the absence of any such confirmation.

8.11          Withholding.

To the extent required by any applicable law (as determined in good faith by the Agent), the applicable Agent may withhold from any payment to any Lender under any Credit Document an amount equal to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the applicable Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless such Agent (to the extent that such Agent has not already been indemnified by the Credit Parties and without limiting or expanding the obligation of the Credit Parties to do so) for all amounts paid, directly or indirectly, by such Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Credit Document, or otherwise against any amount due to such Agent under this Section 8.11.  The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Agents, any assignment of rights by, or the replacement of a Lender,  the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement.  For the avoidance of doubt, for purposes of this Section 8.11, the term Lender shall include the Swingline Lender and any Issuing Lender.

8.12          ERISA.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

8.13          Erroneous Payments

(a)            Each Lender, each Issuing Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender (or an Affiliate of a Lender) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender, such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)            Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Credit Party Obligations owed by the Parent Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Parent Borrower or any other Credit Party for the purpose of making a payment on the Credit Party Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Credit Party Obligations, the Credit Party Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)            Each party’s obligations under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Credit Party Obligations (or any portion thereof) under any Credit Document.

(g)            Nothing in this Section 8.13 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX
MISCELLANEOUS

9.1            Amendments and Waivers.

Neither this Credit Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i) change the currency in which a Lender’s or a Voting Participant’s Commitment is funded or in which payments are made, reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate or as a result of any change in the definition of “Leverage Ratio” or any component thereof) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s or Voting Participant’s Commitment, in each case without the written consent of each Lender directly affected thereby; or

(ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, Required Multicurrency Lenders or Required Revolving Lenders, without the written consent of each Lender directly affected thereby; or

(iii) amend, modify or waive any provision of Article VIII without the written consent of the then Agents; or

(iv) release all or substantially all of the Guarantors from their obligations under the Guaranty (other than as permitted hereunder) or all or substantially all of the value of the Guaranty provided by all of the Guarantors, without the written consent of all the Lenders; or

(v) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or of all Lenders as appropriate; or

(vi) amend or modify the definition of “Credit Party Obligations”, “Canadian Obligations”, “Foreign Subsidiary Borrower Obligations” or “U.S. Obligations” to delete or exclude any obligation or liability or any Person described therein without the written consent of each Lender directly affected thereby; or

(vii) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.15(b) or (c) without the written consent of each Lender directly affected thereby; or

(viii) amend, modify or waive any (A) provision of Sections 2.2 or 2.3 without the consent of the Required Multicurrency Lenders, or (B) any provision of Section 2.7 without the consent of the Canadian Swingline Lender and Required Revolving Lenders; or

(ix) amend, modify or waive (A) any provision of Section 2.1 without the consent of the Required Revolving Lenders, (B) any provision of Section 2.5 without the consent of the Required Delayed Draw Term Loan Lenders, (C) any provision of Section 2.6 without the consent of the U.S. Swingline Lender and Required Revolving Lenders, or (~~C~~D) any provision of Section 2.8 without the consent of the Issuing Lender and Required Revolving Lenders; or

(x) amend, modify or waive any provision of Section 4.2 without the consent of the Required Revolving Lenders and prior to the Amendment No. 1 Delayed Draw Termination Date, with respect to the Amendment No. 1 Delayed Draw Term Loans, the Required Delayed Draw Term Loan Lenders; or

(xi) subordinate the Commitments and Loans to any other Indebtedness without the written consent of all Lenders; or

(xii) the Administrative Agent (and, if applicable, the Parent Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or enter into additional Credit Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.17 in accordance with the terms of Section 2.17; or

(xiii) amend, modify or waive any provision of Section 9.7 without the written consent of all the Lenders; or

(xiv) extend the expiry date of any Letter of Credit, as originally issued or as extended, beyond the time permitted under Section 2.8(a) or reduce any reimbursement obligation under Section 2.8(d) without the written consent of each Lender directly affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of an Agent under any Credit Document shall in any event be effective, unless in writing and signed by the applicable Agent in addition to the Lenders required hereinabove to take such action.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except those affecting it referred to in clause (i) above.

Notwithstanding anything in any Credit Document to the contrary, under no circumstances shall any Hedging Agreement Provider or Cash Management Bank have any voting rights under the Credit Documents.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the other Credit Parties, the Agents and all future holders of the Notes or Credit Party Obligations.  In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default permanently waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9 and Section 8.10); provided, however, that the Administrative Agent will provide written notice to the Borrowers of any such amendment, modification or waiver.  In addition, notwithstanding the foregoing, this Agreement and any other Credit Document may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Swingline Lender or the Issuing Lender stating that it objects to such amendment.

In addition, notwithstanding any of the foregoing to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loan to permit the refinancing of all outstanding amounts under the Term Loans (“Refinanced Term Loan”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loan”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loan shall not exceed the aggregate principal amount of such Refinanced Term Loan, (b) the weighted average life to maturity of such Replacement Term Loan shall not be shorter than the weighted average life to maturity of such Refinanced Term Loan at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (c) all other terms (other than interest rate margins) applicable to such Replacement Term Loan shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loan than those applicable to such Refinanced Term Loan, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing.

Notwithstanding anything in this Credit Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to this Section 9.1) or any of the other Credit Documents or to enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.3(a), Section 2.26 (including as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Commitment Increases to share ratably in the benefits of this Credit Agreement and the other Credit Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Commitment Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Commitment Increase, as applicable, in any determination of (i) Required Lenders or Required Revolving Lenders, as applicable, or (ii) similar required lender terms applicable thereto), Section 2.27 or Section 2.28; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s U.S. Revolving Commitment Percentage or Multicurrency Revolving Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to include Multicurrency Revolving Commitments in additional Multicurrency Alternative Currencies on the terms of Section 2.26; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s U.S. Revolving Commitment Percentage or Multicurrency Revolving Commitment Percentage, in each case, without the written consent of such affected Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein solely with respect to approving the terms of any such bankruptcy reorganization plan and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

The Borrowers shall be permitted to replace with a replacement financial institution acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) any Lender that fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of this Section 9.1, so long as the consent of the Required Lenders (or, in the case of any proposed amendment, modification, termination, waiver or consent that requires the approval of a Class of Lenders, of a Majority in Interest of Lenders of such Class) shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (3) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent and together with all other replacement financial institutions is sufficient to pass the proposed amendment, modification, termination, waiver or consent, (4) the Borrowers shall be liable to such replaced Lender under Section 2.20 if any Term SOFR Loan or Eurocurrency Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (5) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (6)  the Borrowers shall pay to the replaced Lender all additional amounts (if any) required pursuant to Section 2.18, 2.19, 2.20, 2.21 or 9.5, as the case may be, (7) the Borrowers provide at least three (3) Business Days’ prior notice to such replaced Lender, and (8) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.  In the event any replaced Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 9.1, the Borrowers may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender.  A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such replacement cease to apply.

If at any time the Farm Credit Term Loan Facility or any other Credit Document (as defined in the Farm Credit Term Loan Facility), or the documentation for any replacement credit facilities therefor, includes (a) representations and warranties, covenants or events of default (including related definitions) in favor of a Lender (as defined in the Farm Credit Term Loan Facility), or lender under any such replacement credit facilities, that are not provided for in this Agreement or the other Credit Documents, (b) representations and warranties, covenants or events of default (including related definitions) in favor of a Lender (as defined in the Farm Credit Term Loan Facility), or lender under any such replacement credit facilities, that are more restrictive than the same or similar provisions provided for in this Agreement and the other Credit Documents and/or (c) requirements for the Farm Credit Term Loan Facility to be secured by collateral or guaranteed by Domestic Subsidiaries of Holdco that are not already Guarantors (any or all of the foregoing, collectively, the “Most Favored Lender Provisions”) (in the case of each of the Most Favored Lender Provisions, other than any differences between the Farm Credit Term Loan Facility and the other Credit Documents (as defined in the Farm Credit Term Loan Facility), on the one hand, and this Agreement and the other Credit Documents, on the other hand, existing as of the Closing Date (or otherwise consistent with such differences)), then (i) such Most Favored Lender Provisions shall immediately and automatically be deemed incorporated into this Agreement and the other Credit Documents as if set forth fully herein and therein, mutatis mutandis, and no such incorporated provision may thereafter be waived, amended or modified except pursuant to the provisions of this Section 9.1, and (ii) the Borrowers and the Guarantors shall promptly, and in any event within five (5) days after entering into any such Most Favored Lender Provisions, so advise the Administrative Agent in writing.  Thereafter, upon the request of the Required Lenders, the Borrowers and the Guarantors shall enter into an amendment to this Agreement and, if applicable, the other Credit Documents evidencing the incorporation of such Most Favored Lender Provisions, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation described in clause (i) of the immediately preceding sentence.

9.2            Notices.

(a)            All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case addressed as follows in the case of the Borrowers, the other Credit Parties, the Agents, and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes and Credit Party Obligations:

if to any of the Credit Parties:

c/o WestRock Company
1000 Abernathy Road NE
Atlanta, Georgia  30328
Attention:                          Chief Financial Officer
Telecopier:                         (770) 263-3582
Telephone:                         (678) 291-7700

With a copy to:

WestRock Company
1000 Abernathy Road NE
Atlanta, Georgia  30328
Attention:                          General Counsel
Telecopier:                        (770) 263-3582
Telephone:                        (678) 291-7456

if to the Administrative Agent or the Multicurrency Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 W.  W.T.  Harris Blvd.
Charlotte, North Carolina  28262
Attention:                          Syndication Agency Services
Telecopier:                          (704) 590-2703
Telephone:                          (704) 590-3481
E-mail address:                   agencyservices.requests@wellsfargo.com.

With a copy to:

Wells Fargo Bank, National Association
MAC G0189-113
1100 Abernathy Road NE, Suite 1140
Atlanta, GA  30328
Attention:                          Kay Reedy, Managing Director, Portfolio Manager
Telecopier:                        (470) 307-4481
Telephone:                        (470) 307-4465
E-mail address:                 kay.reedy@wellsfargo.com

If to any Lender:                             To the address set forth on the Register

(b)            Notices and other communications to the Lenders or the Agents hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the applicable Agent.  The Agents or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notwithstanding the foregoing, notices, requests and demands delivered pursuant to the requirements of Article II shall be deemed to have been duly given or made when transmitted via e-mail to the e-mail address of the Administrative Agent or Multicurrency Agent, as applicable, set forth in Section 9.2(a).

Unless the Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

9.3            No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Agents or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4            Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations (other than contingent indemnity obligations) have been paid in full (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

9.5            Payment of Expenses.

(a)            Costs and Expenses.  The Credit Parties shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Agents and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Issuing Lender and each Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, each Lender, the Issuing Lender and the Swingline Lenders (including the fees, charges and disbursements of counsel for any of the Agents, Lenders, Issuing Lender and Swingline Lenders), and all fees and time charges for attorneys who may be employees of any of the Agents, Lenders, Issuing Lender and Swingline Lenders, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Documents, Loans or Letters of Credit.

(b)            Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Agents (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Substances on, at, under or from any property owned, leased or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a claim brought by Holdco or any Subsidiary against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or (B) result from a proceeding that does not involve an act or omission by Holdco or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against any arranger, bookrunner or agent hereunder in its capacity or in fulfilling its roles as an arranger, bookrunner or agent hereunder or any similar role with respect to the credit facilities hereunder).  Notwithstanding the foregoing, (x) this Section 9.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (y) none of the Canadian Credit Parties or the Foreign Subsidiary Borrowers shall be required to provide any indemnification under this Section 9.5(b) with respect to any obligation of any U.S. Credit Party.

(c)            Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsections (a) or (b) of this Section to be paid by it to the Agents (or any sub-agent thereof), the Issuing Lender, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), the Issuing Lender, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and based on the aggregate principal amount of all Loans and unused Commitments then outstanding) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), the Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for an Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity and only the Multicurrency Revolving Lenders shall have any obligation to make any payment to the Multicurrency Agent pursuant to this Section 9.5(c).  The agreements in this Section 9.5(c) shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

(d)            Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the transmission of any information or other materials through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)            Payments.  All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

9.6            Successors and Assigns; Participations; Purchasing Lenders.

(a)            Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than U.S.$10,000,000, in the case of any assignment in respect of a revolving facility, or U.S.$1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Parent Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) of an assignment under a term facility unless it shall object thereto by written notice to the Administrative Agent prior to such tenth (10th) Business Day.

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Types on a non-pro rata basis.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the primary syndication of the Loans has not been completed as determined in good faith by Wells Fargo; provided, that the Parent Borrower shall be deemed to have consented to any such assignment with respect to a term facility unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Commitment or (ii) a Term Loan, an Amendment No. 1 Delayed Draw Term Loan Commitment or an Incremental Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the Multicurrency Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Multicurrency Revolving Commitment; and

(D) the consent of the Issuing Lender and the applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S.$3,500 (unless waived by the Administrative Agent in its sole discretion) and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to a Credit Party.  No such assignment shall be made to any Credit Party or any of Credit Party’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons and Disqualified Institutions.  No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Disqualified Institution on the most recent list of Disqualified Institutions made available to the Lenders at the request of the Parent Borrower prior to the date of such assignment.

(vii) Multicurrency Assignments.  A Multicurrency Revolving Lender and a Canadian Revolving Lender may only assign Multicurrency Revolving Commitments, Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans to an entity that is able to fulfill all obligations of a Multicurrency Revolving Lender and a Canadian Revolving Lender under the terms of this Agreement (including the obligation to make Loans in any Multicurrency Alternative Currency) in accordance with the requirements of applicable law.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20, 2.21 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

(c)            Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Issuing Lender, the Swingline Lenders or the Agents, sell participations to any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or any Credit Party or any Credit Party’s Affiliates or Subsidiaries or any Disqualified Institution on the most recent list of Disqualified Institutions made available to the Lenders at the request of the Parent Borrower prior to the date of such assignment) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the Lenders, Issuing Lender and Swingline Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant.  Subject to Section 9.6(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.19 and 2.21 (subject to the requirements and limitations of such Sections and Section 2.23 and it being understood that a Participant shall be required to deliver the documentation required under Section 2.21(d) to only the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive (absent manifest error) and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The portion of the Participant Register relating to any Participant requesting payment from the Borrowers under the Credit Documents shall be made available to the Borrowers upon reasonable request.  Except as provided in the preceding sentence, a Lender shall not be required to disclose its Participant Register to the Borrowers or any other Person except to the extent required in connection with a Tax audit or inquiry to establish that the Loans hereunder are in registered form for U.S. federal income tax purposes.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a minimum amount of $7,000,000, (ii) has been designated as a “Voting Participant” in a notice (a “Voting Participant Notice”) sent by the relevant Lender to the Administrative Agent and (iii) receives, prior to becoming a “Voting Participant,” the consent of the Administrative Agent, the Parent Borrower, the Multicurrency Agent, the applicable Swingline Lender and the Issuing Lender (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with clause (b)) (a “Voting Participant”), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by the Lenders and the voting rights of the selling Lender shall be correspondingly reduced, on a U.S. Dollar-for-U.S. Dollar (or Dollar Amount-for-Dollar Amount) basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption.  Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 9.6 hereto shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Parent Borrower, the Administrative Agent, the Multicurrency Agent, the applicable Swingline Lender and the Issuing Lender. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Parent Borrower within three (3) Business Days of any termination, reduction or increase of the amount of such participation.  The Parent Borrower, the Multicurrency Agent and the Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto.  The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not itself a Voting Participant.

(e)            Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.19 and 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent, except to the extent that the entitlement to a greater payment results from a change in law after the date such Participant became a participant.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)            Preservation of security interests. In case of assignment from an existing Lender to a new Lender, of all or any part of its rights and obligations under the Credit Agreement or any of the other Credit Documents, the existing Lender and the new Lender shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any security created or guarantee given under the Credit Agreement or in relation to the Credit Agreement or any other Credit Document shall be preserved and continue in full force and effect to the benefit of the new Lender or participant.

9.7            Adjustments; Set-off.

(a)            If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have.  Each Lender and the Issuing Lender agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)            If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the applicable Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this subsection shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

(c)            Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

9.8            Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

9.9            Counterparts; Electronic Execution.

(a)            This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

(b)            The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.10          Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11          Integration.

This Credit Agreement and the other Credit Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents, the Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

9.12          Governing Law.

THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.13          Consent to Jurisdiction and Service of Process.

Each of the Borrowers and each other Credit Party and each other party hereto irrevocably and unconditionally submits, for itself and its property, with respect to this Credit Agreement, any Note or any of the other Credit Documents and all judicial proceedings in respect thereof to the exclusive jurisdiction of the courts of the State of New York in New York County in the Borough of Manhattan or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and, by execution and delivery of this Credit Agreement, each of the Borrowers and the other Credit Parties (i) accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement, any Note or any other Credit Document from which no appeal has been taken or is available; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any person in any way relating to this Credit Agreement, any Note or any other Credit Document in any forum other than the Supreme Court of the State of New York in New York County in the Borough of Manhattan or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).  Each of the Borrowers and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrowers and the other Credit Parties to be effective and binding service in every respect.  Each of the Borrowers, the Agents and the Lenders irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.

9.14          Confidentiality.

Each of the Agents, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who shall maintain the confidential nature of such Information, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Agent, such Lender or the Issuing Lender shall promptly notify the Parent Borrower in advance to the extent lawfully permitted to do so and practicable), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document, Guaranteed Hedging Agreement or Guaranteed Cash Management Agreement or any action or proceeding relating to this Agreement, any other Credit Document, Guaranteed Hedging Agreement or Guaranteed Cash Management Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to (i) any credit risk protection provider or actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund or (v) any third-party service provider that (x) provides audit, regulatory, risk management or market data collecting services to the Administrative Agent or any of the Lenders or (y) provides services to the Administrative Agent or any of the Lenders in connection with the administration of this Agreement, the other Credit Documents and the Commitments (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties that is not, to such Agent’s, Lender’s or Issuing Lender’s knowledge, subject to a confidentiality obligation to Holdco or any of its Affiliates with respect to such Information.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.15          Acknowledgments.

Each of the Borrowers and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Agents and the Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

(c) each Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates;

(d) no joint venture exists among the Lenders or among the Borrowers and the Lenders; and

(e) to the knowledge of the Credit Parties, nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

9.16          Waivers of Jury Trial.

THE BORROWERS, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT, THE MULTICURRENCY AGENT, THE ISSUING LENDER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17          Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the Multicurrency Agent, as applicable, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due from it to any Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, such Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to any Agent or any Lender in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to any Agent or any Lender in such currency, such Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

9.18          Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Credit Party Obligations.  Notwithstanding any provision of this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, the Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided, that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt other than payments to a Borrower.  In the event that any Credit Party other than a Borrower receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 9.18, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

9.19          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9.20          Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, of Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 9.20, the following terms shall have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

                          “Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)

ARTICLE X
GUARANTY OF PARENT BORROWER OBLIGATIONS

10.1  The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement, any Hedging Agreement Provider to enter into any Guaranteed Hedging Agreement and any Cash Management Bank to enter into any Guaranteed Cash Management Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the U.S. Guarantors from the Extensions of Credit hereunder, under any Guaranteed Hedging Agreement and under any Guaranteed Cash Management Agreement, each of the U.S. Guarantors hereby agrees with the Agents and the Lenders as follows:  such U.S. Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all U.S. Obligations.  If any or all of U.S. Obligations become due and payable hereunder or under any Guaranteed Hedging Agreement or under any Guaranteed Cash Management Agreement, each U.S. Guarantor unconditionally promises to pay such U.S. Obligations to the Agents, the Lenders, the Hedging Agreement Providers, the Cash Management Banks or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Agents or the Lenders in collecting any of such U.S. Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a U.S. Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, federal or provincial law relating to fraudulent conveyances or transfers) then the obligations of each such U.S. Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including the Bankruptcy Code).

10.2   Bankruptcy.

Additionally, each of the U.S. Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all U.S. Obligations to the Lenders, any Cash Management Bank and any Hedging Agreement Provider whether or not due or payable by the Parent Borrower upon the occurrence of any of the events specified in Section 7.1(g), and unconditionally promises to pay such U.S. Obligations to the Administrative Agent for the account of the Lenders, to any such Cash Management Bank and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States upon any such occurrence.  Each of the U.S. Guarantors further agrees that to the extent that the Parent Borrower or a U.S. Guarantor shall make a payment or a transfer of an interest in any property to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Parent Borrower or a U.S. Guarantor, the estate of the Parent Borrower or a U.S. Guarantor, a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

10.3   Nature of Liability.

The liability of each U.S. Guarantor hereunder is exclusive and independent of any security for or other guaranty of the U.S. Obligations whether executed by any such U.S. Guarantor, any other guarantor or by any other party, and no U.S. Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Parent Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Parent Borrower, or (e) any payment made to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider on the U.S. Obligations which such Agent, such Lender, such Cash Management Bank or such Hedging Agreement Provider repays the Parent Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the U.S. Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

10.4   Independent Obligation.

The obligations of each U.S. Guarantor hereunder are independent of the obligations of any other U.S. Guarantor or the Parent Borrower, and a separate action or actions may be brought and prosecuted against each U.S. Guarantor whether or not action is brought against any other U.S. Guarantor or the Parent Borrower and whether or not any other U.S. Guarantor or the Parent Borrower is joined in any such action or actions.

10.5   Authorization.

Each of the U.S. Guarantors authorizes each Agent, each Lender, each Cash Management Bank and each Hedging Agreement Provider, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the U.S. Obligations or any part thereof in accordance with this Agreement, any Guaranteed Cash Management Agreement and any Guaranteed Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any U.S. Guarantor or any other party for the payment of the Guaranty under this Article X or the U.S. Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, U.S. Guarantors, the Parent Borrower or other obligors.

10.6   Reliance.

It is not necessary for the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider to inquire into the capacity or powers of the Parent Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any U.S. Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10.7   Waiver.

(a)            Each of the U.S. Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider to (i) proceed against the Parent Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Parent Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in any Agent’s, any Lender’s, any Cash Management Bank’s or any Hedging Agreement Provider’s power whatsoever.  Each of the U.S. Guarantors waives any defense based on or arising out of any defense of the Parent Borrower, any other guarantor or any other party other than payment in full of the U.S. Obligations (other than contingent indemnity obligations), including any defense based on or arising out of (i) the disability of the Parent Borrower, any other Guarantor or any other party, (ii) the unenforceability of the U.S. Obligations or any part thereof from any cause, (iii) the cessation from any cause of the liability of the Parent Borrower other than payment in full of the U.S. Obligations of the Parent Borrower (other than contingent indemnity obligations), (iv) any amendment, waiver or modification of the U.S. Obligations, (v) any substitution, release, exchange or impairment of any security for any of the U.S. Obligations, (vi) any change in the corporate existence or structure of a Borrower or any other Guarantor, (vii) any claims or rights of set off that such Guarantor may have, and/or (viii) any Requirement of Law or order of any Governmental Authority affecting any term of the U.S. Obligations.  Each of the Agents may, at its election, foreclose on any security held by such Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy such Agent or any Agent or Lender may have against the Parent Borrower or any other party, or any security, without affecting or impairing in any way the liability of any U.S. Guarantor hereunder except to the extent the U.S. Obligations of the Parent Borrower have been paid in full and the Commitments have been terminated.  Each of the U.S. Guarantors waives any defense arising out of any such election by any of the Agents or Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Guarantors against the Parent Borrower or any other party or any security.

(b)            Each of the U.S. Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Guaranty under this Article X, and notices of the existence, creation or incurring of new or additional U.S. Obligations.  Each U.S. Guarantor assumes all responsibility for being and keeping itself informed of the Parent Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Obligations and the nature, scope and extent of the risks which such U.S. Guarantor assumes and incurs hereunder, and agrees that neither any Agent nor any Lender shall have any duty to advise such U.S. Guarantor of information known to it regarding such circumstances or risks.

(c)            Each of the U.S. Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Guaranty under this Article X (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders, any Cash Management Bank or any Hedging Agreement Provider (collectively, the “Other Parties”) against the Parent Borrower or any other guarantor of the U.S. Obligations owing to the Lenders, such Cash Management Bank or such Hedging Agreement Provider and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Guaranty under this Article X until such time as the U.S. Obligations shall have been paid in full and the Commitments have been terminated.  Each of the U.S. Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the U.S. Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders, the Cash Management Banks and/or the Hedging Agreement Providers to secure payment of the U.S. Obligations until such time as the U.S. Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

10.8  Limitation on Enforcement.

The Lenders, the Cash Management Bank and the Hedging Agreement Providers agree that the Guaranty under this Article X may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender, Cash Management Bank or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce the Guaranty under this Article X, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement.  The Lenders, the Cash Management Banks and the Hedging Agreement Providers further agree that the Guaranty under this Article X may not be enforced against any director, officer, employee or stockholder of the U.S. Guarantors.

10.9   Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the U.S. Obligations which are the subject of the Guaranty under this Article X and termination of the Commitments relating thereto, confirm to the Parent Borrower, the U.S. Guarantors or any other Person that such U.S. Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

10.10  Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty under this Article X in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10, or otherwise under the Guaranty under this Article X, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement or the release of such Guarantor in accordance with Section 8.11.  Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI
GUARANTY OF CANADIAN OBLIGATIONS AND FOREIGN SUBSIDIARY BORROWER OBLIGATIONS

11.1    The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement, any Hedging Agreement Provider to enter into any Guaranteed Hedging Agreement and any Cash Management Bank to enter into any Guaranteed Cash Management Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, under any Guaranteed Hedging Agreement and under any Guaranteed Cash Management Agreement, each of the Guarantors hereby agrees with the Agents and the Lenders as follows:  such Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Foreign Borrower Obligations.  If any or all of the Foreign Borrower Obligations becomes due and payable hereunder or under any Guaranteed Hedging Agreement or under any Guaranteed Cash Management Agreements, each Guarantor unconditionally promises to pay such Foreign Borrower Obligations to the Agents, the Lenders, the Hedging Agreement Providers, the Cash Management Banks or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Agents or the Lenders in collecting any of the Foreign Borrower Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor would either breach any applicable law or shall be adjudicated to be invalid or unenforceable for any reason (including because of the provisions of applicable state,  provincial, or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under or would not otherwise breach applicable law (whether federal, state or provincial, and including the Bankruptcy Code.

11.2    Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Foreign Borrower Obligations to the Lenders, any Cash Management Agreement and any Hedging Agreement Provider whether or not due or payable by the applicable Foreign Borrower upon the occurrence of any of the events specified in Section 7.1(g), and unconditionally promises to pay such Foreign Borrower Obligations to the Multicurrency Agent for the account of the Lenders, to any such Cash Management Bank and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States upon any such occurrence.  Each of the Guarantors further agrees that to the extent that any Foreign Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Multicurrency Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to any Foreign Borrower or a Guarantor, the estate of any Foreign Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

11.3    Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Foreign Borrower Obligations whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by any Foreign Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Foreign Borrower Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Foreign Borrower, or (e) any payment made to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider on the Foreign Borrower Obligations which such Agent, such Lender, such Cash Management Bank or such Hedging Agreement Provider repays any Foreign Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

11.4    Independent Obligation.The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any Foreign Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any Foreign Borrower and whether or not any other Guarantor or any Foreign Borrower is joined in any such action or actions.

11.5    Authorization.

Each of the Guarantors authorizes each Agent, each Lender, each Cash Management Bank and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Foreign Borrower Obligations or any part thereof in accordance with this Agreement, any Guaranteed Cash Management Agreement and any Guaranteed Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of the Guaranty under this Article XI or the Foreign Borrower Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, Foreign Borrowers or other obligors.

11.6    Reliance.

It is not necessary for the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider to inquire into the capacity or powers of each Foreign Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Foreign Borrower Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

11.7    Waiver.

(a)            Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agents, any Lender, any Cash Management Bank or any Hedging Agreement Provider to (i) proceed against any Foreign Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Foreign Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Agents’, any Lender’s, any Cash Management Bank’s or any Hedging Agreement Provider’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of any Foreign Borrower, any other guarantor or any other party other than payment in full of the Foreign Borrower Obligations (other than contingent indemnity obligations), including any defense based on or arising out of (i) the disability of any Foreign Borrower, any other guarantor or any other party, (ii) the unenforceability of the Foreign Borrower Obligations or any part thereof from any cause, (iii) the cessation from any cause of the liability of each Foreign Borrower other than payment in full of the Foreign Borrower Obligations, (iv) any amendment, waiver or modification of the Foreign Borrower Obligations, (v) any substitution, release, exchange or impairment of any security for any of the Foreign Borrower Obligations, (vi) any change in the corporate existence or structure of any Foreign Borrower or any other Guarantor, (vii) any claims or rights of set off that such Guarantor may have, and/or (viii) any Requirement of Law or order of any Governmental Authority affecting any term of the Foreign Borrower Obligations.  The Agents may, at their election, foreclose on any security held by the Agents by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents or any Lender may have against any Foreign Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Foreign Borrower Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Agents or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any Foreign Borrower or any other party or any security.

(b)            Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Guaranty under this Article XI, and notices of the existence, creation or incurring of new or additional Foreign Borrower Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Foreign Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Foreign Borrower Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)            Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Guaranty under this Article XI (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders or the Other Parties against any Foreign Borrower or any other guarantor of the Foreign Borrower Obligations of each Foreign Borrower owing to the Lenders or the Other Parties and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Guaranty under this Article XI until such time as the Foreign Borrower Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Foreign Borrower Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders, the Cash Management Banks and/or the Hedging Agreement Providers to secure payment of the Foreign Borrower Obligations until such time as the Foreign Borrower Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

11.8    Limitation on Enforcement.

The Lenders, the Cash Management Banks and the Hedging Agreement Providers agree that the Guaranty under this Article XI may be enforced only by the action of the Administrative Agent or Multicurrency Agent acting upon the instructions of the Required Lenders and that no Lender, Cash Management Bank or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce the Guaranty under this Article XI, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Multicurrency Agent for the benefit of the Lenders under the terms of this Credit Agreement.  The Lenders, the Cash Management Banks and the Hedging Agreement Providers further agree that the Guaranty under this Article XI may not be enforced against any director, officer, employee or stockholder of the Guarantors.

11.9    Confirmation of Payment.

The Agents and the Lenders will, upon request after payment of the Foreign Borrower Obligations which are the subject of the Guaranty under this Article XI and termination of the Commitments relating thereto, confirm to each Foreign Borrower, the Guarantors or any other Person that such Foreign Borrower Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 11.2.

11.10  Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty under this Article XI in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.10, or otherwise under the Guaranty under this Article XI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement or the release of such Guarantor in accordance with Section 8.11.  Each Qualified ECP Guarantor intends that this Section 11.10 constitute, and this Section 11.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XII
SPECIAL PROVISIONS APPLICABLE TO LENDERS
UPON THE OCCURRENCE OF A SHARING EVENT

12.1    Participations.

Upon the occurrence and during the continuation of a Sharing Event, the Lenders shall automatically and without further action be deemed to have exchanged interests in the outstanding Loans and outstanding Letters of Credit such that, in lieu of the interests of each Lender in each Loan and each outstanding Letter of Credit, such Lender shall hold an interest in all Loans made to the Borrowers and all outstanding Letters of Credit issued for the account of such Persons or their Subsidiaries at such time, whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof.  The foregoing exchanges shall be accomplished automatically pursuant to this Section 12.1 through purchases and sales of participations in the various Loans and outstanding Letters of Credit as required hereby, although at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same.  All purchases and sales of participating interests pursuant to this Section 12.1 shall be made in U.S. Dollars.  At the request of the Administrative Agent, each Lender which has sold participations in any of its Loans and outstanding Letters of Credit as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent and the Multicurrency Agent.  It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.  For the avoidance of doubt, in the event that on or after the occurrence of a Sharing Event, there shall be a disbursement under a Letter of Credit that is not reimbursed by the Parent Borrower then this paragraph shall apply automatically and without further action to such disbursement.  For purposes of subclause (iii) of the definition of “Excluded Taxes” a Lender that acquires a participation pursuant to this Section 12.1 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

12.2    Administrative Agent’s Determinations Binding.

All determinations by the Administrative Agent pursuant to this Article XII shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk after a Sharing Event for all Loans and Letters of Credit and other Extensions of Credit hereunder in accordance with the provisions hereof.  Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Credit Parties and each of the Lenders.  The Administrative Agent shall have no liability to any Credit Party or Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.3    Participation Payments in U.S. Dollars.

Upon, and after, the occurrence of a Sharing Event (a) no further Extensions of Credit shall be made, (b) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Loans denominated in Canadian Dollars or any Multicurrency Alternative Currency (including any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in U.S. Dollars (taking the Dollar Amount of such amounts on the date payment is made with respect thereto) and shall be distributed by the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and (c) all Commitments shall be automatically terminated.  Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any Extensions of Credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

12.4    Delinquent Participation Payments.

If any amount required to be paid by any Lender pursuant to this Article XII is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (a) the amount so required to be paid by such Lender for the purchase of its participations, (b) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (c) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Article XII shall be conclusive in the absence of manifest error.  Amounts payable by any Lender pursuant to this Article XII shall be paid to the Administrative Agent for the account of the relevant Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

12.5    Settlement of Participation Payments.

Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Article XII, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

12.6    Participation Obligations Absolute.

Each Lender’s obligation to purchase participating interests pursuant to this Article XII shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party or any other Person for any reason whatsoever, (b) the occurrence or continuance of a Default or an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person, (iv) any breach of this Agreement by any Credit Party, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  The Lenders agree that the provisions of this Article XII shall be effective as against each of the Lenders before, during, and after the commencement of any bankruptcy case of any of the Credit Parties.  For the avoidance of doubt, after the occurrence of a Sharing Event, nothing herein shall prohibit a Lender from assigning its Exchange Percentage in obligations hereunder on a non-pro rata basis and as otherwise permitted by Section 9.6.

12.7    Increased Costs; Indemnities.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (a) each Lender which has purchased such participations shall be entitled to receive from the Borrowers any increased costs and indemnities directly from Borrowers to the same extent as if it were the direct Lender as opposed to a participant therein and (b) each Lender which has sold such participations shall be entitled to receive from the Borrowers indemnification from and against any and all Taxes imposed as a result of the sale of the participations pursuant to this Article XII. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Article XII, increased Taxes may be owing by it pursuant to Section 2.21, which Taxes shall be paid (to the extent provided in Section 2.21) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Article XII.

12.8    Provisions Solely to Effect Sharing Arrangement.

The provisions of this Article XII are and are intended solely for the purpose of effecting a sharing arrangement among the Lenders and reflect an agreement among creditors for purposes of defining the relative rights and obligations of the Lenders in relation to one another in connection with such arrangement.  None of the Credit Parties shall have any rights or obligations (except as contemplated by Sections 12.3 and 12.7 hereof) under this Article XII against any Lender, Administrative Agent, Multicurrency Agent or otherwise.  Nothing contained in this Article XII is intended to or shall impair the obligations of the Credit Parties, which are absolute and unconditional, to pay the Credit Party Obligations as and when the same shall become due and payable in accordance with their terms.  All references in this Article XII to a Credit Party shall include such person as a debtor-in-possession and any receiver or trustee for such person in any bankruptcy case thereof.

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